FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-21

Free Writing Prospectus

Structural and Collateral Term Sheet

$744,811,779

(Approximate Initial Pool Balance)

$612,049,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2017-C42

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Barclays Bank PLC

Starwood Mortgage Funding II LLC

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

 as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-C42

December 6, 2017

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner		BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certificate Structure

I.         Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(6)	Certificate Principal U/W NOI Debt Yield(7)
Offered Certificates
A-1(5)	AAAsf/AAA(sf)/Aaa(sf)	$13,377,000	30.000%	(8)	2.75	01/18 – 11/22	41.7%	16.2%
A-2(5)	AAAsf/AAA(sf)/Aaa(sf)	$12,320,000	30.000%	(8)	4.93	11/22 – 12/22	41.7%	16.2%
A-SB(5)	AAAsf/AAA(sf)/Aaa(sf)	$27,697,000	30.000%	(8)	7.04	12/22 – 12/26	41.7%	16.2%
A-3(5)	AAAsf/AAA(sf)/Aaa(sf)	$205,000,000	30.000%	(8)	9.83	12/26 – 11/27	41.7%	16.2%
A-4(5)	AAAsf/AAA(sf)/Aaa(sf)	$229,780,000	30.000%	(8)	9.95	11/27 – 12/27	41.7%	16.2%
A-BP(5)	AAAsf/AAA(sf)/Aaa(sf)	$7,125,000	30.000%	(8)	9.82	10/27 – 10/27	41.7%	16.2%
X-A	AAAsf/AAA(sf)/Aaa(sf)	$488,174,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
X-BP	AAAsf/AAA(sf)/Aaa(sf)	$7,125,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
X-B	A-sf/AAA(sf)/NR	$116,750,000(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
A-S	AAAsf/AAA(sf)/Aa3(sf)	$40,686,000	24.250%	(8)	9.98	12/27 - 12/27	45.1%	15.0%
B	AA-sf/AA(sf)/NR	$39,801,000	18.625%	(8)	9.98	12/27 - 12/27	48.5%	14.0%
C	A-sf/A-(sf)/NR	$36,263,000	13.500%	(8)	9.98	12/27 - 12/27	51.5%	13.1%
Non-Offered Certificates
X-D	BBB-sf/BBB-(sf)/NR	$40,685,000(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-E	BB-sf/NR/NR	$20,343,000(17)	N/A	Variable(18)	N/A	N/A	N/A	N/A
X-F	B-sf/NR/NR	$7,960,000(19)	N/A	Variable(20)	N/A	N/A	N/A	N/A
D	BBB-sf/BBB-(sf)/NR	$40,685,000	7.750%	(8)	9.98	12/27 – 12/27	54.9%	12.3%
E	BB-sf/NR/NR	$20,343,000	4.875%	(8)	9.98	12/27 – 12/27	56.6%	11.9%
F	B-sf/NR/NR	$7,960,000	3.750%	(8)	9.98	12/27 – 12/27	57.3%	11.8%
G	NR/NR/NR	$26,534,190	0.00%	(8)	9.98	12/27 – 12/27	59.5%	11.4%
Non-Offered Eligible Vertical Interest
RR Interest	NR/NR/NR	$37,240,588.98	N/A	WAC(21)	9.58	01/18 – 12/27	N/A	N/A

Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-BP and X-B Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated December 6, 2017 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A, Class X-BP, Class X-B, Class X-D, Class X-E and Class X-F certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and if as a result of such pricing the pass-through rate of any class of Class X-A, Class X-BP, Class X-B, Class X-D, Class X-E and Class X-F certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates in the aggregate. The RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certificate Structure

(5)

For purposes of making distributions to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-BP certificates, the pool of mortgage loans will be deemed to consist of two distinct asset groups: asset group 1 and asset group 2. Asset group 1 will consist of (i) all of the mortgage loans other than the Bass Pro & Cabela’s Portfolio mortgage loan, and (ii) note A-2(B)(1) of the Bass Pro & Cabela’s Portfolio mortgage loan, which represents the call protected portion of the Bass Pro & Cabela’s mortgage loan in the amount of $27,470,000 as of the cut-off date (collectively, the “Group 1 Assets”). Asset group 2 will consist of note A-2(A) of the Bass Pro & Cabela’s Portfolio mortgage loan (the “BP Freely Prepayable Note”), which represents the freely prepayable portion of the Bass Pro & Cabela’s Portfolio mortgage loan in the amount of $7,500,000 as of the cut-off date.

On any distribution date, so long as funds available for distribution on the non-retained certificates are sufficient to make distributions of all interest on such distribution date to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-BP, Class X-A, Class X-BP, Class X-B, Class X-D, Class X-E and Class X-F certificates, interest distributions on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be based upon amounts available for distribution on the non-retained certificates that relate to the Group 1 Assets and interest distributions on the Class A-BP certificates will be based upon amounts available for distribution on the retained certificates that relate to the BP Freely Prepayable Note. In addition, generally, (i) the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be entitled to receive the non-retained percentage of distributions of principal collected or advanced in respect of the Group 1 Assets, and after the certificate balance of the Class A-BP certificates has been reduced to zero, from the non-retained percentage of distributions of principal collected or advanced in respect of the BP Freely Prepayable Note and (ii) the Class A-BP certificates will be entitled to receive the non-retained percentage of distributions of principal collected or advanced in respect of the BP Freely Prepayable Note and after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, from the non-retained percentage of distributions of principal collected or advanced in respect of the Group 1 Assets. However, on and after any distribution date on which the certificate balances of the Class A-S through Class G certificates have been reduced to zero, the non-retained percentage of distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed, pro rata, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-BP certificates.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the RR Interest). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the RR Interest). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(7)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the RR Interest) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the RR Interest) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(8)	The pass-through rates for the Class A-1, A-2, A-SB, A-3, A-4, A-BP, A-S, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-SB, A-3 and A-4 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-BP Certificates are notional amount certificates. The Notional Amount of the Class X-BP Certificates will be equal to the Certificate Balance of the Class A-BP Certificates outstanding from time to time. The Class X-BP Certificates will not be entitled to distributions of principal.

(12)	The pass-through rate for the Class X-BP Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class A-BP Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(14)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(15)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(16)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the Certificate Balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certificate Structure

(18)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(19)	The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the Certificate Balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.

(20)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(21)	The effective interest rate for the RR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Barclays Bank PLC	9	10	$244,881,250	32.9%
Starwood Mortgage Funding II LLC	11	24	212,438,929	28.5
Wells Fargo Bank, National Association	12	27	203,441,600	27.3
Rialto Mortgage Finance, LLC	5	5	84,050,000	11.3
Total	37	66	$744,811,779	100.0%

Loan Pool:

Initial Pool Balance:	$744,811,779
Number of Mortgage Loans:	37
Average Cut-off Date Balance per Mortgage Loan:	$20,130,048
Number of Mortgaged Properties:	66
Average Cut-off Date Balance per Mortgaged Property(1):	$11,285,027
Weighted Average Mortgage Interest Rate:	4.399%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	58.7%
Weighted Average Original Term to Maturity or ARD (months):	119
Weighted Average Remaining Term to Maturity or ARD (months):	118
Weighted Average Original Amortization Term (months)(2):	359
Weighted Average Remaining Amortization Term (months)(2):	359
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.00x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.4%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	59.5%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	55.1%
% of Mortgage Loans with Additional Subordinate Debt(2):	5.4%
% of Mortgage Loans with Single Tenants:	11.5%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 55.1% of the mortgage pool (27 mortgage loans) has scheduled amortization, as follows:

37.6% (14 mortgage loans) provides for an interest-only period followed by an amortization period; and

17.5% (13 mortgage loans) requires amortization during the entire loan term; and

Interest-Only: Based on the Initial Pool Balance, 44.9% of the mortgage pool (10 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 56.0% and 2.33x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 63.1% of the mortgage pool (16 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	64.4% of the pool
Insurance:	46.1% of the pool
Capital Replacements:	67.1% of the pool
TI/LC:	45.6% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed use and other properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

62.2% of the mortgage pool (26 mortgage loans) features a lockout period, then defeasance only until an open period;

29.0% of the mortgage pool (9 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

4.7% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance, then the greater of a prepayment premium or yield maintenance or defeasance until an open period, except as it relates to a $7.5 million component of the mortgage loan which is freely prepayable at any time.

4.1% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period; and

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Based on the seasoning of a mortgage loan, it may no longer be prohibited from prepayment. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$612,049,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-SB, A-3, A-4, A-BP, X-A, X-BP, X-B, A-S, B and C), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).

Mortgage Loan Sellers:	Barclays Bank PLC (“Barclays”), Starwood Mortgage Funding II LLC (“SMF II”), Wells Fargo Bank, National Association (“WFB”) and Rialto Mortgage Finance, LLC (“RMF”).

Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and Barclays Capital Inc.

Co-Manager:	Academy Securities, Inc.

Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	LNR Partners, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Park Bridge Lender Services LLC

Asset Representations Reviewer:	Park Bridge Lender Services LLC

Initial Majority Controlling Class Certificateholder:	Prime Finance CMBS B-Piece Holdco XIV, L.P. or an affiliate

U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.

Risk Retention Consultation Party:	Wells Fargo Bank, National Association

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2017 (or, in the case of any mortgage loan that has its first due date in January 2018, the date that would have been its due date in December 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about December 21, 2017.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2018.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2018.

Rated Final Distribution Date:	The Distribution Date in December 2050.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A, X-BP and X-B Certificates) and $1,000,000 for the Class X-A, X-BP and X-B Certificates. Investments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Issue Characteristics

may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1.0%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms / SF	Cut-off Date Balance Per Room / SF	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
SMF II	One Ally Center	Detroit	MI	1 / 1	$70,000,000	9.4%	Office	976,095	$105	55.1%	55.1%	2.43	x	12.6%
Barclays	16 Court Street	Brooklyn	NY	1 / 1	66,600,000	8.9	Office	325,510	341	63.4	63.4	1.83		8.5
RMF	Logan Town Center	Altoona	PA	1 / 1	55,000,000	7.4	Retail	715,791	108	65.8	60.3	1.39		9.1
Barclays	One Century Place	Nashville	TN	1 / 1	44,000,000	5.9	Office	538,792	123	65.0	65.0	2.73		11.5
Barclays	Moffett Towers II - Building 2	Sunnyvale	CA	1 / 1	40,000,000	5.4	Office	362,563	455	47.0	42.4	2.08		11.9
WFB	1601 Bronxdale Avenue	Bronx	NY	1 / 1	35,000,000	4.7	Mixed Use	304,425	115	52.2	52.2	1.67		8.3
WFB	Bass Pro & Cabela’s Portfolio	Various	Various	1 / 16	34,970,000	4.7	Retail	1,896,527	103	50.4	50.4	2.72		12.8
SMF II	150 West Jefferson	Detroit	MI	1 / 1	32,500,000	4.4	Office	489,786	138	65.5	60.1	1.75		12.1
SMF II	Hilton Dallas Rockwall	Rockwall	TX	1 / 1	30,450,000	4.1	Hospitality	231	131,818	58.6	47.6	2.08		14.8
SMF II	Lennar Corporate Center	Miami	FL	1 / 1	28,600,000	3.8	Office	289,986	99	69.8	63.7	2.22		15.5
Top Three Total/Weighted Average				3 / 3	$191,600,000	25.7%				61.1%	59.5%	1.92	x	10.2%
Top Five Total/Weighted Average				5 / 5	$275,600,000	37.0%				59.6%	57.9%	2.07	x	10.6%
Top Ten Total/Weighted Average				10 / 25	$437,120,000	58.7%				59.3%	56.7%	2.08	x	11.3%
Non-Top Ten Total/Weighted Average				27 / 41	$307,691,779	41.3%				59.8%	53.0%	1.89	x	11.4%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

Property Name	Mortgage Loan Seller in WFCM 2017-C42	Note(s)	Original Balance	Holder of Note(1)	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
One Ally Center	SMF II	A-1	$70,000,000	WFCM 2017-C42	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$32,000,000	MSC 2017-HR2(2)	No
16 Court Street	Barclays	A-1	$66,600,000	WFCM 2017-C42	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$44,400,000	CCUBS 2017-C1	No
Logan Town Center	RMF	A-1	$55,000,000	WFCM 2017-C42	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$22,000,000	UBS 2017-C6(3)	No
One Century Place	Barclays	A-1	$44,000,000	WFCM 2017-C42	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$22,300,000	WFCM 2017-C41	No
Moffett Towers II – Building 2	Barclays	A-1	$43,000,000	Barclays Bank PLC	Yes(5)	Wells Fargo Bank, National Association(5)	LNR Partners, LLC(5)
		A-2	$40,750,000	Barclays Bank PLC	No
		A-3	$40,000,000	WFCM 2017-C42	No
		A-4	$41,250,000	Morgan Stanley Bank, N.A.	No
Bass Pro & Cabela’s Portfolio	WFB	A-1(A-CP)	$37,500,000	GSMS 2017-GS8	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-1(A-NCP)	$10,000,000	GSMS 2017-GS8	No
		A-1(B-CP)	$30,460,000	Goldman Sachs Mortgage Company	No
		A-2(A)	$7,500,000	WFCM 2017-C42	No
		A-2(B)(1)	$27,470,000	WFCM 2017-C42	No
		A-2(B)(2)	$23,500,000	BANK 2017-BNK9(4)	No
		A-3(A-CP)	$20,000,000	UBS 2017-C5	No
		A-3(B-CP)	$24,750,000	CCUBS 2017-C1	No
		A-3(C-CP)	$6,220,000	UBS 2017-C6(3)	No
		A-3(D-NCP)	$2,500,000	UBS 2017-C6(3)	No
		A-3(E-NCP)	$2,500,000	UBS 2017-C6(3)	No
		A-3(F-NCP)	$2,500,000	UBS 2017-C6(3)	No
150 West Jefferson	SMF II	A-1	$35,000,000	MSC 2017-HR2(2)	Yes(6)	Wells Fargo Bank, National Association(6)	LNR Partners, LLC(6)
		A-2	$32,500,000	WFCM 2017-C42	No
Courtyard Los Angeles Sherman Oaks	WFB	A-1	$28,000,000	WFB	Yes(5)	Wells Fargo Bank, National Association(5)	LNR Partners, LLC(5)
		A-2	$27,000,000	WFCM 2017-C42	No
Lakeside Shopping Center	Barclays	A-1	$59,000,000	CGCMT 2017-B1	Yes	Wells Fargo Bank, National	LNR Partners, LLC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

						Association
		A-2	$58,000,000	WFCM 2017-C39	No
		A-3-1	$33,000,000	CGCMT 2017-P8	No
		A-3-2	$25,000,000	WFCM 2017-C42	No
Laguna Cliffs Marriott	WFB	A-1	$85,000,000	BANK 2017-BNK9(4)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$25,000,000	WFCM 2017-C42	No
One Cleveland Center	RMF	A-1	$39,000,000	UBS 2017-C6(3)	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2	$18,000,000	WFCM 2017-C42	No
(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.
(2)	The MSC 2017-HR2 transaction is expected to close on December 22, 2017.
(3)	The UBS 2017-C6 transaction is expected to close on December 13, 2017.
(4)	The BANK 2017-BNK9 transaction is expected to close on December 20, 2017.
(5)	The related whole loan is expected to initially be serviced under the WFCM 2017-C42 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2017-C42 certificates after the closing of such securitization.
(6)	The related whole loan is expected to initially be serviced under the WFCM 2017-C42 pooling and servicing agreement until the securitization of the related control note in the MSC 2017-HR2 transaction, which is expected to close on December 22, 2017. On and after December 22, 2017, the related whole loan is expected to be serviced under the pooling and servicing agreement governing the MSC 2017-HR2 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
5	Barclays	Moffett Towers II - Building 2	$40,000,000	5.4%	NAP	$105,000,000	4.5060%	2.08x	1.23x	11.9%	7.3%	47.0%	76.9%
Total/Weighted Average			$40,000,000	5.4%	NAP	$105,000,000	4.5060%	2.08x	1.23x	11.9%	7.3%	47.0%	76.9%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
3.00	Rialto Mortgage Finance, LLC	Logan Town Center	Altoona	PA	Retail	55,000,000	7.4	MSC 2007 HQ-13
10.00	Starwood Mortgage Funding II LLC	Lennar Corporate Center	Miami	FL	Office	28,600,000	3.8	JPMCC 2007-LDPX
11.00	WFB	Courtyard Los Angeles Sherman Oaks	Sherman Oaks	CA	Hospitality	27,000,000	3.6	BACM 2007-5
12.00	Barclays Bank PLC	Lakeside Shopping Center	Metairie	LA	Retail	25,000,000	3.4	BACM 2007-4
15.00	Starwood Mortgage Funding II LLC	River Park I	Conshohocken	PA	Office	20,300,000	2.7	GSMS 2007-GG10
17.00	Barclays Bank PLC	Hidden Valley Office Park	Bellevue	WA	Office	18,500,000	2.5	MSC 2011-C2
18.00	Rialto Mortgage Finance, LLC	One Cleveland Center	Cleveland	OH	Office	18,000,000	2.4	CLNY 2015-FL3
26.00	WFB	55 West 19th Street	New York	NY	Mixed Use	7,200,000	1.0	RAITF 2015-FL4
31.00	Starwood Mortgage Funding II LLC	Weeksville Crossing	Elizabeth City	NC	Retail	4,700,000	0.6	CSMC 2007-C5
33.00	Starwood Mortgage Funding II LLC	421 Germantown Pike	Plymouth Meeting	PA	Retail	3,545,828	0.5	CGCMT 2008-C7
	Total					$207,845,828	27.9%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at ARD ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF	Loan per SF	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon Or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to ARD (mos.)
26	WFB	55 West 19th Street	NY	Mixed Use	$7,200,000	1.0%	$7,200,000	58.4%	9,250	$778	1.69x	7.9%	53.3%	53.3%	59	59
28	WFB	Melville Corporate Plaza	NY	Office	5,425,000	0.7	4,987,800	40.5	98,624	55	2.16	15.9	52.2	48.0	0	60
Total/Weighted Average					$12,625,000	1.7%	$12,187,800	98.9%			1.89x	11.3%	52.8%	51.0%	34	59
(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	11	$367,875,000	49.4%	60.0%	57.0%	2.12	x	11.6%	10.4%	4.271%
CBD	5	215,700,000	29.0	61.8	59.4	2.04		11.5	10.2	4.466
Suburban	6	152,175,000	20.4	57.4	53.7	2.23		11.7	10.7	3.995
Retail	28	186,219,494	25.0	60.1	54.8	1.88		10.6	9.9	4.483
Anchored	4	91,500,000	12.3	65.1	58.1	1.44		9.5	8.8	4.612
Single Tenant	18	45,770,000	6.1	51.5	49.7	2.45		12.3	11.6	4.464
Super Regional Mall	1	25,000,000	3.4	47.9	47.9	2.74		11.3	10.5	3.770
Shadow Anchored	1	13,181,250	1.8	72.2	61.9	1.66		11.1	10.2	4.608
Unanchored	4	10,768,244	1.4	67.4	55.8	1.43		9.7	9.4	4.963
Hospitality	6	120,724,185	16.2	59.3	50.9	2.01		13.2	11.5	4.528
Full Service	3	82,450,000	11.1	57.5	50.8	2.04		13.0	11.3	4.506
Limited Service	3	38,274,185	5.1	63.1	51.2	1.95		13.5	12.0	4.574
Mixed Use	2	42,200,000	5.7	52.4	52.4	1.67		8.2	7.6	4.505
Industrial/Office	1	35,000,000	4.7	52.2	52.2	1.67		8.3	7.6	4.500
Office/Retail	1	7,200,000	1.0	53.3	53.3	1.69		7.9	7.8	4.530
Multifamily	15	13,250,000	1.8	58.7	54.9	2.18		11.3	10.9	4.735
Low Rise	14	8,500,000	1.1	53.0	53.0	2.66		12.8	12.3	4.553
Garden	1	4,750,000	0.6	68.8	58.2	1.31		8.7	8.5	5.060
Manufactured Housing Community	2	5,643,101	0.8	66.1	54.3	1.43		9.3	9.2	4.914
Manufactured Housing Community	2	5,643,101	0.8	66.1	54.3	1.43		9.3	9.2	4.914
Self Storage	1	5,200,000	0.7	66.7	54.0	1.43		8.9	8.8	4.580
Self Storage	1	5,200,000	0.7	66.7	54.0	1.43		8.9	8.8	4.580
Other	1	3,700,000	0.5	64.2	57.1	1.29		8.5	8.5	5.220
Leased Fee	1	3,700,000	0.5	64.2	57.1	1.29		8.5	8.5	5.220
Total/Weighted Average:	66	$744,811,779	100.0%	59.5%	55.1%	2.00	x	11.4%	10.3%	4.399%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate) and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	7	$143,950,000	19.3%	56.2%	51.1%	1.82	x	11.1%	10.1%	4.243%
Southern	4	84,150,000	11.3	59.6	54.7	1.80		11.1	9.8	4.481
Northern	3	59,800,000	8.0	51.4	46.0	1.86		11.1	10.5	3.909
New York	6	121,222,339	16.3	59.4	58.6	1.76		8.8	8.0	4.367
Michigan	3	103,922,415	14.0	58.4	56.5	2.21		12.5	11.0	4.554
Pennsylvania	4	88,845,828	11.9	64.9	56.9	1.51		10.1	9.3	4.602
Tennessee	2	57,181,250	7.7	66.7	64.3	2.48		11.4	10.4	3.979
Texas	7	47,470,078	6.4	58.3	49.7	2.09		13.4	12.0	4.665
Nevada	2	37,174,185	5.0	64.3	52.3	1.76		12.1	10.9	4.659
Other(3)	35	145,045,684	19.5	57.0	53.1	2.38		12.8	11.7	4.357
Total/Weighted Average	66	$744,811,779	100.0%	59.5%	55.1%	2.00	x	11.4%	10.3%	4.399%

(1)	The mortgaged properties are located in 21 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate secured loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account of any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(3)	Includes 14 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool (1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1,422,415 - 2,000,000	1	$1,422,415	0.2%
2,000,001 - 3,000,000	2	4,847,339	0.7
3,000,001 - 4,000,000	3	10,641,590	1.4
4,000,001 - 5,000,000	2	9,450,000	1.3
5,000,001 - 7,000,000	3	16,425,000	2.2
7,000,001 - 8,000,000	1	7,200,000	1.0
8,000,001 - 9,000,000	3	25,000,000	3.4
9,000,001 - 10,000,000	1	10,000,000	1.3
10,000,001 - 15,000,000	2	27,781,250	3.7
15,000,001 - 20,000,000	4	73,674,185	9.9
20,000,001 - 30,000,000	6	149,850,000	20.1
30,000,001 - 50,000,000	6	216,920,000	29.1
50,000,001 - 70,000,000	3	191,600,000	25.7
Total:	37	$744,811,779	100.0%
Average:	$20,130,048

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1.27 - 1.30	2	$11,900,000	1.6%
1.31 - 1.40	3	14,095,828	1.9
1.41 - 1.50	4	65,843,101	8.8
1.51 - 1.60	2	19,300,000	2.6
1.61 - 1.70	2	41,950,000	5.6
1.71 - 1.80	2	24,400,000	3.3
1.81 - 1.90	2	48,181,250	6.5
1.91 - 2.00	3	79,800,000	10.7
2.01 - 2.50	7	176,746,600	23.7
2.51 - 3.00	9	244,095,000	32.8
3.01 - 3.30	1	18,500,000	2.5
Total:	37	$744,811,779	100.0%
Weighted Average:	2.21x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1.26 - 1.30	2	$11,900,000	1.6%
1.31 - 1.40	4	69,095,828	9.3
1.41 - 1.50	6	48,143,101	6.5
1.51 - 1.60	1	23,950,000	3.2
1.61 - 1.70	5	92,881,250	12.5
1.71 - 1.80	2	59,500,000	8.0
1.81 - 1.90	3	87,996,600	11.8
1.91 - 2.00	1	10,000,000	1.3
2.01 - 2.50	7	207,775,000	27.9
2.51 - 2.94	6	133,570,000	17.9
Total:	37	$744,811,779	100.0%
Weighted Average	2.00x

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Refinance	19	$427,542,362	57.4%
Acquisition	17	308,769,417	41.5
Recapitalization	1	8,500,000	1.1
Total:	37	$744,811,779	100.0%

MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
3.619 - 3.750	1	$40,000,000	5.4%
3.751 - 4.000	3	87,500,000	11.7
4.001 - 4.250	1	66,600,000	8.9
4.251 - 4.500	8	193,770,000	26.0
4.501 - 4.750	14	306,055,435	41.1
4.751 - 5.000	4	17,220,762	2.3
5.001 - 5.250	4	14,243,167	1.9
5.251 - 5.300	2	19,422,415	2.6
Total:	37	$744,811,779	100.0%
Weighted Average	4.399%

UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
7.9 - 8.0	2	$15,400,000	2.1%
8.1 - 9.0	6	121,050,000	16.3
9.1 - 10.0	6	83,488,929	11.2
10.1 - 11.0	2	41,150,000	5.5
11.1 - 12.0	7	187,481,250	25.2
12.1 - 13.0	6	189,470,000	25.4
13.1 - 14.0	2	29,974,185	4.0
14.1 - 15.0	2	38,750,000	5.2
15.1 - 18.0	3	35,447,415	4.8
18.1 - 18.6	1	2,600,000	0.3
Total:	37	$744,811,779	100.0%
Weighted Average	11.4%

UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
7.6 - 8.0	4	$117,000,000	15.7%
8.1 - 9.0	8	95,991,590	12.9
9.1 - 10.0	5	66,097,339	8.9
10.1 - 11.0	7	186,981,250	25.1
11.1 - 12.0	5	158,474,185	21.3
12.1 - 13.0	3	73,920,000	9.9
13.1 - 17.0	4	43,747,415	5.9
17.1 - 17.7	1	2,600,000	0.3
Total:	37	$744,811,779	100.0%
Weighted Average	10.3%

ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
60	2	$12,625,000	1.7%
120	35	732,186,779	98.3
Total:	37	$744,811,779	100.0%
Weighted Average	119 months

(1)	The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized or cross-defaulted with one or more other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio, and debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group (without regard to any limitation on the amount of indebtedness secured by any mortgaged property in such cross-collateralized group). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD) and may be currently prepayable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
59 - 107	2	$12,625,000	1.7%
108 - 120	35	732,186,779	98.3
Total:	37	$744,811,779	100.0%
Weighted Average	118 months

ORIGINAL AMORTIZATION TERM(2)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non- Amortizing	10	$334,770,000	44.9%
300	2	4,022,415	0.5
360	25	406,019,364	54.5
Total:	37	$744,811,779	100.0%
Weighted Average(3)	359 months
(2) The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3) Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non- Amortizing	10	$334,770,000	44.9%
288 - 300	2	4,022,415	0.5
301 - 360	25	406,019,364	54.5
Total:	37	$744,811,779	100.0%
Weighted Average(5)	359 months
(4) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5) Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Hard/Springing Cash Management	13	$339,670,000	45.6%
Springing	15	184,871,017	24.8
Hard/Upfront Cash Management	3	130,300,000	17.5
Soft/Springing Cash Management	2	65,450,000	8.8
None	4	24,520,762	3.3
Total:	37	$744,811,779	100.0%

PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Lockout / Defeasance / Open	26	$463,094,441	62.2%
Lockout / GRTR 1% or YM / Open	9	216,297,339	29.0
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open(7)	1	34,970,000	4.7
Lockout / GRTR 1% or YM or Defeasance / Open	1	30,450,000	4.1
Total:	37	$744,811,779	100.0%
(6) As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.
(7) The mortgage loan identified on exhibit a-1 as Bass Pro & Cabela’s Portfolio has a $7.5 million component that is freely prepayable at any time during the loan term.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
37.1 - 45.0	1	$2,600,000	0.3%
45.1 - 50.0	3	90,000,000	12.1
50.1 - 55.0	6	109,595,000	14.7
55.1 - 60.0	6	145,072,415	19.5
60.1 - 65.0	9	214,819,947	28.8
65.1 - 70.0	11	169,543,167	22.8
70.1 - 72.2	1	13,181,250	1.8
Total:	37	$744,811,779	100.0%
Weighted Average	59.5%

BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
27.7 - 40.0	1	$2,600,000	0.3%
40.1 - 45.0	2	41,422,415	5.6
45.1 - 50.0	7	134,449,185	18.1
50.1 - 55.0	10	153,565,762	20.6
55.1 - 60.0	11	172,893,167	23.2
60.1 - 65.0	6	239,881,250	32.2
Total:	37	$744,811,779	100.0%
Weighted Average	55.1%

AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Interest-only, Balloon	10	$334,770,000	44.9%
Interest-only, Amortizing Balloon	13	247,481,250	33.2
Amortizing Balloon	12	109,760,529	14.7
Interest-only, Amortizing ARD	1	32,500,000	4.4
Amortizing ARD	1	20,300,000	2.7
Total:	37	$744,811,779	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
12	3	$28,550,000	3.8%
24	2	17,881,250	2.4
36	3	38,900,000	5.2
60	6	194,650,000	26.1
Total:	14	$279,981,250	37.6%
Weighted Average	49 months

SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
0	20	$392,675,000	52.7%
1	13	262,144,364	35.2
2	2	63,570,000	8.5
4	1	25,000,000	3.4
12	1	1,422,415	0.2
Total:	37	$744,811,779	100.0%
Weighted Average	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

V.	Certain Terms and Conditions

Allocation Between the RR Interest and the Non-Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by 95% (each, the respective “Percentage Allocation Entitlement”).
Interest Entitlements:	The interest entitlement of each Class of Non-Retained Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on the one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class V and R Certificates) will be allocated among such Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such class of Certificates. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.
Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Non-Retained Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Non-Retained Certificates. The chart also shows the allocation between the RR Interest and the Non-Retained Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Non-Retained Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated between the RR Interest and the Non-Retained Certificates and the manner in which the Non- Retained Certificate allocations are further allocated to certain Classes of those Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class V and R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-BP, X-B, X-D, X-E, X-F, V or R Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A, X-BP, X-B, X-D, X-E and X-F certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

(1)	The Class X-A, X-BP, X-B, X-D, X-E and X-F Certificates are interest-only certificates.
(2)	The Class X-D, X-E and X-F Certificates and the RR Interest are Non-Offered Certificates.
(3)	Other than the Class X-D, X-E, X-F, V and R Certificates and the RR Interest.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Non-Retained Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-BP, Class X-A, Class X-BP, Class X-B, Class X-D, Class X-E and Class X-F certificates, in respect of interest, concurrently, as follows:

(A)       to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, from the portion of funds available for distribution attributable to the Group 1 Assets for such distribution date, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

(B)       to the Class A-BP certificates, from the portion of funds available for distribution attributable to the BP Freely Prepayable Note for such distribution date, up to an amount equal to the interest entitlement for that class; and

(C)       to the Class X-A, Class X-BP, Class X-B, Class X-D, Class X-E and Class X-F certificates, from the portion of funds available for distribution attributable to all of the mortgage loans for such distribution date, without regard to asset groups, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

However, if on any distribution date, the funds available for distribution are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes, without regard to asset groups.

2.    Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-BP certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority: (A) to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to the extent of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

funds allocable to principal attributable to the Group 1 Assets and, after certificate balance of the Class A-BP certificates has been reduced to zero, the remaining funds allocable to principal attributable to the BP Freely Prepayable Note, as follows: (i) first, to principal on the Class A-SB Certificates, until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero; and (vi) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero; and (B) to the Class A-BP certificates, to the extent of funds allocable to principal attributable to the BP Freely Prepayable Note and, after the certificate balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, the remaining funds attributable to the Group 1 Assets until the certificate balance of the Class A-BP certificates has been reduced to zero.

However, if the certificate balances of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-BP certificates and the RR Interest have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-BP certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB scheduled principal balance or asset groups.

3. Class A-1, A-2, A-SB, A-3, A-4 and Class A-BP Certificates: To reimburse the holders of the Class A-1, A-2, A-SB, A-3, A-4 and Class A-BP Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.    Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.    Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4, A-BP and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.    Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4, A-BP, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.    After the Class A-1, A-2, A-SB, A-3, A-4, A-BP, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C and D Certificates, the product of (a) the Non-Retained Certificates’ Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-BP Certificates and the RR Interest) for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-BP Certificates and the RR Interest) for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of the Non-Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above and (y) to the RR Interest, its Percentage Allocation Entitlement of the yield maintenance charges or prepayment premiums.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class A-BP, X-BP, X-D, X-E, X-F, E, F, G, V or R certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-SB, A-3, A-4, A-BP, A-S, B, C, D, E, F and G Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth to the Class B Certificates; seventh to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-SB, A-3, A-4 and A-BP Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-SB, A-3 or A-4 Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-BP Certificates will be reduced by the amount of all losses that are allocated to the Class A-BP Certificates as write-offs in reduction of its Certificate Balance. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of their Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Non-Retained Certificates will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-SB, A-3, A-4, A-BP, X-A, X-BP, X-B, X-D, X-E and X-F Certificates would be affected on a pari passu basis).
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan as of the date of such determination.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-SB, A-3, A-4, A-BP, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R Certificates and the RR Interest) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes (other than the Class V and R Certificates and RR Interest) of certificates would have to voluntarily participate in the exchange.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class E, F and G Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class of Certificates among the Control Eligible Certificates.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class(es)) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when (i) the Class E Certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; or (ii) a holder of a majority of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the WFCM 2017-C42 pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder and except with respect to Servicing Shift Whole Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party and except with respect to Servicing Shift Whole Loans (as defined below)) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a Servicing Shift Whole Loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each whole loan marked with footnote (4) under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” (each, a “Servicing Shift Whole Loan”), prior to the applicable Servicing Shift Securitization Date, the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the WFCM 2017-C42 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the three preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, if the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2017-C42 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2017-C42 pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by Certificate Balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the Control Eligible Certificates, if any, that would be the controlling class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2017-C42 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the directing certificateholder for any securitization holding a pari passu companion loan will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

With respect to (x) any serviced whole loan and (y) any Servicing Shift Whole Loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the WFCM 2017-C42 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitute a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of the Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator. The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by the Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

holding at least 75% of the appraisal-reduced voting rights of all Principal Balance Certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-SB, A-3, A-4, A-BP, A-S, B, C and D Certificates are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2017-C42 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2017-C42 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2017-C42 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2017-C42 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2017-C42 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Controlling Class Certificateholder:	It is expected that Prime Finance CMBS B-Piece Holdco XIV, L.P. or an affiliate will be the initial majority controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Certain Terms and Conditions

each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ALLY CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ALLY CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ALLY CENTER

One Ally Center
500 Woodward Avenue
Detroit, MI 48226
DETROIT
Downtown
Midtown
Detroit Financial District
Eastern Market
Greektown
Bricktown
Corktown
West Side Industrial
WAYNE COUNTY
Lafayette Park
Lafayette Plaisance Park
Brewster Park
Brewery Park
Comerica Park
Ford Field
Fox Theater
Millennium Bell
Grand Circus Park
Detroit Opera House
Music Hall Ctr. for the Performing Arts
Franklin Murphy Hall of Justice
Greektown Casino
Natl. Automotive History Collection
Compuware, Quicken Loans Headquarters
1001 Woodward
Cadillac Tower
Campus Martius Park
Wayne County Building
Millender Center
Renaissance Center Tower 600
GM Renaissance Center
University of Detroit Mercy School of Law
US District Court
Penobscot Building
The Guardian Building
Coleman A Young Mun. Center
Hunt Plaza
Dodge Fountain
Detroit Wayne County Port Authority
International Waterfront
Cobo Center
Joe Louis Arena
Wayne County Community College Downtown Campus
MGM Grand Detroit
One Energy Plaza
DTE Energy
Detroit Police Department
Wayne County Administration
Savoyard Park
Brew Detroit
West Riverfront Park
Detroit Metro-Wayne County Airport 20 miles
DETROIT PEOPLE MOVER
DETROIT WINDSOR TUNNEL
Detroit River
UNITED STATES
CANADA
WINDSOR
Festival Plaza
Riverside Dr.
The Colosseum at Caesars Windsor
Dieppe Gardens
Chimczuk Museum
Windsor Community Museum
Fisher Frwy
Chrysler Frwy
John C. Lodge Frwy
Grand River Ave.
Michigan Ave.
Woodward Ave.
Jefferson Ave.
Gratiot Ave.
Lafayette Blvd.
W. Fort St.
W. Congress St.
W. Jefferson Ave.
W. Lafayette Blvd.
75
375
10
12
85
1
3
Waterford
Pontiac
Rochester Hills
Shelby
Troy
Clinton
West Bloomfield
Sterling Heights
Farmington Hills
Warren
St. Clair Shores
Southfield
MICHIGAN
Livonia
Lake St. Clair
Canton
Westland
Dearborn
DETROIT
WINDSOR
CANADA
ONTARIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – One Ally Center

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$70,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$70,000,000			Location:	Detroit, MI
% of Initial Pool Balance:	9.4%			Size:	976,095 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$104.50
Borrower:	500 Webward LLC			Year Built/Renovated:	1992/NAP
Borrower Sponsor:	Bedrock Real Estate Services			Title Vesting:	Leasehold
Mortgage Rate:	4.516%			Property Manager:	Self-managed
Note Date:	November 20, 2017			4th Most Recent Occupancy (As of) (4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	NAV
Maturity Date:	December 6, 2027			2nd Most Recent Occupancy (As of):	79.5% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	96.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	94.3% (10/18/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	NAV
Call Protection(2):	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(4):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(5):	$7,207,373 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$10,088,481 (TTM 9/30/2017)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$30,714,612
				U/W Expenses:	$17,866,862
				U/W NOI(5):	$12,847,750
Escrows and Reserves(3):				U/W NCF:	$11,371,879
				U/W NOI DSCR(1):	2.75x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.43x
Taxes	$500,000	$347,042	NAP	U/W NOI Debt Yield(1):	12.6%
Insurance	$332,498	$26,499	NAP	U/W NCF Debt Yield(1):	11.1%
Replacement Reserves	$0	$16,325	$500,000	As-Is Appraised Value:	$185,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 17, 2017
Deferred Maintenance	$752,123	$0	NAP	Cut-off Date LTV Ratio(1):	55.1%
Ground Rent Reserve	$214,630	$214,630	NAP	LTV Ratio at Maturity or ARD(1):	55.1%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Ally Center Whole Loan (as defined below).

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of January 6, 2018. Defeasance of the One Ally Center Mortgage Loan is permitted at any time after the earlier to occur of (i) November 20, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C42 securitization trust closing date in December 2017.

(3)	See “Escrows” section.

(4)	Full year NOI prior to 2016 and historical occupancy prior to December 31, 2015 is unavailable due to the Borrower sponsor acquiring the property in March 2015.

(5)	Ally Financial Inc. (“Ally”) executed a lease in 2015 for 316,997 square feet and approximately $7.1 million in underwritten base rent. Ally began taking occupancy in April 2016 and took full occupancy by October 2016. Ally’s free rent period ended July 2017.

The Mortgage Loan. The mortgage loan (the “One Ally Center Mortgage Loan”) is part of a whole loan (the “One Ally Center Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the leasehold interest in a 976,095 square-foot office building located in Detroit, Michigan (the “One Ally Center Property”). The One Ally Center Whole Loan was originated on November 20, 2017 by Starwood Mortgage Capital LLC. The One Ally Center Whole Loan had an original principal balance of $102,000,000, has an outstanding principal balance as of the Cut-off Date of $102,000,000 and accrues interest at an interest rate of 4.516% per annum. The One Ally Center Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of interest-only through its term. The One Ally Center Whole Loan has a maturity date on December 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and represents the controlling interest in the One Ally Center Whole Loan. The non-controlling Note A-2, had an original principal balance of $32,000,000, has an outstanding principal balance as of the Cut-off Date of $32,000,000, is expected to be contributed to the MSC 2017-HR2 trust, which is expected to close on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ALLY CENTER

December 22, 2017. The mortgage loan seller provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the preliminary prospectus. The following table presents a summary of the promissory notes comprising the One Ally Center Whole Loan.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	WFCM 2017-C42	Yes
A-2	$32,000,000	MSC 2017-HR2	No
Total	$102,000,000

Following the lockout period, the One Ally Center Borrower (as defined below) has the right to defease the One Ally Center Whole Loan in whole, but not in part. In addition, the One Ally Center Whole Loan is prepayable without penalty on or after September 6, 2027. The lockout period will expire on the earlier of (i) two years after the closing date of the last note to be securitized and (ii) November 20, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$102,000,000	99.3%	Loan payoff	$98,405,549	95.8%
Borrower sponsor equity contribution	740,401	0.7	Closing costs	2,535,601	2.5
			Reserves	1,799,251	1.8

Total Sources	$102,740,401	100.0%	Total Uses	$102,740,401	100.0%

The Property. The One Ally Center Property consists of a ground leasehold interest in a 976,095 square-foot, Class A office building and an adjacent seven-level parking garage (the “One Ally Center Parking Garage”) and related land located in Detroit, Michigan. The One Ally Center Property is located along Woodward Avenue in Detroit. Serving as the main thoroughfare between the central business district (“CBD”) and midtown Detroit, Woodward Avenue has direct access to the regional highway network and featuring a new streetcar line known as the QLine, which opened in early 2017 and stops directly in front of the One Ally Center Property. Constructed in 1992, the One Ally Center Property sits on an approximately 2.9-acre site within the Detroit CBD. The One Ally Center Property includes an adjacent seven-level parking garage (2,070 spaces, 2.1 per 1000 square feet), 24-hour manned security and tenant amenities including two restaurants, a 10,078 square-foot Pulse Fitness, LLC fitness center and proximity to the Detroit People Mover. The One Ally Center Property struggled during the early 2000’s recession and was foreclosed on in 2007 by iStar Financial, Inc., which retained the fee simple interest in the One Ally Center Property. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

As of October 18, 2017, the One Ally Center Property was 94.3% leased to 20 tenants across a variety of industries, including Ally (32.5% NRA), Clark Hill PLC (7.9% NRA), Dickinson Wright PLLC (7.7% NRA), the Internal Revenue Service (7.2% NRA), PricewaterhouseCoopers LLP (7.2% NRA), McCann-Erickson USA, Inc. (5.1% NRA) and Foley & Lardner LLP (4.1% NRA).

Ally (formerly known as General Motors Acceptance Corporation) is a bank holding company founded by General Motors Corporation in 1919. The company provides financial services including auto financing, corporate financing, insurance, mortgages, stock brokerage, and online banking. Ally has been headquartered in Detroit since the company’s inception and is currently headquartered at the One Ally Center Property. Ally has consolidated approximately 1,500 employees in Southeast Michigan into the One Ally Center Property from five locations around greater Detroit, including Renaissance Center, Southfield Town Center, the Galleria Officentre in Southfield, the Auburn Hills Corporate Center and Troy Technology Park. Ally had an original lease commencement date in April 2016.

Clark Hill PLC (“Clark Hill”) is a legal firm which employs over 450 attorneys and professionals across 17 offices in Arizona, Delaware, Illinois, Michigan, New Jersey, Pennsylvania, Washington, DC, and West Virginia, among other states, and in Ireland, making it the second largest Michigan-based law firm according to a business publication. The firm’s practice areas include administrative and behavioral healthcare law, corporate restructuring and bankruptcy, estate planning and probate, government and public affairs, insurance and reinsurance, municipal finance, litigation, white collar criminal defense, economic development services, commercial and real estate finance transactions, product liability, intellectual property, and appellate. Clark Hill is headquartered at the One Ally Center Property.

Dickinson Wright PLLC (“Dickinson Wright”) is a general practice business law firm with over 425 attorneys among more than 40 practice areas and 19 industry groups and was founded in Detroit in 1878. The firm’s headquarters has been located at the One Ally Center Property since 1992. The firm has 18 offices, including six in Michigan, 11 other domestic offices, and one office in Canada.

PricewaterhouseCoopers LLP (“PWC”) is a multinational professional services firm headquartered in London, United Kingdom. PWC’s professional services include audit and assurance, tax and consulting that covers such areas as cybersecurity, privacy and human resources. The One Ally Center Property serves as PWC’s regional office for all clients in Michigan and northwest Ohio and is home to more than 700 consultants. PWC relocated from a building downtown to the One Ally Center Property in 2012.

The Internal Revenue Service’s (“IRS”) office at the One Ally Center is the largest of six offices with public-facing services that the IRS maintains in Michigan, and the only public-facing Taxpayer Assistance Center in the Detroit metropolitan area. The IRS’ improvements to its premises at the One Ally Center Property included significant structural work to support large volume document storage as well as extensive access control and security systems.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ALLY CENTER

The following table presents certain information relating to the tenancy at the One Ally Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Ally	BB+/Ba3/BB+	316,997	32.5%	$22.50	$7,132,433	39.1%	12/31/2028(3)
Clark Hill	NR/NR/NR	76,869	7.9%	$12.91	$992,355	5.4%	12/31/2029(4)
Dickinson Wright	NR/NR/NR	75,177	7.7%	$17.00	$1,278,009	7.0%	9/7/2022(5)
PWC	NR/NR/NR	70,184	7.2%	$22.00	$1,544,048	8.5%	10/31/2023(6)
IRS	AAA/Aaa/AA+u	69,920	7.2%	$15.31	$1,070,705	5.9%	4/30/2021(7)
Total Major Tenants		609,147	62.4%	$19.73	$12,017,550	65.9%

Non-Major Tenants		311,265	31.9%	$19.95	$6,210,595	34.1%

Occupied Collateral Total		920,412	94.3%	$19.80	$18,228,145	100.0%

Vacant Space		55,683	5.7%

Collateral Total		976,095	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2018 and investment grade tenant leases underwritten to average rent over the remaining terms of its respective lease, totaling approximately $430,310.

(3)	Ally has three, five-year lease renewal options.

(4)	Clark Hill has two, five-year lease renewal options. Clark Hill has a one-time right to terminate its lease effective January 2025 by providing 12 months’ notice and payment of unamortized leasing costs. Additionally, Clark Hill has a one-time right to contract by 25,480 square feet effective January 2025 with six months’ notice and payment of unamortized leasing costs.

(5)	Dickinson Wright has one, ten-year lease renewal option.

(6)	PWC has two, five-year lease renewal options. PWC has a one-time right to terminate its lease effective December 2019 with ten months’ notice and payment of a termination fee equal to three months’ rent and unamortized leasing costs. Additionally, PWC has an ongoing right to contract by up to 25% of its leased space until January 2021 with nine months’ notice and payment of unamortized leasing costs.

(7)	The IRS has an ongoing right to terminate its lease with three months’ notice and no termination fee.

The following table presents certain information relating to the lease rollover schedule at the One Ally Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	7,901	0.8%	7,901	0.8%	$150,119	0.8%	$19.00
2017	0	0	0.0%	7,901	0.8%	$0	0.0%	$0.00
2018	1	12,702	1.3%	20,603	2.1%	$270,644	1.5%	$21.31
2019	1	8,547	0.9%	29,150	3.0%	$190,171	1.0%	$22.25
2020	2	48,902	5.0%	78,052	8.0%	$1,028,155	5.6%	$21.02
2021	5	171,505	17.6%	249,557	25.6%	$3,042,821	16.7%	$17.74
2022	4	92,447	9.5%	342,004	35.0%	$1,708,999	9.4%	$18.49
2023	1	70,184	7.2%	412,188	42.2%	$1,544,048	8.5%	$22.00
2024	1	39,560	4.1%	451,748	46.3%	$483,475	2.7%	$12.22
2025	0	0	0.0%	451,748	46.3%	$0	0.0%	$0.00
2026	1	49,730	5.1%	501,478	51.4%	$1,192,924	6.5%	$23.99
2027	0	0	0.0%	501,478	51.4%	$0	0.0%	$0.00
Thereafter	3	418,934	42.9%	920,412	94.3%	$8,616,789	47.3%	$20.57
Vacant	0	55,683	5.7%	976,095	100.0%	$0	0.0%	$0.00
Total/Weighted Average	20	976,095	100.0%			$18,228,145	100.0%	$19.80

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ALLY CENTER

The following table presents historical occupancy percentages at the One Ally Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(2)	12/31/2016(2)	10/18/2017(3)
NAV	NAV	79.5%	96.6%	94.3%

(1)	Historical occupancy prior to December 31, 2015 is unavailable due to the Borrower sponsor acquiring the property in March 2015.

(2)	Information obtained from the One Ally Center Borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating history and underwritten net cash flow at the One Ally Center Property:

Cash Flow Analysis(1)(2)

	2016		TTM 9/30/2017		U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$11,402,810		$13,725,555		$18,228,145	(3)	59.3%	$18.67
Grossed Up Vacant	0		0		973,492		3.2	1.00
Total Reimbursables	4,431,513		4,528,196		3,781,943		12.3	3.87
Tenant Bill Backs	881,728		1,329,664		1,329,664		4.3	1.36
Parking Income	7,730,698		8,529,329		7,753,829		25.2	7.94
Other Income	93,720		78,181		78,181		0.3	0.08
Less Vacancy & Credit	0		0		(1,430,641	)(4)	(4.7)	(1.47)
Effective Gross	$24,540,469		$28,190,925		$30,714,612		100.0%	$31.47

Total Operating Expenses	$17,333,096		$18,102,444		$17,866,862		58.2%	$18.30

Net Operating Income	$7,207,373		$10,088,481		$12,847,750		41.8%	$13.16
TI/LC	0		0		1,279,976		4.2	1.31
Capital Expenditures	0		0		195,895		0.6	0.20
Net Cash Flow	$7,207,373		$10,088,481		$11,371,879		37.0%	$11.65

NOI DSCR(5)	1.54	x	2.16	x	2.75	x
NCF DSCR(5)	1.54	x	2.16	x	2.43	x
NOI DY(5)	7.1%		9.9%		12.6%
NCF DY(5)	7.1%		9.9%		11.1%

(1)	Ally executed a lease for 316,997 square feet and approximately $7.1 million in base rent in 2015. Ally began taking occupancy in April 2016 and took full occupancy by September 2016. Ally’s free rent period ended June 2017.

(2)	Full year operating history prior to 2016 is unavailable due to the borrower sponsor acquiring the One Ally Center Property in March 2015.
(3)	U/W Base Rent includes contractual rent steps through June 2018 and investment grade tenant leases underwritten to average rent over the remaining terms of its respective lease, totaling approximately $430,310.

(4)	The underwritten economic vacancy is 4.5%. The One Ally Center Property was 94.3% leased as of October 18, 2017.

(5)	Debt service coverage ratios and debt yields are based on the One Ally Center Whole Loan.

Appraisal. As of the appraisal valuation date of October 17, 2017 the One Ally Center Property had an “as-is” appraised value of $185,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated October 30, 2017, there was no evidence of any recognized environmental conditions at the One Ally Center Property.

Market Overview and Competition. The One Ally Center Property is located in the Detroit CBD submarket of the Detroit market. According to a market report, the Detroit CBD submarket had approximately 7.5 million square feet of Class A office inventory as of November 2017. According to the appraisal as of October 2017, the Detroit CBD submarket had average asking rents of $23.67 per square foot and a vacancy rate of 7.5%. According to the appraisal, the 2017 estimated population within a one-mile radius of the One Ally Center Property was 7,355, while the 2017 estimated median household income within the same radius was $34,866. Within the city of Detroit, the 2017 estimated population was 658,250, while the 2017 estimated median household income was $27,134.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ALLY CENTER

The following table presents certain information relating to comparable office leases for the One Ally Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Campus Martius Detroit, MI	2003	100%	0.2 miles	Microsoft	Dec. 2017 / 7.7 Yrs.	43,119	$25.75	MG
One Kennedy Square Detroit, MI	2006	100%	0.2 miles	Ernst & Young	Oct. 2016 / 10 Yrs.	37,277	$16.75	NNN
150 West Jefferson Detroit, MI	1989	93%	0.2 miles	Amazon	Jul. 2017 / 7.3 Yrs.	20,465	$25.50	MG
150 West Jefferson Detroit, MI	1989	93%	0.2 miles	Jams, Inc.	Jun. 2017 / 7.5 Yrs.	6,211	$25.00	MG

(1)	Information obtained from the appraisal and third party reports.

The Borrower. The One Ally Center Borrower for the One Ally Center Whole Loan is 500 Webward LLC (the “One Ally Center Borrower”), a recycled Michigan limited liability company and a special purpose entity with two independent directors. Legal counsel to the One Ally Center Borrower delivered a non-consolidation opinion in connection with the origination of the One Ally Center Whole Loan. Zup Ventures LLC is the guarantor of certain non-recourse carveouts under the One Ally Center Whole Loan. The loan documents require that, during any period commencing when a claim is made under any of the guaranties and ending once such claim has been fully resolved or paid, the guarantor maintain a net worth of at least $40,000,000 and liquid assets of at least $8,000,000.

The Borrower Sponsor. The borrower sponsor is Bedrock Real Estate Services (“Bedrock”). Bedrock and the One Ally Center Borrower are both ultimately owned by the Daniel B. Gilbert Trust UAD 12/23/96, as amended, a trust controlled by Mr. Daniel Gilbert and managed by an affiliate of Bedrock. Bedrock is the real estate investment company owned by Mr. Gilbert. Mr. Gilbert is the Chairman and founder of Quicken Loans, Inc. Detroit-based Bedrock is a real estate firm specializing in acquiring, developing, leasing, financing, and managing commercial and residential buildings. Since its founding in 2011, Bedrock and its affiliates have acquired and developed more than 100 properties in downtown Detroit and Cleveland totaling more than 16 million square feet. Bedrock’s current portfolio consists of more than 90 commercial properties totaling more than 15 million square feet throughout downtown Detroit.

Escrows. The One Ally Center Whole Loan documents provide for upfront escrows in the amount of $500,000 for real estate taxes, $332,498 for insurance premiums, $752,123 for deferred maintenance and $214,630 for a ground rent reserve. The loan documents also provide for ongoing monthly escrow deposits of $347,042 for real estate taxes, $26,499 for insurance premiums, $16,325 for replacement reserves (subject to a cap of $500,000) and $214,630 for ground rent.

If (i) an event of default occurs under the One Ally Center Whole Loan or (ii) the debt service coverage ratio at the One Ally Center Property falls below 2.00x calculated based on the trailing twelve months, the One Ally Center Borrower is required to make monthly deposits of $102,029 (approximately $1.25 per square foot annually) for TI/LCs. Upon the One Ally Center Property achieving a debt service coverage ratio of 2.00x or greater calculated based on the trailing twelve months for two consecutive calendar quarters, the ongoing TI/LC reserve collections will be suspended and funds on deposit in the TI/LC reserve will be disbursed to the One Ally Center Borrower.

Lockbox and Cash Management. The One Ally Center Whole Loan is structured with a hard lockbox and upfront cash management. The One Ally Center Borrower was required at origination to deliver letters to all tenants at the One Ally Center Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the One Ally Center Borrower or manager are required to be deposited in the lockbox account within one business day following receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow required to be deposited to an excess cash reserve to be held as additional security during the existence of certain events for the One Ally Center Whole Loan.

Property Management. The One Ally Center Property is managed by Bedrock Management Services LLC, an affiliate of the One Ally Center Borrower.

Assumption. Commencing on November 20, 2018, the One Ally Center Borrower has the right to transfer the One Ally Center Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the One Ally Center Borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the One Ally Center companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE ALLY CENTER

Future Expansion. During the term of the One Ally Center Whole Loan, the One Ally Center Borrower will be permitted to expand the One Ally Center Parking Garage by adding additional stories and/or building additional improvements on top of the One Ally Center Parking Garage structure, provided that the construction complies with the requirements contained in the One Ally Center Whole Loan documents. The One Ally Center Borrower will have the option to structure such expansion either (a) as part of the One Ally Center Whole Loan’s collateral, or (b) by converting the One Ally Center Property to condominium ownership with the One Ally Center Borrower’s condominium unit being comprised of the current One Ally Center Property and the One Ally Center Parking Garage structure and a second condominium unit being comprised of the air rights over the current One Ally Center Parking Garage structure in which an affiliate of the One Ally Center Borrower would construct the expansion, subject in either case to the compliance with the requirements contained in the One Ally Center Whole Loan documents. The construction of an office property under either structure is not permitted under the One Ally Center Whole Loan documents. Before converting the One Ally Center Property to a condominium structure, the One Ally Center Whole Loan documents require, among other conditions, (i) a REMIC opinion, (ii) satisfaction of an LTV Ratio not greater than 125%, (iii) a rating agency confirmation and (iv) lender approval of the condominium documents.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. The Borrower’s interest in the One Ally Center Property is pursuant to a ground lease with an affiliate of iStar Financial Inc. as the landlord. The ground lease commenced on March 31, 2015 and has an initial lease expiration of March 31, 2114 with two, 30-year extension options at the lessee’s option, making the final expiration date March 31, 2174. The annual ground rent is currently $2.58 million and increases annually by 1.5%; however, at the end of each tenth lease year, the rent increases by the greater of (i) 1.5% over the prior year or (ii) the cumulative CPI increase over the prior ten-year period capped at 1.2x the rent paid at the beginning of the applicable 10-year period. The One Ally Center Borrower is required to make monthly deposits for ground rental payments.

Terrorism Insurance. The One Ally Center Borrower is required to obtain insurance for domestic and foreign acts of terrorism (as defined in the Terrorism Risk Insurance Program Reauthorization Act of 2007 as amended or replaced) in an amount equal to the full replacement cost of the One Ally Center Property and business interruption insurance of at least 18 months required under the One Ally Center Whole Loan documents; provided that, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or a subsequent statute, extension or reauthorization) is not in effect, the One Ally Center Borrower will not be required to pay annual premiums for terrorism insurance in excess of an amount equal to two times the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the One Ally Center Property on a stand-alone basis at the time that any terrorism coverage is excluded from any applicable policy (but the One Ally Center Borrower will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such amount).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

16 Court Street

- VACANT
- Building
- 2017 – 2018
- 2019 – 2022
- 2023 – 2026
- 2027+

Floor	Tenants
ROOF	Repeater Comm. Corp • 1,300 SF • 1/23
36	J Frankl Associates Inc., M Architecture P.C., and Charles Mallea Architects PLLC • 4,165 SF • 10/25
35	Hilros Corp. • 4,053 SF • 12/24
34	Brooklyn School of Languages LLC • 4,053 SF • 5/23
33	Jeanne Goodman, M.D. and Amit Mediratta, M.D. • 1,032 SF • 3/18; Flamhaft Levy Hirsch & Rendeiro LLP 2,746 SF • 3/18; Stephanie Samboy and Brad Lacroix 311 SF • 3/18
32	The City University of New York • 4,053 SF • 8/24
31	The City University of New York • 4,053 SF • 8/24
30	Everything Brooklyn Media LLC • 4,165 SF • 5/25
29	Suite 2901, LLC • 2,023 SF • 5/22; Curt Arnel • 2,092 SF • 12/22
28	Socrates Resources LLC • 4,053 SF • 4/24
27	Reproductive Specialists of New York LLP • 4,049 SF • 1/20
26	Friedman Khafif & Sanchez LLP • 4,330 SF • 4/24
25	C.A. Goldberg, PLLC 1,206 SF • 1/22; C.A. Goldberg, PLLC 706 SF • 1/22; Bluemark Holding Corp 1,413 SF • 3/19; Chesreitz, Inc. 1,910 SF • 3/19; Joseph Owen & Josephine Owen 1,300 SF • 7/18
24	Severance, Burko, Spuller & Mascone P.C. • 3,981 SF • 6/24; Ortega Psychology PLLC 734 SF • 6/25; Bridge Security Services, Inc. 1,111 SF • 6/25; Nesor Associates LLC 1,402 SF • 12/24
23	T.D. Nickel & Associates, LLC 1,581 SF • 12/18; Goldberg & Cohn, LLP 1,785 SF • 12/18; Irwin Kaplan 1,531 SF • 12/18; Lost Light Projects, Inc. 1,399 SF • 9/21; Mrs. Giles Whiting Foundation 1,023 SF • 1/22
22	William Rothberg, Esq. 4,371 SF • 12/21; Jack G. Court Street LLC • 2,854 SF • 12/21
21	Sheet Metal, Inc. • 4,214 SF • 12/21; Universal Genetics, LLC • 3,041 SF • 12/21
20	Ser Realty, LLC 2,179 SF • 12/19; Infa, Inc. 1,877 SF • 12/18; Eli Yeger, Esq. 755 SF • 1/19; Turf Company, Inc. 1,714 SF • 12/19; Samuel Gregory, Esq 808 SF • 3/22
19	Leopold, Gross & Sommers, P.C. 3,036 SF • 12/19; DalyGonzolez LLC 729 SF • 12/19; Fred Spiegel 445 SF • 12/19; Hudson Valley Bank, N.A. 2,387 SF • 4/18; Vacant 854 SF
18	Bonina and Bonina, P.C. • 7,912 SF • 12/21; LK Comstock & Company, Inc. • 3,422 SF • 8/21
17	The City University Of New York • 4,300 SF • 8/24; Rubenstein & Rynecki • 7,903 SF • 7/27
16	New York Department of Transportation • 10,000 SF • 12/17
15	Vacant • 5,738 SF; Deptartment Of Transportation • 6,198 SF • 12/17
14	Blumberg Court LLC • 12,420 SF • 4/23
12	Vacant PB • 2,618 SF; Maker's Row, Inc. • 3,146 SF • 6/21; Michael Van Valkenburgh Associates, Inc. • 6,855 SF • 3/24
11	Michael Van Valkenburgh Associates, Inc. • 12,218 LSF • 3/24
10	Building Office 1,987 SF; The City University Of New York 934 SF • 8/24; Diamond Reporting Services • 1,723 SF • 2/24; Congresswoman Nydia Velazquez 1,772 SF • 1/19; Julie Stal Fernandez, Esq and Fern J. Finkel, Esq 902 SF • 12/22; Enright Court 1,142 SF • 12/21; Laser Eye Practice of Brooklyn, PLLC 2,857 SF • 8/22; Cuneo, Gilbert & LaDuca, LLP 893 SF • 9/19; Kings County Democratic County 1,306 SF • 8/22; Breather Prod 468 SF • 9/21
9	Diamond Reporting Services • 12,420 SF • 2/24
8	Elh Management • 6,854 SF • 6/24; Lasik Vision Institute • 5,566 SF • 11/23
7	Department Of City Planning • 6,105 SF; Breather Products US Inc. • 1,329 SF • 9/21; Red Vision Systems Inc. • 2,881 SF • 4/19
6	The City University Of New York • 6,698 SF • 8/24; NYC Department of Mental Health • 5,879 SF • 11/20
5	Vacant PB • 1,909 SF; Vacant PB • 3,060 SF; Vacant PB • 2,053 SF; Vacant PB • 2,405 SF; Vacant PB • 3,334 SF
4	The City University Of New York • 13,788 SF • 8/24
3	The City University Of New York • 13,436 SF • 8/24
2A	HF Management Services, LLC • 12,822 SF • 5/19
2	NYC Department of Mental Health • 13,881 SF • 11/20
Ground	Fedex Office and Print Services, Inc. 3,134 SF • 10/24; 16 Court Coffee and Bakery LLC 700 SF • 5/31; Roma Shoe Repair & Shoe Shine • 461 SF • 9/20; Duane Reade • 10,826 SF • 8/2026; Duane Reade 818 SF • 8/2026
Mezzanine	
Basement	Nesor Associates LLC • 227 SF • 12/2024; Vacant Storage • 294 SF; Building Use • 517 SF; Duane Reade • 8,323 SF • 2/2026
Sub Basement	Vacant • 771 SF; LK Comstock & Company, Inc. 3,422 SF • 8/2021; Roma Shoe Repair & Shoe Shine 116 SF • 9/2020; 16 Court Coffee and Bakery LLC 350 SF • 5/31

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

East River
Empire Fulton Ferry State Park
Brooklyn Bridge
DUMBO
Manhattan Bridge
John St.
Plymouth St.
Water St.
Front St.
York St.
Vinegar Hill
Public School 307
BROOKLYN NAVY YARD
Sands St.
Gold St.
Navy St.
Flushing Ave.
278
Public School 8
Middagh St.
NYC Office of Emergency Management
Cranberry St.
Orange St.
Pineapple St.
Clark St.
Henry St.
Cadman Plaza
HIGH ST/ BROOKLYN BR
Brooklyn War Memorial
Brooklyn War Mem Park
YORK ST
CUNY Voorhees Hall
Freedom Academy HS
Trinity Park
CUNY Midway Bldg.
Brooklyn Veterans Center
Brooklyn International HS
Commodore Barry Park
McKinney Secondary School of Arts
Brooklyn-Queens Expwy
CLARK ST
BROOKLYN
US District Court
McLaughlin Park
Tillary St.
Korean War Vet Plaza
Flatbush Ave. Extension
Brooklyn Heights Library
Brooklyn Historical Society
US Post Office
CUNY of Technology
George Westinghouse HS
11 MTC
Charles A. Dorsey School
Portland Ave.
Montague St.
Columbus Park
Adams St.
Kings County Family Court
Polytech Institute of NYU
Brooklyn Heights
COURT ST
Borough Hall
NY Marriott at the Brooklyn Bridge
METROTECH CENTER
9 MTC
15 MTC
Fort Greene
Joralemon St.
Downtown Brooklyn
Myrtle Ave.
16 Court Street
16 Court Street
Brooklyn, NY 11241
St. Francis College
Brooklyn Borough President
BOROUGH HALL
1 MTC
2 MTC
3 MTC
8 MTC
4 MTC
JAY ST/ BOROUGH HALL
The Brooklyner
St. Edwards St.
Packer Collegiate Institute
BOROUGH HALL
Brooklyn Law School
LAWRENCE ST
Willoughby St.
Kumble Theater
Fort Greene Park
NYC Dept. of Education
FULTON STREET MALL
ASA College
City Point
Long Island University-Brooklyn Campus
NYC Board of Education
HOYT ST/ FULTON MALL
Brooklyn Hospital Ctr.
Fresenius Medical Care at Long Island College Hospital
NY Transit Museum
Kings Co. Civil Court
NYC Transit Authority
Empire State College
Berkeley College
DEKALB AVE
Schwartz Athletic Center
Atlantic Ave.
Henry St.
DeKalb Ave.
Kings County Criminal Court
10 MTC
Ashland Pl.
Saint Felix St.
Fort Greene Pl.
Brooklyn Tech HS
Cobble Hill
Clinton St.
Court St.
Smith St.
HOYT ST/ SCHERMERHORN ST
State St.
Fort Masonic
NEVINS ST
Fulton St.
Schermerhorn St.
FULTON ST
Public School 261
Atlantic Ave.
Pacific St.
Public School 369
Flatbush Ave
Dean St.
Fort Fireman
BAM Peter Jay Sharp Building
Hoyt St.
Bergen St.
Bond St.
Roulette Intermedium
Atlantic Terminal Mall
Public School 38
Atlantic Center
Nevins St.
The Math and Science Exploratory School
ATLANTIC
Baltic St.
3rd Ave.
ATLANTIC AVE/ BARCLAYS CTR
Boerum Hill
Saint Marks Pl.
Barclays Center
Douglass St.
Park Slope
Degraw St.
BRONX
MANHATTAN
NEW JERSEY
Secaucus
Union City
Hoboken
JERSEY CITY
NEW YORK CITY
QUEENS
Astoria
Long Island City
Flushing
Kew Gardens
Jamaica
Bedford-Stuyvesant
Ozone Park
Brooklyn Heights
Park Slope
BROOKLYN
Flatbush
Canarsie
Sheepshead Bay
Bensonhurst
Belt Pkwy
Jamaica Bay
Atlantic Ocean
Port Washington
Great Neck
Fort Lee
Elmont
Valley Stream
Woodmere
Lawrence
Rockaway Beach
Far Rockaway
Coney Island

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – 16 Court Street

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$66,600,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$66,600,000			Location:	Brooklyn, NY
% of Initial Pool Balance:	8.9%			Size:	325,510 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$341.00
Borrower Name:	16 Court St Brooklyn Owner, LLC			Year Built/Renovated:	1928/2016
Borrower Sponsor:	CIM SMA I Investments, LLC			Title Vesting:	Fee
Mortgage Rate:	4.171%			Property Manager:	Self-Managed
Note Date:	October 10, 2017			4th Most Recent Occupancy (As of)(4):	87.2% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	94.7% (12/31/2014)
Maturity Date:	November 1, 2027			2nd Most Recent Occupancy (As of)(4):	95.5% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	95.2% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	92.7% (9/13/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(5):	$6,144,429 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(5):	$7,631,247 (12/31/2015)
Call Protection:	L(25),D(89),O(6)			2nd Most Recent NOI (As of)(5):	$8,052,969 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(5):	$8,434,282 (TTM 8/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(2):	Pari Passu; Future Mezzanine
				U/W Revenues:	$15,919,171
				U/W Expenses:	$6,484,958
				U/W NOI(5):	$9,434,213
Escrows and Reserves(3):				U/W NCF:	$8,586,140
				U/W NOI DSCR(1):	2.01x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.83x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	7.7%
Replacement Reserves	$0	$5,438	NAP	As-Is Appraised Value:	$175,000,000
TI/LC Reserve	$0	$27,190	NAP	As-Is Appraisal Valuation Date:	September 25, 2017
Sprinkler Work Reserve	$3,347,154	$0	NAP	Cut-off Date LTV Ratio(1):	63.4%
Free Rent Reserve	$485,028	$0	NAP	LTV Ratio at Maturity or ARD(1):	63.4%
Outstanding TI/LC Reserve	$141,392	$0	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 16 Court Street Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “16 Court Street Mortgage Loan”) is part of a whole loan (the “16 Court Street Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the fee simple interest in a 36-story, office tower located on the corner of Montague Street and Court Street in the Brooklyn Heights neighborhood of Brooklyn, New York (the “16 Court Street Property”). The 16 Court Street Whole Loan was originated on October 10, 2017 by Barclays Bank PLC and Citi Real Estate Funding Inc. The 16 Court Street Whole Loan had an original principal balance of $111,000,000, has an outstanding principal balance as of the Cut-off Date of $111,000,000 and accrues interest at an interest rate of 4.171% per annum. The 16 Court Street Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the 16 Court Street Whole Loan. The 16 Court Street Whole Loan matures on November 1, 2027.

Note A-1, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $66,600,000, has an outstanding principal balance as of the Cut-off Date of $66,600,000 and represents the controlling interest in the 16 Court Street Whole Loan. The non-controlling Note A-2, had an original principal balance of $44,400,000, has an outstanding principal balance as of the Cut-off Date of $44,400,000 and was contributed to the CCUBS 2017-C1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

The following table presents a summary of the promissory notes comprising the 16 Court Street Whole Loan:

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$66,600,000	WFCM 2017-C42	Yes
A-2	$44,400,000	CCUBS 2017-C1	No
Total	$111,000,000

Following the lockout period, the 16 Court Street Borrower (as defined below) has the right to defease the 16 Court Street Whole Loan in whole, but not in part. In addition, the 16 Court Street Whole Loan is prepayable without penalty on any business day after May 1, 2027. The lockout period will expire two years after the closing date of the WFCM 2017-C42 Trust.

Sources and Uses

Sources			Uses
Original whole loan amount	$111,000,000	62.1%	Purchase price	$171,000,000	95.7%
Borrower sponsors’ new cash contribution	67,686,414	37.9	Reserves	3,973,573	2.2
			Closing costs	3,712,841	2.1

Total Sources	$178,686,414	100.0%	Total Uses	$178,686,414	100.0%

The Property. The 16 Court Street Property is a 36-story, office tower located in an area of downtown Brooklyn, New York that is known as the “Tech Triangle.” Constructed in 1928 and most recently renovated in 2016, the 16 Court Street Property totals 325,510 square feet and is comprised of 309,455 square feet of office space (95.1% of net rentable area) and 16,055 square feet of retail space (4.9% of net rentable area). According to the borrower sponsor, since 2007, the 16 Court Street Property has had a total of $33.7 million (approximately $103.53 per square foot) in capital improvements. A $15.0 million renovation was completed in 2016, including a renovated lobby featuring a cafe and bike storage, renovated elevators cabs and building corridors. Additionally, renovations at the 16 Court Street Property include the installation of fiber optics, a key feature for technology, advertising, media and information tenants. With 36 stories, the 16 Court Street Property is one of the tallest commercial towers in Brooklyn with floor plates ranging from approximately 13,500 square feet on the lower floors to approximately 4,000 square feet on the top four floors. The typical ceiling heights range from approximately 10 to 14 feet.

The 16 Court Street Property is leased to 65 tenants in a variety of industries occupying 85 spaces. The largest tenants include The City University of New York (11.8% of U/W base rent), NYC Department of Mental Health (6.3% of U/W base rent) and Michael Van Valkenburgh Associates, Inc. (5.6% U/W base rent). The City University of New York (“CUNY”) (rated AA/Aa2/AA by Fitch/Moody’s/S&P) occupies 47,162 square feet of office space at the 16 Court Street Property, with a lease that expires on August 31, 2024 and has been a tenant at the 16 Court Street Property since 2010. CUNY provides accessible education for more than 274,357 degree seeking students and 260,000 adults and continuing education students at 24 campuses across New York City. NYC Department of Mental Health (rated AA/Aa2/AA by Fitch/Moody’s/S&P) occupies 19,560 SF at the 16 Court Street Property, with a lease that expires on November 30, 2020 and has been a tenant at the 16 Court Street Property since 1994. The NYC Department of Mental Health is one of the largest public health agencies in the world, serving eight million New Yorkers with an annual budget of $1.6 billion and more than 6,000 employees throughout the five boroughs. Michael Van Valkenburgh Associates, Inc. occupies 19,071 square feet at the 16 Court Street Property, with a lease that expires on March 31, 2024 and has been a tenant at the 16 Court Street Property since 2008. Michael Van Valkenburgh Associates, Inc., founded in 1982, is a landscape architecture firm with over 80 staff members and is headquartered at the 16 Court Street Property. The 16 Court Street Property was 92.7% occupied as of September 13, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

The following table presents certain information relating to the tenancy at the 16 Court Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
The City University of New York	AA/Aa2/AA	47,162	14.5%	$35.06	$1,653,500	11.8%	8/31/2024(3)
NYC Department of Mental Health	AA/Aa2/AA	19,560	6.0%	$45.00	$880,200	6.3%	11/30/2020
Michael Van Valkenburgh Associates, Inc.	NR/NR/NR	19,071	5.9%	$41.21	$785,924	5.6%	3/31/2024(4)
New York Department of Transportation	AA/Aa2/AA	16,198	5.0%	$38.82	$628,806	4.5%	12/10/2017(5)
Diamond Reporting Services	NR/NR/NR	14,143	4.3%	$33.95	$480,155	3.4%	2/29/2024(6)
HF Management Services, LLC	NR/NR/NR	12,822	3.9%	$59.74	$765,986	5.5%	5/31/2019
Blumberg Court LLC(7)	NR/NR/NR	12,420	3.8%	$55.09	$684,191	4.9%	4/30/2023
Duane Reade	BBB/Baa2/BBB	11,644	3.6%	$76.91	$895,516	6.4%	2/28/2026(8)
Rubenstein & Rynecki(9)	NR/NR/NR	7,903	2.4%	$52.27	$413,129	3.0%	7/31/2027(9)
FedEx Office and Print Services, Inc.(10)	NR/Baa2/BBB	3,134	1.0%	$230.06	$721,016	5.2%	10/31/2024
Total Major Tenants		164,057	50.4%	$48.21	$7,908,424	56.6%

Non-Major Tenants		137,777	42.3%	$43.93	$6,051,889	43.4%

Occupied Collateral Total		301,834	92.7%	$46.25	$13,960,314	100.0%

Vacant Space		23,676	7.3%

Collateral Total		325,510	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2018, totaling $720,158.

(3)	The City University of New York has one, five-year lease renewal option.

(4)	Michael Van Valkenburgh Associates, Inc. has one, five-year lease renewal option and an option to terminate its lease for suite 1212-1214 only (1,825 SF) on April 1, 2020 and April 1, 2022, with notice required to be given by June 1, 2019 and June 1, 2021, respectively, prior to such date and the payment of a termination fee.

(5)	According to the borrower sponsor, New York Department of Transportation is currently in discussions to renew their lease as well as expand into additional space at the 16 Court Street Property.

(6)	Diamond Reporting Services has one, five-year lease renewal option and has the right to terminate its lease any time after September 30, 2018 with 365 days’ notice and the payment of a termination fee.

(7)	Blumberg Court LLC has four months of free rent in 2018, which was reserved for upfront.

(8)	Duane Reade has one, five-year lease renewal option.

(9)	Rubenstein & Rynecki has the right to terminate its lease any time after August 1, 2022 with 10 months’ notice and the payment of a termination fee. Rubenstein & Rynecki has rent abatement one month a year from 2018 through 2021,which was reserved for upfront.

(10)	FedEx Office and Print Services, Inc. has a rent abatement period of four months in 2017, the remaining rent abatement was reserved for upfront.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

The following table presents certain information relating to the lease rollover schedule at the 16 Court Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	1	8,579	2.6%	8,579	2.6%	$243,895	1.7%	$28.43
2017	1	16,198	5.0%	24,777	7.6%	$628,806	4.5%	$38.82
2018	9	14,580	4.5%	39,357	12.1%	$669,490	4.8%	$45.92
2019	12	29,849	9.2%	69,206	21.3%	$1,488,206	10.7%	$49.86
2020	3	24,186	7.4%	93,392	28.7%	$1,089,527	7.8%	$45.05
2021	10	33,298	10.2%	126,690	38.9%	$1,576,041	11.3%	$47.33
2022	8	12,623	3.9%	139,313	42.8%	$532,570	3.8%	$42.19
2023	4	23,339	7.2%	162,652	50.0%	$1,161,887	8.3%	$49.78
2024	10	108,410	33.3%	271,062	83.3%	$4,629,272	33.2%	$42.70
2025	4	10,175	3.1%	281,237	86.4%	$533,310	3.8%	$52.41
2026	1	11,644	3.6%	292,881	90.0%	$895,516	6.4%	$76.91
2027	1	7,903	2.4%	300,784	92.4%	$413,129	3.0%	$52.27
Thereafter	1	1,050	0.3%	301,834	92.7%	$98,664	0.7%	$93.97
Vacant	0	23,676	7.3%	325,510	100.0%	$0	0.0%	$0.00
Total/Weighted Average	65	325,510	100.0%			$13,960,314	100.0%	$46.25

(1)	Information obtained from the underwritten rent roll and includes rent steps through November 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Certain building office, elevator, cable and roof spaces were not considered for the purposes of the Lease Expiration Schedule.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 16 Court Street Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	9/13/2017(2)

87.2%	94.7%	95.5%	95.2%	92.7%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 16 Court Street Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,247,089	$11,503,819	$12,118,568	$12,530,658	$14,174,889(2)	89.0%	$43.55
Grossed Up Vacant Space	0	0	0	0	1,130,154	7.1	3.47
Total Reimbursables	1,158,008	1,222,544	1,239,467	1,191,394	1,721,529	10.8	5.29
Other Income(3)	287,885	335,342	263,091	161,682	22,753	0.1	0.07
Less Vacancy & Credit Loss	0	0	0	0	(1,130,154)	(7.1)	(3.47)
Effective Gross Income	$11,692,983	$13,061,704	$13,621,126	$13,883,734	15,919,171	100.0%	$48.91

Total Operating Expenses(4)	$5,548,554	$5,430,457	$5,568,157	$5,449,452	$6,484,958	40.7%	$19.92

Net Operating Income	$6,144,429	$7,631,247	$8,052,969	$8,434,282	$9,434,213	59.3%	$28.98
TI/LC	0	0	0	0	782,972	4.9	2.41
Capital Expenditures	0	0	0	0	65,102	0.4	0.20
Net Cash Flow	$6,144,429	$7,631,247	$8,052,969	$8,434,282	$8,586,140	53.9%	$26.38

NOI DSCR(5)	1.31x	1.63x	1.72x	1.80x	2.01x
NCF DSCR(5)	1.31x	1.63x	1.72x	1.80x	1.83x
NOI DY(5)	5.5%	6.9%	7.3%	7.6%	8.5%
NCF DY(5)	5.5%	6.9%	7.3%	7.6%	7.7%

(1)	The increase in Net Operating Income from TTM 8/31/2017 to U/W is primarily attributable to newly executed leases, lease renewals, straight-line rent for investment grade tenants and contractual rent steps through November 2018 and the exclusion of rent abatements from U/W Effective Gross Income as the 16 Court Street Borrower (as defined below) reserved $485,028 at origination for free rent.

(2)	Underwritten Base Rent is inclusive of contractual rent steps through November 2018 totaling $720,158, straight-line rent for investment grade tenants totaling $214,576 and signed but not occupied rent of $39,536 for C.A. Goldberg, PLLC who is expected to be in occupancy by December 1, 2017.

(3)	Other Income consists of storage rent, license rent, late fees and other miscellaneous income.

(4)	Total Operating Expenses is inclusive of real estate taxes which were underwritten to a 10-year average. The 16 Court Street Property has a 15-year industrial and commercial incentive plan that began in fiscal year 2010/11. The 15-year phase-in reflects 11 years of 100.0% abatement with real estate taxes phasing in 20.0% per year from years 12 through 15. The real estate taxes are projected to begin the phase-in starting in 2021-2022. Real estate taxes are based on the lower of the phased-in value or the market value.

(5)	Debt service coverage ratios and debt yields are based on the 16 Court Street Whole Loan.

Appraisal. As of the appraisal valuation date of September 25, 2017 the 16 Court Street Property had an “as-is” appraised value of $175,000,000. The appraiser also concluded to a hypothetical value of the lower and upper floor components (Floors 26-36) of the 16 Court Street Property, assuming they are independent condominium units with a value conclusion of $150,000,000 for the lower condominium unit and $30,000,000 for the upper condominium unit.

Environmental Matters. According to a Phase I environmental site assessment dated June 13, 2017, there was no evidence of any recognized environmental conditions at the 16 Court Street Property.

Market Overview and Competition. The 16 Court Street Property is located in Downtown Brooklyn, on the corner of Court Street and Montague Street. According to a third party report, the Downtown Brooklyn office submarket, which contains approximately 27 million square feet of net rentable area, has a vacancy rate of 12.5%. According to the appraisal, there are 19 Class A and Class B office buildings located in Downtown Brooklyn that compete directly with the 16 Court Street Property and have a total of approximately 9.3 million square feet of net rentable area and a vacancy rate of 3.8%. The 16 Court Street Property is one subway stop from Manhattan. The Borough Hall subway station and the Jay Street subway station provide transportation connectivity via the A, C, F, M, R, Q, G, N, 2, 3, 4 and 5 trains, which provide access to multiple Manhattan and outer neighborhoods. According to a third party report, the population within a one- and three-mile radius of the 16 Court Street Property is 114,486 and 1,049,392, respectively, and the median household income within a one- and three-mile radius of the 16 Court Street Property is $105,677 and $76,527, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

The following table presents certain information relating to comparable leases to the 16 Court Street Property:

Comparable Leases(1)

Property Name/Location	Year Built / Renovated	Class	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Atlantic Terminal Brooklyn, NY	2003/N/A	A	14	399,700	Confidential	May 2017 / 10 Yrs	12,973	$53.17	Gross
1 Pierrepont Plaza Brooklyn, NY	1988/N/A	A	19	770,000	Law Department	Sept. 2017 / 10 Yrs	39,808	$47.50	Gross
					Federal Defender	May 2017 / 10 Yrs	17,273	$50.50	Gross
					FDNY-Pending	May 2017 / 15 Yrs	42,107	$49.00	Gross
					SSRC-Pending	May 2017 / 10 Yrs	27,241	$47.50	Gross
					Dime Savings Bank of Williamsburgh	May 2016 / 10 Yrs	40,481	$50.00	Gross
One Willoughby Street Brooklyn, NY	Proposed 2021	A	34	472,671	Confidential	May 2017 / 10 Yrs	38,612	$60.82	Gross
32 Court Street Brooklyn, NY	1908/N/A	B	22	115,586	Confidential	May 2017 / 12 Yrs	1,975	$50.00	Gross
185 Montague Street Brooklyn, NY	1929/N/A	B	12	55,000	Lindamood-Bell Learning	April 2017 / 10 Yrs	2,300	$50.00	Gross
41 Flatbush Avenue Brooklyn, NY	1920/2017	B	10	233,712	Confidential	March 2017 / 10 Yrs	26,970	$60.00	Gross

(1)	Information obtained from the appraisal. All listed properties are within 1.5 miles of the 16 Court Street Property.

The Borrower. The borrower for the 16 Court Street Whole Loan is 16 Court St Brooklyn Owner, LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “16 Court Street Borrower”). Legal counsel to the 16 Court Street Borrower delivered a non-consolidation opinion in connection with the origination of the 16 Court Street Whole Loan. CIM SMA I Investments, LLC is the guarantor of certain nonrecourse carveouts under the 16 Court Street Whole Loan. The nonrecourse carve-out guarantor will be required to maintain a minimum net worth, excluding its interest in the 16 Court Street Property, of $111,000,000 and liquidity of at least $11,100,000.

The Borrower Sponsor. The borrower sponsor is CIM SMA I Investments, LLC, a subsidiary of CIM Group, LLC (“CIM”). CIM is a real estate investment firm that focuses on infrastructure investment, property management, leasing, asset management, development, acquisition and investment advisory services. CIM has approximately $19.7 billion of real estate assets under management across its various funds. CIM invests in major metropolitan markets in the United States, such as San Francisco, Los Angeles and New York City. CIM was founded in 1994 and is headquartered in Los Angeles, California. The company has additional offices in Oakland, California, Bethesda, Maryland, Dallas, Texas, and New York, New York.

Escrows. The loan documents provide for upfront reserves in the amount of $3,347,154 for sprinkler work, $485,028 for outstanding free rent and $141,392 for outstanding tenant improvements and leasing commissions.

The loan documents provide for ongoing monthly escrows of (a) $5,438 for capital expenditures and (b) $27,190 for tenant improvements and leasing commissions. During the continuance of a Cash Sweep Period (as defined below), the 16 Court Street Borrower is required to escrow monthly (i) 1/12 of the annual estimated tax payments and (ii) 1/12 of the annual insurance premiums (unless the 16 Court Street Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect). Additionally, the 16 Court Street Borrower will be required to deposit all excess cash flow into the sprinkler work reserve during the continuance of a Cash Sweep Period. The 16 Court Street Borrower shall not be required to make deposits to the sprinkler work reserve to the extent that any such deposit would increase the amount on deposit in the sprinkler work reserve above the Sprinkler Work Reserve Cap (as defined below). The 16 Court Street Borrower is required to complete the sprinkler work to the lender’s satisfaction on or prior to June 30, 2019.

A “Cash Sweep Period” will commence (i) upon the occurrence of an event of default, (ii) upon the net operating income debt yield for the 16 Court Street Whole Loan falling below 6.75% for two consecutive calendar quarters or (iii) as of June 30, 2019 if the sprinkler work has not been completed. A Cash Sweep Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the net operating income debt yield for the 16 Court Street Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or in regard to clause (iii) above, (a) the date the lender determines, in its sole but reasonable discretion, that the aggregate amount of funds deposited into the sprinkler work reserve account is at least 110% of the estimated remaining costs required to complete the sprinkler work (the “Sprinkler Work Reserve Cap”) and (b) the completion of the sprinkler work to the lender’s sole but reasonable satisfaction (as evidenced by documentation provided by the 16 Court Street Borrower to the lender or such other documentation as the lender may reasonably request). If more than one event giving rise to a Cash Sweep Period has occurred and is continuing, then the Cash Sweep Period will not terminate unless a cure has occurred with respect to each such event.

Lockbox and Cash Management. The 16 Court Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 16 Court Street Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within three business days following receipt. During the occurrence and continuance of a Cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 COURT STREET

Sweep Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the 16 Court Street Whole Loan.

Property Management. The 16 Court Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at any time (other than the period 60 days after a securitization of a note) the one-time right to transfer the 16 Court Street Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 30 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the 16 Court Street Whole Loan documents, (iv) the payment of a transfer fee of one percent of the then outstanding principal balance of the 16 Court Street Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the 16 Court Street Companion Loans.

Partial Release. The 16 Court Street Borrower has the ability to convert the 16 Court Street Property into two condominium units and to obtain the release of floors 26 to 36 (the “Residential Condominium Unit”) from the lien of the mortgage of the 16 Court Street Whole Loan. At any time after the later of (a) the date upon which the 16 Court Street Borrower has taken all necessary action in connection with the conversion and such conversion is complete and (b) the end of the lockout period, the borrower may obtain such release of the Residential Condominium Unit by partially defeasing the 16 Court Street Whole Loan (on a pro rata basis as among the pari passu promissory notes) in an aggregate amount at least equal to 115% of $18,500,000, provided that, among others, the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) following the release of the Residential Condominium Unit, the undefeased portion of the 16 Court Street Whole Loan will have (a) a loan-to-value ratio equal to or less than 61.82%, (b) a net operating income debt yield not less than the greater the net operating income debt yield as of the origination date of the 16 Court Street Whole Loan and the debt yield immediately prior to the release and (c) a debt service coverage ratio not less than the greater of the debt service coverage ratio as of the origination date of the 16 Court Street Whole Loan and the debt service coverage ratio immediately prior to the release; (iii) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the partial release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 16 Court Street Companion Loans with respect to the ratings of such securities, and (iv) any other requirements as stated under the 16 Court Street Whole Loan documents are met. The landlord has the option to terminate certain leases for tenants occupying spaces on floors 26 to 36 in connection with the Residential Condominium Unit conversion.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, following the lockout period the 16 Court Street Borrower is permitted to incur future mezzanine indebtedness, provided (a) the mezzanine lender is a qualified institutional lender (as defined in the 16 Court Street Whole Loan documents) and not an affiliate of the 16 Court Street Borrower, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will be evidenced by terms and documentation approved by lender, (d) the net operating income debt yield (as calculated in the 16 Court Street Whole Loan documents) for the 16 Court Street Whole Loan and the future 16 Court Street mezzanine loan (the “16 Court Street Total Debt”) shall be at least the debt yield as of the origination date of the 16 Court Street Whole Loan, (e) the combined loan-to-value ratio for the 16 Court Street Total Debt will not be greater than 61.82%, (f) the debt service coverage ratio of the 16 Court Street Total Debt is equal to or greater than the debt service coverage ratio as of the origination date of the 16 Court Street Whole Loan, (g) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 16 Court Street Companion Loans with respect to the ratings of such securities, and (i) any other requirements as stated under the 16 Court Street Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The 16 Court Street Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 16 Court Street Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. The loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the 16 Court Street Property on an actual loss sustained basis for a 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

GIANT EAGLE

DICK'S

BEST BUY

Michaels
BED BATH &
BEYOND
ULTA

BARNES & NOBLE

KOHL'S

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

17TH STREET
US HIGHWAY 220
OSGOOD DR
THE HOME DEPOT
Boscov's
Panera BREAD
dressbarn
SOUTH BEACH TANNING
CATO
verizon
NATIONAL VISION
GNC
HOLIDAY HAIR
SUBWAY
GameStop
NW FINANCE
GARDINER'S CANDIES
LANE BRYANT
MATTRESS WAREHOUSE
THE UNIFORM PLACE
ENVY NAILS
five BELOW
DAVID'S BRIDAL
getGo
DQ
TEXAS
sweetFrog
DICK'S
ROSS
Michaels
BED BATH & BEYOND
ULTA
PETCO
STAPLES
KOHL'S
GIANT EAGLE
Occupied
Vacant
Future Site

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

Logan Town Center
150 Falon Lane
Altoona, PA 16602
ALTOONA
ALLEGHENY MOUNTAINS
Penn State University-Altoona Campus
Alta Manor
Norfolk Southern
UPMC Altoona
ALTOONA AMTRAK
Railroads Memorial Museum
Valley View County Park
Kettle Reservoir
Mill Run Reservoir
Allegheny Furnace
VA Medical Center - Altoona
The Shoppes at Pleasant Valley
BLAIR COUNTY
Highland Park
People's Natural Gas Field
Galactic Ice
Logan Valley Mall
Park Hills Plaza
Orchard Plaza
Park Hills Country Club
Lakemont
Sierra North Plaza
Blair County Convention Center
Plane Road Commons
Pittsburgh 80 miles
Hollidaysburg Veterans Home
Sylvan Hills Golf Course
Legion Memorial Park
Hollidaysburg
Duncansville
Juniata Gap Rd
Grandview Rd
N. 5th St
18th St
4th St
20th Ave
7th St
8th St
1st Ave
Kettle Rd
AMTRAK
Broad Ave
6th Ave
7th Ave
1st Ave
17th St
Pleasant Valley Blvd
Valley View Blvd
40th St
Logan Blvd
W. Plank Rd
6th Ave
Ruskin Dr
Oak Ave
Mill Rd
Frankstown Rd
Sylvan Dr
Sylvan Heights Dr
Brush Mountain Dr
N. Juniata St
Plank Rd
Broad St
36
764
220
99
22
CANADA
BUFFALO
Lake Erie
NEW YORK
Binghamton
PENNSYLVANIA
PITTSBURGH
Altoona
Harrisburg
Allentown
Bethlehem
Reading
Trenton
PHILADELPHIA
MARYLAND
BALTIMORE
NEW JERSEY
WV
DE
Erie
Scranton
Wilkes-Barre
Williamsport
Johnstown
State College
Lancaster
York
Chambersburg
Frederick
Hagerstown
Wilmington

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Logan Town Center

Loan Information				Property Information
Mortgage Loan Seller:	Rialto Mortgage Finance, LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$55,000,000			Specific Property Type:	Anchored
Cut-off Date Balance(1):	$55,000,000			Location:	Altoona, Pennsylvania
% of Initial Pool Balance:	7.4%			Size:	715,791 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$107.57
Borrower Name:	TKG Logan Town Centre, LP			Year Built/Renovated:	2006/2012
Borrower Sponsor:	E. Stanley Kroenke			Title Vesting:	Fee
Mortgage Rate:	4.620%			Property Manager:	Self-managed
				4th Most Recent Occupancy (As of):	98.4% (12/31/2013)
Note Date:	November 8, 2017			3rd Most Recent Occupancy (As of):	98.7% (12/31/2014)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	98.5% (12/31/2015)
Maturity Date:	November 6, 2027			Most Recent Occupancy (As of):	98.8% (12/31/2016)
IO Period:	60 months			Current Occupancy (As of):	98.3% (10/13/2017)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months			4th Most Recent NOI (As of):	NAV(3)
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$7,075,952 (12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,277,712 (12/31/2016)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			Most Recent NOI (As of):	$7,297,512 (TTM 9/30/2017)
Lockbox Type:	Springing
Additional Debt(1):	Yes			U/W Revenues:	$8,601,602
Additional Debt Type(1):	Pari Passu			U/W Expenses:	$1,560,499
				U/W NOI:	$7,041,103
				U/W NCF:	$6,575,839
Escrows and Reserves(2):				U/W NOI DSCR(1):	1.48x
				U/W NCF DSCR(1):	1.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.1%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.5%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$117,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	October 20, 2017
TI/LC Reserve	$0	Springing	$1,789,478	Cut-off Date LTV Ratio(1):	65.8%
				LTV Ratio at Maturity or ARD(1):	60.3%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Logan Town Center Whole Loan as defined below.

(2)	See “Escrows” section.

(3)	The Logan Town Center Borrower purchased the Logan Town Center Property in June 2014, therefore no operating history was available for 2014.

The Mortgage Loan. The mortgage loan (the “Logan Town Center Mortgage Loan”) is part of a whole loan (the “Logan Town Center Whole Loan”) evidenced by two pari passu promissory notes that is secured by a first mortgage encumbering the fee simple interest in a 715,791 square foot anchored retail property located in Altoona, Pennsylvania (the “Logan Town Center Property”). The Logan Town Center Whole Loan was originated on November 8, 2017 by Rialto Mortgage Finance, LLC. The Logan Town Center Whole Loan had an original principal balance of $77,000,000, has an outstanding principal balance as of the Cut-off Date of $77,000,000 and accrues interest at an interest rate of 4.620% per annum. The Logan Town Center Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Logan Town Center Whole Loan matures on November 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C42 Trust, had an original balance of $55,000,000, an outstanding principal balance as of the Cut-Off Date of $55,000,000 and represents the controlling interest in the Logan Town Center Whole Loan. The non-controlling Note A-2, with an original balance of $22,000,000, referred to herein as the “Logan Town Center Companion Loan” is expected to be contributed to the UBS 2017-C6 securitization trust. See “Description of the Mortgage Pool—The Whole Loans-The Serviced Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

Pari Passu Note Summary

	Original Balance	Note Holder	Controlling Interest
Note A-1	$55,000,000	WFCM 2017-C42	Yes
Note A-2	$22,000,000	UBS 2017-C6 (expected)	No
Total	$77,000,000

Following the lockout period and prior to August 6, 2027, the borrower has the right to voluntarily prepay the Logan Town Center Whole Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance. The Logan Town Center Whole Loan is prepayable without penalty on or after August 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$77,000,000	99.9%	Loan Payoff	$76,393,067	99.1%
Borrower Equity	75,684	0.1	Closing Costs	682,617	0.9
Total Sources	$77,075,684	100.0%	Total Uses	$77,075,684	100.0%

The Property. The Logan Town Center Property is an anchored retail center containing approximately 715,791 square feet of net rentable area located in Altoona, Pennsylvania. Built in 2006 and renovated in 2012, The Logan Town Center Property consists of ten one-story buildings situated on a 62.9-acre parcel. The Logan Town Center Property is anchored by Giant Eagle, Kohl’s and Boscov’s, and junior-anchored by Dicks Sporting Goods, Staples, Best Buy, Barnes & Noble, Ashley Furniture, Ross Dress for Less, Petco, Michael’s and Bed Bath & Beyond. There are three pads that are ground leased to Texas Roadhouse, DQ Grill & Chill and GetGo, which are included in the overall square footage of the Logan Town Center Property. Additionally, the Logan Town Center Property is shadow-anchored by Home Depot on the northern end of the shopping center (not part of the collateral). There are three additional undeveloped pad sites that are part of the collateral. The Logan Town Center Property contains 3,150 surface parking spaces, resulting in a parking ratio of 4.40 spaces per 1,000 square feet of rentable area. As of October 13, 2017, the Logan Town Center Property was 98.3% occupied by 36 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

The following table presents certain information relating to the tenancies at the Logan Town Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Sales PSF(4)	Occupancy Cost(4)	Lease Expiration Date

Anchor Tenant – Collateral
Giant Eagle	NR/NR/NR	85,778	12.0%	$13.50	$1,158,003	15.3%	$390	3.9%	11/30/2026(5)
Kohl’s	BBB/Baa2/BBB-	88,100	12.3%	$9.07	$798,644	10.6%	NAV	NAV	1/31/2027(6)
Boscov’s	NR/NR/NR	190,000	26.5%	$3.16	$600,000	7.9%	$128	3.2%	8/31/2026(7)
Total Anchor Tenant – Collateral		363,878	50.8%	$7.03	$2,556,647	33.8%

Major Tenants – Collateral
Dicks Sporting Goods	NR/NR/NR	45,000	6.3%	$11.00	$495,000	6.5%	NAV	NAV	1/31/2022(8)
Staples	NR/B1/B+	20,388	2.8%	$23.69	$482,918	6.4%	NAV	NAV	2/28/2022(9)
Best Buy	BBB-/Baa1/BBB-	20,000	2.8%	$19.50	$390,000	5.2%	NAV	NAV	1/31/2022(10)
Barnes & Noble	NR/NR/NR	26,000	3.6%	$13.65	$354,825	4.7%	NAV	NAV	1/31/2022(11)
Ashley Furniture	NR/NR/NR	36,552	5.1%	$9.19	$335,822	4.4%	NAV	NAV	5/31/2021
Ross Dress For Less	NR/A3/A-	29,939	4.2%	$10.84	$324,510	4.3%	NAV	NAV	1/31/2022(12)
Petco	NR/B2/B	15,000	2.1%	$18.76	$281,325	3.7%	NAV	NAV	1/30/2021(13)
Michael’s	NR/NR/NR	21,303	3.0%	$11.00	$234,333	3.1%	NAV	NAV	3/31/2022(14)
Bed Bath & Beyond	NR/Baa1/BBB	23,554	3.3%	$9.76	$230,000	3.0%	NAV	NAV	1/31/2022(15)
Ulta Salon	NR/NR/NR	10,020	1.4%	$18.50	$185,370	2.5%	NAV	NAV	1/30/2021(16)
Total Major Tenants – Collateral		247,756	34.6%	$13.38	$3,314,103	43.8%

Outparcel / Non-Major Tenants – Collateral		91,739	12.8%	$18.45	$1,692,981	22.4%

Occupied Collateral Total		703,373	98.3%	$10.75	$7,563,732	100.0%

Vacant Space(17)		12,418	1.7%

Collateral Total		715,791	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through November 1, 2018 of $17,416.
(4)	Sales PSF and Occupancy Cost are for the trailing twelve month period ending August 31, 2016 for Boscov’s and November 30, 2016 for Giant Eagle.
(5)	Giant Eagle has one, 5-year, one, 4-year and 11-month, and four, 5-year renewal options remaining.
(6)	Kohl’s has six, 5-year renewal options remaining.
(7)	Boscov’s has four, 5-year renewal options remaining.
(8)	Dicks Sporting Goods has two, 5-year and one, 4-year and 11-month renewal options remaining.
(9)	Staples has two, 5-year and one, 4-year and 11-month renewal options remaining.
(10)	Best Buy has three, 5-year renewal options remaining.
(11)	Barnes & Noble has two, 5-year renewal options remaining.
(12)	Ross Dress for Less has two, 5-year and one 4-year and 11-month renewal options remaining.
(13)	Petco has one, 5-year renewal option remaining.
(14)	Michael’s has three, 5-year renewal options remaining.
(15)	Bed Bath & Beyond has two, 5-year and one, 4-year and 11-month renewal options remaining.
(16)	Ulta Salon has two, 5-year renewal options remaining.
(17)	Vacant space includes Subway, which occupies 1,380 square feet at $20.00 per square foot on a month-to-month basis as the tenant has given notice to vacate, and Northwest Savings Bank, which occupies 1,290 square feet at $22.00 per square foot, which is dark. Each such tenant has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

The following table presents certain information relating to the historical sales at the Logan Town Center Property:

Historical Sales (PSF)(1)

Tenant Name	2014	2015	2016	Average National Sales (PSF)	Current Occupancy Cost(2)
Giant Eagle	NAV	NAV	$390	NAV	3.9%
Boscov’s	$120	$127	$128	NAV	3.2%
Weighted Average In-line (<10,000 square feet)(3)	NAV	$271	$271	NAV	10.6%

(1)	Historical Sales (PSF) are based on historical operating statements provided by the borrower.
(2)	Current Occupancy Cost is based on trailing twelve month period ending November 30, 2016 for Giant Eagle and August 31, 2016 for Boscov’s.
(3)	2015 and 2016 Weighted Average In-line (<10,000 square feet) Historical Sales (PSF) represent Dress Barn, Panera Bread and Lane Bryant.

The following table presents certain information relating to the lease rollover schedule at the Logan Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	2	6,033	0.8	6,033	0.8%	$126,953	1.7%	$21.04
2018	0	0	0.0	6,033	0.8%	$0	0.0%	$0.00
2019	2	4,974	0.7	11,007	1.5%	$87,039	1.2%	$17.50
2020	3	13,266	1.9	24,273	3.4%	$155,090	2.1%	$11.69
2021	11	93,928	13.1	118,201	16.5%	$1,437,362	19.0%	$15.30
2022	12	213,611	29.8	331,812	46.4%	$3,040,386	40.2%	$14.23
2023	1	1,800	0.3	333,612	46.6%	$65,004	0.9%	$36.11
2024	0	0	0.0	333,612	46.6%	$0	0.0%	$0.00
2025	0	0	0.0	333,612	46.6%	$0	0.0%	$0.00
2026	3	278,778	38.9	612,390	85.6%	$1,795,503	23.7%	$6.44
2027	2	90,983	12.7	703,373	98.3%	$856,394	11.3%	$9.41
Thereafter	0	0	0.0	703,373	98.3%	$0	0.0%	$0.00
Vacant(4)	0	12,418	1.7	715,791	100.0%	$0	0.0%	$0.00
Total/Weighted Average	36	715,791	100.0%			$7,563,732		$10.75

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	Vacant space includes Subway, which occupies 1,380 square feet at $20.00 per square foot on a month-to-month basis as the tenant has given notice to vacate, and Northwest Savings Bank, which occupies 1,290 square feet at $22.00 per square foot, which is dark. Each such tenant has been underwritten as vacant.

The following table presents historical occupancy percentages at the Logan Town Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	10/13/2017(2)(3)
98.4%	98.7%	98.5%	98.8%	98.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	Vacant space includes Subway, which occupies 1,380 square feet at $20.00 per square foot on a month-to-month basis as the tenant has given notice to vacate, and Northwest Savings Bank, which occupies 1,290 square feet at $22.00 per square foot, which is dark. Each such tenant has been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Logan Town Center Property:

Cash Flow Analysis

	2015		2016		TTM 9/30/2017		U/W		% of Effective Gross Income	U/W $ per SF
Base Rent	$7,202,628		$7,340,901		$7,490,979		$7,546,316		87.7%	$10.54
Rent Steps	0		0		0		17,416		0.2	0.02
Grossed Up Vacant Space	0		0		0		250,940		2.9	0.35
Percentage Rent	3,182		7,691		0		10,700		0.1	0.01
Total Reimbursables	1,325,933		1,287,080		1,194,387		1,228,946		14.3	1.72
Other Income	1,000		2,547		125		0		0.0	0.00
Less Vacancy & Credit Loss	0		0		0		(452,716	)(1)	(5.3)	(0.63)
Effective Gross Income	$8,532,743		$8,638,219		$8,685,491		$8,601,602		100.0%	$12.02

Total Operating Expenses	$1,456,791		$1,360,507		$1,387,978		$1,560,499		18.1%	$2.18
Net Operating Income	$7,075,952		$7,277,712		$7,297,512		$7,041,103		81.9%	$9.84
TI/LC	0		0		0		357,896		4.2	0.50
Capital Expenditures	0		0		0		107,369		1.2	0.15
Net Cash Flow	$7,075,952		$7,277,712		$7,297,512		$6,575,839		76.4%	$9.19

NOI DSCR(2)	1.49	x	1.53	x	1.54	x	1.48	x
NCF DSCR(2)	1.49	x	1.53	x	1.54	x	1.39	x
NOI DY(2)	9.2%		9.5%		9.5%		9.1%
NCF DY(2)	9.2%		9.5%		9.5%		8.5%

(1)	The underwritten economic vacancy is 5.0%.

(2)	Debt service coverage ratios and debt yields are based on the Logan Town Center Whole Loan.

Appraisal. As of the appraisal valuation date of October 20, 2017, the Logan Town Center Property had an “as-is” appraised value of $117,000,000.

Environmental Matters. According to a Phase I environmental assessment dated October 24, 2017, there was no evidence of any recognized environmental conditions at the Logan Town Center Property.

Market Overview and Competition. The Logan Town Center Property is located in Altoona, Pennsylvania, in Logan Township, just east of the City of Altoona. Logan Township is situated in central Blair County, approximately 97 miles east of the City of Pittsburgh, approximately 225 miles northwest of the City of Philadelphia and approximately 45 miles southwest of State College, home of Penn State University. Altoona serves as the Blair County-seat and is the principal city of the Altoona metropolitan statistical area. Major employers in the Altoona metropolitan statistical area include UPMC Altoona, Sheetz Inc., Wal-Mart Stores, Inc. and Pennsylvania State University. Penn State – Altoona is a full-service, four-year university offering 21 majors, six associate degrees, and numerous minor and certificate programs with an enrollment of 3,493 undergraduates and a staff of approximately 575 employees.

Primary access to the Logan Town Center Property’s neighborhood is provided by Interstate 99 (“I-99”) and U.S. Route 22 (“US-22”). I-99 is a major north/south interstate providing access to Interstate 80 and State College to the north, and can be accessed less than 1/2-mile north of the Logan Town Center Property. US-22 is an east/west highway that runs through Pennsylvania and provides direct access to Pittsburgh to the west. The Logan Town Center Property is situated alongside I-99 with access to the Logan Town Center Property from Frankstown Road. The immediate area surrounding the Logan Town Center Property includes primary types of non-residential developments within the neighborhood, consisting of office, retail and light industrial use. Other development includes assisted living and mid-rise apartment buildings. The majority of the single-family residential development within a three-mile radius of the Logan Town Center Property can be described as tract homes in the $50,000 to $150,000 price range. The 2017 estimated population within a one-, three-, and five-mile radius of the Logan Town Center Property was 2,411, 46,646 and 75,796, respectively. The 2017 average household within the same radii was $67,387, $57,620 and $61,122, respectively. East of the Logan Town Center Property is predominantly undeveloped, while west of I-99 is the City of Altoona, which serves as the area’s economic center. The Logan Valley Mall is situated across I-99, southwest of the Logan Town Center Property. Logan Valley Mall is a regional shopping center anchored by Macy’s, JCPenney, and Sears. Other retailers in the area include Weis Markets, Hobby Lobby, Target, Walmart Supercenter, and Lowe’s. Other notable developments and tourist attractions in the area include Lakemont Park, Mansion Park Stadium, and Blair County Convention Center.

According to the appraisal, the Logan Town Center Property is located within the Pittsburgh area retail market and the Blair County retail submarket. As of the third quarter 2017, the Pittsburgh area retail market reported an overall vacancy rate of 2.9% and an average asking rental rate of $14.24 per square foot. As of third quarter 2017, the Pittsburgh area retail market reported absorption of 794,164 square feet and new construction of 617,970 square feet. The Blair County retail submarket reported an overall vacancy rate of 2.5% and an average asking rental rate of $13.49 per square foot. As of third quarter 2017, the Blair County retail submarket reported negative absorption of 30,437 square feet and new construction of 7,500 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

The following table presents certain information relating to comparable retail properties for Logan Town Center Property:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Logan Town Center (Subject) Altoona, PA	2006/2012	715,791	98.3%	-	Boscov’s, Kohl’s, Giant Eagle
Petco – Sierra North Plaza Altoona, PA	2015/NAP	136,934	100.0%	4.0 miles	Petco
Park Hills Plaza Altoona, PA	1976/NAP	324,292	82.0%	3.4 miles	Weiss
Century III Plaza West Mifflin, PA	1996/NAP	370,683	100.0%	3.4 miles	Home Depot
At Home – West Manchester Mall York, PA	1995/2016	119,797	100.0%	152.0 miles	At Home
Shoppes at Pittsburgh Mills Frazier Township, PA	2005/NAP	9,907	76.0%	92.5 miles	NAP
Nittany Mall State College, PA	1968/NAP	436,136	92.0%	45.0 miles	Dunham’s Sporting Goods
Tanglewood Plaza Hilliard, OH	2007/NAP	117,806	100.0%	291.0 miles	Dick’s Sporting Goods, HHGregg

(1)	Information obtained from the appraisal dated October 20, 2017 and the underwritten rent roll.

The Borrower. The borrower is TKG Logan Town Centre, LP, a single-purpose Missouri limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Logan Town Center Whole Loan. The Logan Town Center borrower is owned by E. Stanley Kroenke (99.50%) as limited partner and TKG Logan Town Centre Realty, Inc. (0.50%) as single-purpose general partner with two independent directors. TKG Logan Town Centre Realty, Inc. is a Missouri Corporation, wholly owned by E. Stanley Kroenke. E. Stanley Kroenke is the non-recourse carveout guarantor and borrower sponsor for the Logan Town Center Loan.

The Borrower Sponsor. The borrower sponsor, E. Stanley Kroenke, is chairman, co-founder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 247 properties totaling approximately 39.1 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the St. Louis Rams of the National Football League, and is the largest shareholder in Arsenal FC of the English Premier League. The borrower sponsor is one of several defendants under complaints filed in April 2016 by the City of St. Louis related to the decision to relocate St. Louis Rams to Los Angeles. See “Description of the Mortgage Pool - Litigation and Other Considerations” in the Prospectus.

Escrows. No upfront reserves were required at origination. No ongoing monthly escrows are required for real estate taxes, insurance, replacement reserves or tenant improvement and leasing commissions so long as no Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Logan Town Center Whole Loan documents.

In the event a Cash Management Trigger Event or a Cash Sweep Event (as defined below) has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period and for the payment of insurance in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period; (ii) $8,947 for replacement reserves; and (iii) $29,825 for tenant improvement and leasing commissions (subject to a cap of $1,789,478). In addition, when a Cash Management Trigger Event and a Cash Sweep Event are in effect, the borrower is required to deposit in the TI/LC reserve any amounts paid to the borrower in connection with a termination, cancellation, sale or other disposition of any lease (or portion of the lease) other than any amount that relates to periods prior to such disposition date.

Lockbox and Cash Management. The Logan Town Center Whole Loan requires a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below) the borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Logan Town Center Whole Loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Logan Town Center Whole Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds shall be applied to the excess cash flow account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

A “Cash Management Trigger Event” will commence upon (i) the occurrence and continuation of an event of default; (ii) the borrower’s second late debt service payment within any consecutive 12-month period; (iii) any bankruptcy action with respect to the borrower, the guarantor or the property manager; (iv) a Cash Management DSCR Trigger Event (as defined below); or (v) a Critical Tenant Trigger Event (as defined below). A Cash Management Trigger Event will end with respect to clause (i) above, when such event of default has been cured; with respect to clause (ii), when the debt service payments have been made on time for 12 consecutive months; with respect to clause (iii), when such bankruptcy petition has been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the borrower or guarantor and within 120 days for the property manager, and certain other conditions have been satisfied; with respect to clause (iv) the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.15x for two consecutive calendar quarters, and certain other conditions have been satisfied; and with respect to clause (v) the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.15x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Logan Town Center Whole Loan.

A “Cash Sweep Event” will occur upon (i) the occurrence and continuation of an event of default; (ii) any bankruptcy action with respect to the borrower, the guarantor or the property manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) a Critical Tenant Trigger Event (as defined below). A Cash Sweep Event will end with respect to clause (i) when such event of default has been cured; with respect to clause (ii), when such bankruptcy petition has been discharged, stayed, or dismissed within 30 days of such filing for the borrower or guarantor, and within 120 days of such filing by the property manager, and certain other condition have been satisfied; with respect to clause (iii) above, the date the trailing 12-month amortizing net operating income debt service coverage ratio is greater than 1.10x for two consecutive calendar quarters, and certain other conditions have been satisfied; and with respect to clause (iv) above, the date a Critical Tenant Trigger Event cure has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any date the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x, unless, within five days of such date, the borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Logan Town Center Whole Loan.

A “Critical Tenant Trigger Event” will occur if E. Stanley Kroenke is not the guarantor and (i) if Boscov’s, Kohl’s, Giant Eagle or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) on the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease; (iii) on the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice; (iv) if an event of default under the Critical Tenant Lease occurs or is continuing; (v) if a bankruptcy action with respect to the Critical Tenant occurs; (vi) if the Critical Tenant discontinues its normal business operations; or (vii) if the Critical Tenant is downgraded below “BBB-” or the equivalent by any credit reporting agency. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii), the date that (1) a Critical Tenant Lease extension is executed and delivered to lender by the borrower and the related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; (b) with respect to clause (iv) after a cure of the applicable event of default; (c) with respect to clause (v), after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; (d) with respect to clause (vi), the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event (as defined below) has occurred; or (e) with respect to clause (vii) the date the credit rating of the related Critical Tenant is no longer less than “BBB-” or the equivalent by any credit reporting agency.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years; (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only (x) if no event of default exists and (y) if, as of the Master Lease termination date, (a) the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Logan Town Center Property is managed by TKG Management, Inc., an affiliate of the borrower sponsor.

Assumption. The borrower has the right to transfer the Logan Town Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LOGAN TOWN CENTER

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Logan Town Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Logan Town Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

One Century Place
26 Century Boulevard
Nashville, TN 37214
NASHVILLE
Madison
Madison Square
TriStar Skyline Medical Ctr.
Parkwood Estates
Willow Creek Park
Lock Two Park
Briley Pkwy
Grand Central Shopping Center
Trinity Hills Park
Dickerson Pike
Gallatin Pike
Preston Dr.
Gaylord Opryland Resort & Conv. Ctr.
Grand Ole Opry
Opryland Mills
American Baptist College
Trinity Ln.
Cumberland R.
Rhodes Park
Lischey Ave.
Cahal Ave.
East Nashville
Shelby Bottoms Nature Ctr. & Greenway
Two Rivers Golf Course
Ravenwood Country Club
Hermitage Hills Shopping Center
Lebanon Pike
Jackson Downs
3rd Ave N
Germantown
Main St
East End
Eastland Ave.
Shelby Golf Course
Shelby Park
Cumberland River
Crossings Shopping Center
Donelson Plaza
DONELSON
Hermitage
MUSIC CITY STAR
State Capitol
Nissan Stadium
THE DISTRICT
Shelby Ave
Bridgestone Arena
RIVER-FRONT
Downtown
THE GULCH
Music City Ctr.
St. Thomas Midtown Hosp.
Lebanon Pike
Donelson
Stewarts Ferry Pike
Bridgestone Americas, Inc.
Elm Hill Pike
Metropolitan Airport Center
TEKsystems
Allied Universal
MUSIC ROW
Vanderbilt University
12th Ave S
Adventure Science Ctr.
Trevecca Nazarene University
Elm Hill Pike
Belmont University
South Nashville
Murfreesboro Pike
Nashville International Airport
Nashville Speedway
Crescent Plaza
Briley Pkwy
J. Percy Priest Reservoir
Berry Hill
Donelson Pike
DAVIDSON COUNTY
Bell Rd.
Woodmont Blvd
Willowbrook Commons
Seven Oaks Park
Hamilton Creek Metro Park
Lipscomb University
One Hundred Oaks Mall
Franklin Pike
Nolensville Pike
McCall St.
Paragon Mills Park
Antioch Pike
Battery Ln.
Nashboro Village
Nashboro Golf Course
Ezell Road Park
Nashville Zoo at Grassmere
Harding Mall
Harding Pl.
Antioch
Oak Hill
Una Antioch Pike
Four Corners
TriStar Southern Hills Med. Ctr.
Edmondson Pike
Richards Rd.
Radnor Lake State Nature Area
Hendersonville
Mount Juliet
Ashland City
CHEATHAM COUNTY
DAVIDSON COUNTY
NASHVILLE
Rural Hill
Belle Meade
Forest Hills
Oak Hill
Brentwood
La Vergne
Smyrna
WILLIAMSON COUNTY
Nolensville
Franklin
RUTHERFORD COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – One Century Place

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$44,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$44,000,000			Location:	Nashville, TN
% of Initial Pool Balance:	5.9%			Size:	538,792 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$123.05
Borrower:	SCUS OCP LLC			Year Built/Renovated:	1991/2016
Borrower Sponsor:	Stone Company SPC			Title Vesting:	Fee
Mortgage Rate:	3.790%			Property Manager:	Transwestern
Note Date:	October 19, 2017			4th Most Recent Occupancy (As of)(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4)	93.0% (12/31/2014)
Maturity Date:	November 6, 2027			2nd Most Recent Occupancy (As of)(4):	98.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	99.8% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	99.8% (10/11/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$6,367,858 (12/31/2014)
Call Protection:	L(23),GRTR 1% or YM(91),O(6)			3rd Most Recent NOI (As of):	$6,220,568 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$6,986,174 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$7,145,819 (TTM 8/31/2017)
Additional Debt Type(1)(2):	Pari Passu; Future Mezzanine; Future
	Unsecured
				U/W Revenues:	$12,080,931
				U/W Expenses:	$4,449,986
Escrows and Reserves(3):				U/W NOI:	$7,630,945
				U/W NCF:	$6,967,293
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1):	3.00x
				U/W NCF DSCR(1):	2.73x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.5%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value:	$102,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	September 15, 2017
Elevator Upgrades Repair Reserve	$2,455,896	$0	NAP	Cut-off Date LTV Ratio(1):	65.0%
Willis Tenant Reserves	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	65.0%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the One Century Place Whole Loan (as defined below).

(2)	See “Subordinate and Mezzanine Indebtedness” section.

(3)	See “Escrows” section.

(4)	See the table titled “Historical Occupancy.” Historical occupancy prior to 12/31/2014 is unavailable due to acquisition financing.

The Mortgage Loan. The mortgage loan (the “One Century Place Mortgage Loan”) is part of a whole loan (the “One Century Place Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the fee simple interest in a 538,792 square foot office complex located in Nashville, Tennessee (the “One Century Place Property”). The One Century Place Whole Loan was originated on October 19, 2017 by Barclays Bank PLC. The One Century Place Whole Loan had an original principal balance of $66,300,000, has an outstanding principal balance as of the Cut-off Date of $66,300,000 and accrues interest at an interest rate of 3.790% per annum. The One Century Place Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the term of the One Century Place Whole Loan. The One Century Place Whole Loan matures on November 6, 2027.

Note A-1, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $44,000,000, has an outstanding principal balance as of the Cut-off Date of $44,000,000 and represents the controlling interest in the One Century Place Whole Loan. The non-controlling Note A-2, had an original principal balance of $22,300,000, has an outstanding principal balance as of the Cut-off Date of $22,300,000 and was contributed to the WFCM 2017-C41 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

The following table presents a summary of the promissory notes comprising the One Century Place Whole Loan.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$44,000,000	WFCM 2017-C42	Yes
A-2	$22,300,000	WFCM 2017-C41	No
Total	$66,300,000

On November 6, 2019 and on any business day thereafter, the borrowers have the right to prepay the One Century Place Whole Loan in whole (or in part in connection with a Debt Yield Cure Prepayment, as defined below) on any date on or before May 6, 2027, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Century Place Whole Loan is prepayable without penalty after May 6, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$66,300,000	63.7%	Purchase price	$100,000,000	96.0%
Borrower sponsors’ new cash contribution	37,838,990	36.3	Reserves	2,455,896	2.4
			Closing costs	1,683,094	1.6

Total Sources	$104,138,990	100.0%	Total Uses	$104,138,990	100.0%

The Property. The One Century Place Property consists of a 538,792 square foot, Class A office building located in Nashville, Tennessee, at the I-40/Briley Parkway interchange on the north side of the Nashville International Airport, less than 10.0 miles from downtown Nashville. Constructed in 1991, the One Century Place Property sits on a 28.4-acre site with views of the Downtown Nashville skyline. The One Century Place Property features amenities including a 37,268 square foot conference center with a 200-seat amphitheater and 14 additional meeting spaces that can accommodate up to 75 people each. Additionally, the One Century Place Property includes a full-service cafeteria, with a patio that can seat up to 300 people for breakfast and lunch, as well as provide catering services. According to the sponsor, approximately $5.9 million of capital expenditures have been invested in the One Century Place Property over the last 10 years, including a roof replacement, cooling towers replacement, restroom renovations and parking improvements. The One Century Place Property features both surface and underground garage parking totaling a combined 2,119 spaces (approximately 3.9 per 1,000 square foot).

The One Century Place Property is leased to 13 tenants across a diverse spectrum of industries, including government, insurance, financial services, technology and transportation industries. The largest tenants at the One Century Place Property include Willis North America (“Willis”) (36.7% of U/W base rent), Asurion (22.3% of U/W base rent), Tennessee Lottery (11.5% of U/W base rent), and Tennessee Valley Authority (9.7% of U/W base rent). According to the sponsor, Willis as a provider of risk management, insurance brokerage and other risk services, is one of the world’s oldest insurance brokers and is the original tenant at the One Century Place Property. Asurion is a technology solutions company that provides maintenance and insurance services for smartphones, tablets, consumer electronics and other appliances. Tennessee Lottery has sold lottery tickets since 2004 and has provided over $300 million to education programs in the state, and is headquartered at the One Century Place Property. Tennessee Valley Authority is a federally-owned corporation that provides navigation, flood control, electricity generation and economic development in the Tennessee Valley region and ranks as the second largest seller of electricity with over $10.6 billion in revenue in 2016. As of October 11, 2017, the One Century Place Property was 99.8% occupied by 13 tenants, with 72.1% of the net rentable area and 69.1% of the U/W base rent attributable to investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

The following table presents certain information relating to the tenancy at the One Century Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Willis	BBB/Baa3/NR	177,351	32.9%	$24.71	$4,382,343	36.7%	4/30/2026(3)
Asurion	NR/B1/B+	105,219	19.5%	$25.31	$2,663,583	22.3%	12/31/2023(4)
Tennessee Lottery(5)	NR/Aaa/AAA	55,962	10.4%	$24.56	$1,374,418	11.5%	4/30/2025(6)
Tennessee Valley Authority	NR/Aaa/AA+	45,807	8.5%	$25.22	$1,155,252	9.7%	10/31/2023(7)
American President Lines, Ltd.	NR/NR/NR	40,653	7.5%	$24.35	$989,839	8.3%	5/31/2021(8)
Total Major Tenants		424,992	78.9%	$24.86	$10,565,435	88.6%

Non-Major Tenants(9)		112,459	20.9%	$12.09	$1,360,156	11.4%

Occupied Collateral Total		537,451	99.8%	$22.19	$11,925,592	100.0%

Vacant Space		1,341	0.2%

Collateral Total		538,792	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2018, totaling $258,251.

(3)	Willis has two, five-year lease renewal options.

(4)	Asurion has two, five-year lease renewal options. Asurion has a one-time right to terminate its lease effective September 1, 2019 by providing 12 months’ notice and by the payment of all unamortized brokerage commissions, concessions and tenant improvement allowance in accordance with their lease. See “Escrows” below.

(5)	Tennessee Lottery subleases 4,164 square feet to GTECH Corporation and 340 square feet to Scientific Games International, Inc., both coterminous with the Tennessee Lottery lease.

(6)	Tennessee Lottery has two, five-year lease renewal options.

(7)	Tennessee Valley Authority has two, five-year lease renewal options. Tennessee Valley Authority has a one-time right to terminate its lease effective October 31, 2020 with 12 months’ notice and by the payment of all unamortized costs, six months of rent, and other such payments set forth in the lease if (i) the programmatic element or business unit of Tennessee Valley Authority is no longer doing business within a 50-mile radius of the One Century Place Property or (ii) Tennessee Valley Authority needs less than 90 personnel to conduct its business with reasonable evidence of such factor.

(8)	American President Lines, Ltd. has one, five-year lease renewal option. American President Lines, Ltd. has a one-time right to terminate its lease effective August 31, 2019 by providing 10 months’ notice and by the payment of all unamortized brokerage commissions, concessions, tenant improvement allowances and four months of rent in accordance with their lease.

(9)	Sodexo was not considered a Major Tenant as Sodexo operates 61,566 square feet of cafe and conference center building amenities space and thus pays reduced rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

The following table presents certain information relating to the lease rollover schedule at the One Century Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	1,656	0.3%	1,656	0.3%	$34,114	0.3%	$20.60
2018	2	14,071	2.6%	15,727	2.9%	$342,907	2.9%	$24.37
2019(4)	1	1	0.0%	15,728	2.9%	$3,600	0.0%	$3,600
2020(5)	2	4,650	0.9%	20,378	3.8%	$57,458	0.5%	$12.36
2021(6)	2	102,219	19.0%	122,597	22.8%	$1,172,539	9.8%	$11.47
2022	1	30,515	5.7%	153,112	28.4%	$739,378	6.2%	$24.23
2023	2	151,026	28.0%	304,138	56.4%	$3,818,836	32.0%	$25.29
2024	0	0	0.0%	304,138	56.4%	$0	0.0%	$0.00
2025	1	55,962	10.4%	360,100	66.8%	$1,374,418	11.5%	$24.56
2026	1	177,351	32.9%	537,451	99.8%	$4,382,343	36.7%	$24.71
2027	0	0	0.0%	537,451	99.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	537,451	99.8%	$0	0.0%	$0.00
Vacant	0	1,341	0.2%	538,792	100.0%	$0	0.0%	$0.00
Total/Weighted Average	13	538,792	100.0%			$11,925,592	100.0%	$22.19

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

(4)	2019 represents XO Communications, a telecommunication tenant which operates optical fiber and other telecommunications equipment throughout the One Century Place Property.

(5)	2020 includes 2,845 square feet of management office and storage space.

(6)	2021 includes all of Sodexo’s leased area and rent, which includes the contractual right to use the cafe space to provide meals to third-party customers, which right is renewed annually.

The following table presents historical occupancy percentages at the One Century Place Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	10/11/2017(3)
NAV	93.0%	98.7%	99.8%	99.8%

(1)	Information obtained from the borrower. Historical occupancy prior to 12/31/2014 is unavailable due to acquisition financing.

(2)	The increase from 12/31/2014 occupancy to 12/31/2015 occupancy is primarily attributable to the Cummins, Inc. lease commencing on August 1, 2015 for 30,515 square feet

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One Century Place Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)	TTM 8/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,756,676	$10,561,928	$11,240,027	$11,507,964	$12,482,529(2)	103.3%	$23.17
Grossed Up Vacant	$0	$0	$0	$0	$34,866	0.3	0.06
Total Reimbursables	$352,178	$105,505	$183,490	$54,972	$57,003	0.5	0.11
Other Income	$182,561	$173,449	$102,875	$135,254	$135,254	1.1	0.25
Less Vacancy & Credit	0	0	0	0	(628,720)(3)	(5.2)	(1.17)
Effective Gross	$11,291,415	$10,840,882	$11,526,392	$11,698,190	$12,080,931	100.0%	$22.42

Total Operating Expenses	$4,923,558	$4,620,314	$4,540,218	$4,552,371	$4,449,986	36.8%	$8.26

Net Operating Income	$6,367,858	$6,220,568	$6,986,174	$7,145,819	$7,630,945	63.2%	$14.16
TI/LC	0	0	0	0	538,792	4.5	1.00
Capital Expenditures	0	0	0	0	124,861	1.0	0.23
Net Cash Flow	$6,367,858	$6,220,568	$6,986,174	$7,145,819	$6,967,293	57.7%	$12.93

NOI DSCR(4)	2.50x	2.44x	2.74x	2.80x	3.00x
NCF DSCR(4)	2.50x	2.44x	2.74x	2.80x	2.73x
NOI DY(4)	9.6%	9.4%	10.5%	10.8%	11.5%
NCF DY(4)	9.6%	9.4%	10.5%	10.8%	10.5%

(1)	The increase in Net Operating Income from 2015 to U/W is primarily attributable to Cummins, Inc. lease commencing on August 1, 2015 for 30,515 square feet.

(2)	U/W Base Rent includes contractual rent steps through August 2018, totaling $258,251 and straight-line rent through maturity totaling $556,937 for four investment grade tenants.

(3)	The underwritten economic vacancy is 5.0%. The One Century Place Property was 99.8% leased as of October 11, 2017.

(4)	Debt service coverage ratios and debt yields are based on the One Century Place Whole Loan.

Appraisal. As of the appraisal valuation date of September 15, 2017 the One Century Place Property had an “as-is” appraised value of $102,000,000. The appraised value excludes the 15.0 acre development release parcel described in the “Free Release” section below.

Environmental Matters. According to a Phase I environmental site assessment dated July 6, 2017, there was no evidence of any recognized environmental conditions at the One Century Place Property.

Market Overview and Competition. The One Century Place Property is located in the Airport North office submarket of the Nashville market, in close proximity to the Nashville International Airport. The Nashville International Airport served more than 13.0 million passengers in 2016, an 11.0% increase over the previous year. In August 2016, the Metro Nashville Airport Authority announced a $1.2 billion renovation and expansion to be completed in phases over the subsequent five to seven years. The One Century Place Property benefits from access to the Briley Parkway within a mile of the property, and Interstate 40 within 2.0 miles of the One Century Place Property.

As of the second quarter of 2017, the Airport North office submarket had approximately 6.3 million square feet of office inventory, average asking rents of $20.32 per square foot and a vacancy rate of 4.2%. According to the appraisal, the 2016 estimated population within a one, three and five-mile radius of the One Century Place Property was 3,780, 39,861 and 147,318, respectively; while the 2016 estimated average household income within the same radii was $52,753, $54,100 and $54,051, respectively.

The following table presents certain information relating to comparable office leases for the One Century Place Property:

Comparable Leases(1)

Property Name/Location	Year Built	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
UBS Tower Nashville, TN	1973	94%	8.1 miles	Houzz Inc.	Mar. 2018 / 10 Yrs.	18,675	$27.00	FSG
Lakeview I Nashville, TN	1986	68%	0.2 miles	Confidential	Feb. 2018 / 5 Yrs.	5,500	$22.25	FSG
Highland Ridge II Nashville, TN	1984	98%	1.3 miles	Confidential	Sep. 2017 / 5 Yrs.	NAV	$23.30	FSG
Highland Ridge I Nashville, TN	1983	82%	1.1 miles	Confidential	Aug. 2017 / 7 Yrs.	7,830	$23.75	FSG
L&C Tower Nashville, TN	1955	75%	8.9 miles	NIC Ink	May 2017 / 5 Yrs.	3,000	$27.50	FSG

(1)	Information obtained from the appraisal and third party reports.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

The Borrower. The borrower for the One Century Place Whole Loan is SCUS OCP LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Century Place Whole Loan. Stone Company SPC is the guarantor of certain nonrecourse carveouts under the One Century Place Whole Loan. The guarantor must at all times maintain a net worth of at least $70,000,000 and maintain liquid assets of at least $7,000,000, as reasonably determined by the lender.

The Borrower Sponsor. The borrower sponsor is Stone Company SPC. Stone Company SPC is beneficially owned by a Middle Eastern family office.

Escrows. The loan documents provide for upfront reserves in the amount of $2,455,896 for work relating to repairs, replacements, improvements, upgrades and modernization of the elevator systems at the One Century Place Property.

The loan documents do not require monthly reserve deposits for real estate taxes and replacement reserves so long as no Cash Sweep Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Sweep Period is in effect and (ii) the borrower provides the lender with evidence that the One Century Place Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums (when such blanket insurance policy is not in-place) and $6,735 (approximately $0.15 per square foot annually) for replacement reserves (capped at $242,456).

Following the occurrence and during the continuance of a Cash Sweep Period, the borrower is required to make monthly deposits of $38,164 (approximately $0.85 per square foot annually) for TI/LCs (capped at $1,373,914). The borrower is also required to deposit into the TI/LC reserve any lease termination fees at the One Century Place Property. If Asurion gives notice to terminate its lease on September 1, 2019 and the final lease termination payment is less than $2,500,000, then the borrower will also be required to deposit into the TI/LC reserve one-twelfth of the difference between $2,500,000 and the Asurion lease termination payment for twelve months on each payment date. On each payment date during the continuance of a Cash Sweep Period caused by a Willis Trigger Event (as defined below), the borrower will be required to sweep all excess cash flow from the One Century Place Property into a reserve (the “Willis Rollover Reserve”) until the amount on deposit in the Willis Rollover Reserve equals or exceeds $4,877,153 to be used for TI/LCs in connection with re-leasing the Willis space. Additionally, on the payment date occurring in May, 2020 and on each payment date thereafter through and including the payment date occurring in April 2021, the borrower is required to deposit $64,429 for the full amount of an outstanding tenant improvement allowance obligation pursuant to the Willis lease for the period commencing May 1, 2021 and ending on April 30, 2022.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) the net operating income debt yield (as calculated under the loan documents) being less than 8.0% for any two consecutive calendar quarters or (iii) if prior to May 1, 2025 the borrower failing to deliver to the lender an estoppel (the “Willis Condition Satisfaction Estoppel”) evidencing the renewal of the Willis lease by Willis or one or more acceptable replacement tenants subject to conditions set forth in the One Century Place Whole Loan documents including a minimum term of five years and the applicable replacement tenant or tenants paying full, unabated rent which equals or exceeds 85.0% of the rent payable under the Willis lease (the “Willis Trigger Event”). A Cash Sweep Period will cease upon (a) with respect to (i), the cure of such event of default, (b) with respect to (ii), the net operating income debt yield being equal to or greater than 8.0% for any two consecutive calendar quarters and (c) with respect to (iii), the receipt of the Willis Condition Satisfaction Estoppel or the amount on deposit in the Willis Rollover Reserve equals or exceeds $4,877,153. With respect to (ii), the borrower has the option to partially prepay the One Century Place Whole Loan on or after November 6, 2019 with the payment of a yield maintenance premium (the “Debt Yield Cure Prepayment”), or post cash or a letter of credit in amount equal to such prepayment that would result in the achievement of such debt yield.

Lockbox and Cash Management. The One Century Place Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the One Century Place Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the occurrence and continuance of a Cash Sweep Period, all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the One Century Place Whole Loan (unless such Cash Sweep Period was caused solely by a Willis Trigger Event).

Property Management. The One Century Place Property is managed by Transwestern Commercial Services Georgia, L.L.C., d/b/a Transwestern (“Transwestern”). Transwestern is a privately held property manager which specializes in agency leasing, tenant advisory, capital markets and asset services with 35 U.S. offices and based in Houston, Texas.

Assumption. The borrower has, at any time (other than the period 60 days prior to a securitization of a note or the period 60 days after a securitization of a note) the right to transfer the One Century Place Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the One Century Place companion loans.

Free Release. On or after November 6, 2018, on any business day, the borrower is permitted to obtain the release of a 15-acre development parcel, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing, (ii) the release will not adversely affect the access to the remaining property, (iii) the borrower has obtained separate tax identification numbers, (iv) the owner of the development parcel will not be permitted to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE CENTURY PLACE

lease, directly or indirectly, any portion of any space at the development parcel to any tenant and any affiliates of such tenant under any lease at the remaining property unless certain conditions are satisfied in the One Century Place Whole Loan documents, (v) the release conforms to REMIC requirements, (vi) evidence is provided that the remaining property will be in compliance with all applicable legal and zoning requirements and (vii) the loan-to-value ratio for the remaining property is in compliance with all REMIC requirements and no greater than 65.0%.

Real Estate Substitution. Not permitted.

Future Mezzanine Indebtedness. Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness on the earlier to occur of (x) two years after the closing date of the securitization that includes the last note to be securitized or (y) October 19, 2020, provided (a) prior written notice of not less than 30 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is coterminous or in excess of the term of the One Century Place Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the One Century Place Whole Loan and permitted mezzanine loan will not be greater than 63.4%, (f) the debt service coverage ratio of the One Century Place Whole Loan and the permitted mezzanine loan is equal to or greater than 2.57x, (g) the debt yield of the One Century Place Whole Loan and the permitted mezzanine loan is equal to or greater than 10.9%, (h) if the mezzanine loan is floating rate, the borrower is required to acquire and maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each of KBRA, Fitch and Moody’s that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 certificates and similar ratings confirmations from each rating agency rating any securities backed by the One Century Place companion loans with respect to the ratings of such securities, and (i) any other requirements as stated under the One Century Place Whole Loan documents are met.

Future Unsecured Indebtedness. The borrower is permitted to obtain subordinate unsecured loans from a direct or indirect owner of the borrower, provided (i) prior written notice of not less than 30 days, but not more than 90 days, is provided to the lender specifying the origination date of the permitted unsecured loan, (ii) the subordinate loan is made in accordance with the borrower’s organizational documents, (iii) the subordinate loan will have a fixed rate of interest and will not have a stated maturity date which occurs on or prior to the maturity date of the One Century Place Whole Loan, (iv) payments under or with respect to any such subordinate loan will be made only from excess cash flow from the One Century Place Property, (v) the holder of the subordinate loan will waive all rights to declare default and pursue remedies with respect to such subordinate loan while the One Century Place Whole Loan is outstanding, (vi) the maximum amount of such subordinate loan will not exceed 10.0% of the amount of the One Century Place Whole Loan, (vii) proceeds of such subordinated loan will be used only in connection with the One Century Place Property and the operation, maintenance and repair of the One Century Place Property, (viii) such subordinate loan will be deemed to be discharged upon a foreclosure of any mezzanine indebtedness, (ix) rating agency confirmation, and (x) any other requirements as stated under the One Century Place Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The One Century Place Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Century Place Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist. The loan documents also require business interruption insurance covering no less than an amount equal to 100% of the projected gross income from the One Century Place Property on an actual loss sustained basis for a period beginning on the date of business interruption and continuing until the restoration of the One Century Place Property is completed, or the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

Rendering

Rendering

Rendering of Moffett Towers II Campus Upon Completion

DISCOVERY WAY
5TH AVENUE
11TH AVENUE
B1
B2
B3
B4
B5
PSb
PSc
Amenities Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

Moffett Towers II - Building 2
905 11th Avenue
Sunnyvale, CA 94089
San Francisco Bay
Palo Alto Airport of Santa Clara County
San Francisco Intl. Airport 20 miles
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Palo Alto
Intuit
Garcia Ave.
Shoreline Golf Links
Shoreline Amphitheatre
LinkedIn
Googleplex
Computer History Museum
Microsoft
Moffett Federal Airfield
Moffett Field Golf Course
NASA Ames Research Ctr.
Yahoo Corporate Campus
3rd Ave.
HP
Lockheed Martin
Amazon Lab126
Moffett Towers
Juniper Networks
NetApp
Google Tech Corners
Twin Creeks Sports Complex
Caribbean Dr.
Borregas
Crossman
South Bay Fwy
Sunnyvale Baylands Park
237
Santa Clara Golf & Tennis Club
Lafayette St.
Gold St.
Google X Lab
SAN ANTONIO
San Antonio Rd.
Middlefield Rd.
CALTRAIN
Central Expwy.
San Antonio Shopping Center
82
El Camino Blvd.
MTN. VIEW
85
Symantec
Google Quad Campus
Sunnyvale Golf Course
Bayshore/NASA
101
Moffett Park
Sheraton Sunnyvale
Fair Oaks Ave.
Fair Oaks
Vienna
Reamwood
Old Ironsides
Great America
VTA
LIGHT RAIL
Levi's Stadium
California's Great America
Great America Pkwy.
West Valley Mission College
Broadcom
Mercado Santa Clara
Intel
Middlefield
Whisman
Evelyn
Maude Ave.
LinkedIn Corp.
Synopsys
Apple Sunnyvale
T-Mobile
Thompson Reuters
SUNNYVALE
Bayshore Fwy
Trimble Inc.
AMD
Lawrence Expwy.
Akamai Technologies
Scott Blvd.
Ericsson
Bowers Ave.
Applied Materials
San Jose Intl. Airport 2 miles
Mountain View
Central Expwy.
Chelsio Communications
@WalmartLabs
SUNNYVALE
Northrop Grumman
Cambrios Technologies Corp.
Kifer Rd.
Intel
NVIDIA
El Monte Ave.
Los Altos
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
Downtown Sunnyvale
Evelyn Ave.
LAWRENCE
Monroe St.
Cuesta Park
Springer Rd.
Miramonte Ave.
Grant Rd.
Stevens Creek Fwy
Remington Dr.
El Camino Real
Wolfe Rd.
Sunken Gardens Golf Course
SANTA CLARA
San Tomas Expwy.
Foothill Expwy
280
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
SANTA CLARA COUNTY
El Camino Real
Lawrence Expwy.
Benton St.
Ortega Park
Kaiser Permanente Santa Clara Medical Center
Central Park
Homestead Rd.
Homestead Square Shopping Ctr.
APPLE PARK
Cupertino Village
Homestead Rd.
Apple
Cupertino
Vallco Shopping Mall
Junipero Serra Fwy
Pruneridge Ave.
Agilent Technology
Saratoga Ave.
Stevens Creek Blvd.
Seagate Technology
De Anza College
Marketplace on Stevens Creek
Villa Shopping Center
Stevens Creek Blvd.
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Lafayette
Sausalito
Alamo
CONTRA COSTA COUNTY
OAKLAND
Danville
SAN FRANCISCO
Alameda
San Ramon
San Francisco Bay
Castro Valley
Dublin
Oakland Intl. Airport
Daly City
San Francisco Intl. Airport
Livermore
Hayward
Pleasanton
Pacifica
Millbrae
San Mateo
Union City
Hillsborough
ALAMEDA COUNTY
Redwood City
Belmont
Newark
Fremont
Half Moon Bay
Mtn. View
Moffett Federal Airfield
Woodside
Palo Alto
Milpitas
San Jose Intl. Airport
Pacific Ocean
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
SANTA CLARA COUNTY
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Moffett Towers II - Building 2

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment				Property Type:	Office
(Fitch/KBRA/Moody’s):	BBB-/NR/NR			Specific Property Type:	Suburban
Original Principal Balance(1):	$40,000,000			Location:	Sunnyvale, CA
Cut-off Date Balance(1):	$40,000,000			Size(5):	362,563 SF
% of Initial Pool Balance:	5.4%			Cut-off Date Balance Per SF(1)(5):	$455.09
Loan Purpose:	Refinance			Year Built/Renovated:	2017/NAP
Borrower Name:	MT2 B2 LLC			Title Vesting:	Fee
Borrower Sponsor:	Jay Paul Company			Property Manager:	Self-managed
Mortgage Rate:	3.6189%			4th Most Recent Occupancy (As of)(6):	NAP
Note Date:	November 16, 2017			3rd Most Recent Occupancy (As of)(6):	NAP
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(6):	NAP
Maturity Date:	December 6, 2027			Most Recent Occupancy (As of)(6):	NAP
IO Period:	60 months			Current Occupancy (As of):	100.0% (12/1/2017)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of)(6):	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(6):	NAP
Call Protection(2):	L(24),D(89),O(7)			2nd Most Recent NOI (As of)(6):	NAP
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of)(6):	NAP
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine
				U/W Revenues:	$22,525,092
				U/W Expenses:	$2,840,101
				U/W NOI:	$19,684,992
Escrows and Reserves(4):				U/W NCF:	$18,805,659
				U/W NOI DSCR(1):	2.18x
Type:	Initial	Monthly(4)	Cap (If Any)	U/W NCF DSCR(1):	2.08x
Taxes	$0	$111,859	NAP	U/W NOI Debt Yield(1):	11.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	11.4%
Rent Concessions Reserve	$8,332,337	$0	NAP	As-Is Appraised Value:	$351,000,000
TI/LC Reserve	$19,433,495	$0	NAP	As-Is Appraisal Valuation Date:	October 18, 2017
Debt Service Reserve	$1,000,000	Springing	NAP	Cut-off Date LTV Ratio(1):	47.0%
Parking Abatement Reserve	$2,700,000	Springing	NAP	LTV Ratio at Maturity or ARD(1):	42.4%
Amenities Rent Reserve	$286,310	Springing	NAP

(1)	See “The Mortgage Loan” section. All statistical information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 2 Whole Loan (as defined below). The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, U/W NCF DSCR and U/W NOI Debt Yield based on the Moffett Towers II - Building 2 Whole Loan and the Moffett Towers II - Building 2 Mezzanine Loan (as defined below) (together, the “Moffett Towers II - Building 2 Total Debt”), are 76.9%, 72.3%, 1.23x and 7.3%, respectively.

(2)	The lockout period will be at least 24 payments, beginning with and including the first payment date of January 6, 2018. Defeasance of the Moffett Towers II - Building 2 Mortgage Loan (as defined below) is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 16, 2020. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C42 Trust closing date in December 2017.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	Certain springing Escrows and Reserves are required on a one-time basis. See “Escrows” section.

(5)	Size of 362,563 square feet is comprised of 350,633 square feet of office space in the Moffett Towers II - Building 2 Property (as defined below) along with 11,930 square feet of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 square foot fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the greater Moffett Towers II Campus. See “Amenities and Common Areas” section.

(6)	Historical occupancy, operating and financial information is unavailable as the Moffett Towers II - Building 2 Property (as defined below) was built in 2017.

The Mortgage Loan. The mortgage loan (the “Moffett Towers II - Building 2 Mortgage Loan”) is part of a whole loan (the “Moffett Towers II - Building 2 Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee simple interest in a Class A office building fully leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers II - Building 2 Property”). The Moffett Towers II - Building 2 Whole Loan was originated on November 16, 2017 by Barclays Bank PLC and Morgan Stanley Bank, N.A. The Moffett Towers II - Building 2 Whole Loan had an original principal balance of $165,000,000, has an outstanding principal balance as of the Cut-off Date of $165,000,000 and accrues interest at an interest rate of 3.6189% per annum. The Moffett Towers II - Building 2 Whole Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payment periods followed by payments of principal and interest based on a 30-year amortization schedule. The Moffett Towers II - Building 2 Whole Loan matures on December 6, 2027.

Note A-3, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents a non-controlling interest in the Moffett Towers II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

- Building 2 Whole Loan. The controlling Note A-1 and the non-controlling Notes A-2 and A-4 are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$43,000,000	Barclays Bank PLC	Yes
A-2	$40,750,000	Barclays Bank PLC	No
A-3	$40,000,000	WFCM 2017-C42	No
A-4	$41,250,000	Morgan Stanley Bank, N.A.	No
Total	$165,000,000

Following the lockout period, on any date before June 6, 2027, the borrower has the right to defease the Moffett Towers II - Building 2 Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) November 16, 2020. The Moffett Towers II - Building 2 Whole Loan is prepayable without penalty on or after June 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$165,000,000	61.1%	Loan payoff	$207,408,056	76.8%
Mezzanine loan	105,000,000	38.9	Reserves	31,752,142	11.8
			Return of equity	20,183,519	7.5
			Closing costs	10,656,282	3.9

Total Sources	$270,000,000	100.0%	Total Uses	$270,000,000	100.0%

The Property. The Moffett Towers II - Building 2 Property is a newly-constructed, eight-story, Class A office building totaling 350,633 square feet in Sunnyvale, California. As of December 1, 2017, the Moffett Towers II – Building 2 Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis through April 2028, with two, seven-year extension options and no early termination options. Amazon serves as guarantor of the lease and, as of the origination date, has taken possession of the Moffett Towers II - Building 2 Property and commenced the build out of its space. Outstanding rent concessions and tenant improvement allowances related to the Amazon lease were deposited into escrow by the borrower on the origination date (See “Escrows” section).

The Moffett Towers II - Building 2 Property comprises a portion of the first phase (“Phase I”) of the planned approximately 1.8 million square-foot, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.3 acres in Sunnyvale, California. Phase I of the Moffett Towers II Campus development includes the Moffett Towers II - Building 2 Property and an adjacent surface parking lot (completed in 2017) as well as the 350,633 square foot Moffett Towers II - Building 1 (April 2018 expected completion), an enclosed parking structure (April 2018 expected completion) and a 59,650 square foot fitness/amenities building (July 2018 expected completion). The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure once completed pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement (see “Amenities and Common Areas” section). Inclusive of the future enclosed parking structure (of which 361 spaces are dedicated to Amazon pursuant to its lease) and the completed surface parking lot (of which 707 spaces are dedicated to Amazon pursuant to its lease), the Moffett Towers II - Building 2 Property has a parking ratio of 3.3 spaces per 1,000 square feet. On the origination date, the Moffett Towers II - Building 2 Guarantor (as defined below) executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Completion Guaranty” section). Additionally, the Moffett Towers II - Building 2 Whole Loan documents require upfront and springing reserves related to the completion and delivery of the fitness/amenities building and the enclosed parking structure (see “Escrows” section). Subsequent phases of the Moffett Towers II Campus development are expected to include the construction of three additional 350,633 square foot Class A office buildings as well as two separate enclosed parking structures.

Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that it increased net income from an approximately $241.0 million loss in 2014 to an approximately $2.4 billion profit in 2016 with total net sales of approximately $136.0 billion in 2016. Most recently, net sales increased to $43.7 billion in the third quarter of 2017, up approximately 34.0% from the one year earlier. Amazon employed approximately 341,400 employees as of December 31, 2016.

The Moffett Towers II - Building 2 Property is expected to house Amazon’s Lab126, a research and development subsidiary that designs and engineers high-profile consumer electronics. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo. Lab126 is headquartered in the nearby Moffett Towers I, which is located approximately 0.5 miles from the Moffett Towers II - Building 2 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

The following table presents certain information relating to the tenancy at the Moffett Towers II - Building 2 Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(2)(3)(4)(5)	Annual U/W Base Rent(3)(4)(5)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Amazon	NR/Baa1/AA-	362,563	100.0%	$55.81	$20,233,410	100.0%	4/30/2028(6)
Total Major Tenant		362,563	100.0%	$55.81	$20,233,410	100.0%

Vacant Space		0	0.0%

Collateral Total		362,563	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Tenant NRSF of 362,563 square feet is comprised of 350,633 square feet of office space in the Moffett Towers II - Building 2 Property (as defined below) along with 11,930 square feet of space allocated to the Moffett Towers II - Building 2 Property in a 59,650 square foot fitness/amenities building, based on a specified to-be 20.0% share in the common elements of the greater Moffett Towers II Campus. See “Amenities and Common Areas” section.

(3)	Annual U/W Base Rent PSF and Annual U/W Base Rent include $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

(4)	Amazon has five months of free rent and eight months of waived fitness/amenities use fees remaining, all of which were deposited into escrow on the origination date. The borrower also deposited $286,310 into escrow on the origination date for an Amenities Rent Reserve, which represents six months of use fees due for the fitness/amenities building commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (see “Escrows” section).

(5)	Amazon is entitled to a base rent abatement in the amount of $15,000 per day for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361-spaces allocated to Amazon within the enclosed parking structure in accordance with the Amazon lease. An amount equal to 180 days of base rent abatements ($2,700,000) was deposited into escrow on the origination date (see “Escrows” section).

(6)	Amazon has two, seven-year lease renewal options.

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers II - Building 2 Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	362,563	100.0%	362,563	100.0%	$20,233,410	100.0%	$55.81
Vacant	0	0	0.0%	362,563	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	362,563	100.0%			$20,233,410	100.0%	$55.81

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent, % of Annual U/W Base Rent and Annual U/W Base Rent PSF include $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

The following table presents historical occupancy percentages at the Moffett Towers II - Building 2 Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/1/2017(2)
NAP	NAP	NAP	NAP	100.0%

(1)	Historical Occupancy prior to 12/6/2017 is not applicable as the Moffett Towers II - Building 2 Property was built in 2017.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Moffett Towers II - Building 2 Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$20,233,410	89.8%	$55.81
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	2,751,378	12.2	7.59
Less Vacancy & Credit Loss(3)	(459,696)	(2.0)	(1.27)
Effective Gross Income	$22,525,092	100.0%	$62.13

Total Operating Expenses	$2,840,101	12.6%	$7.83

Net Operating Income	$19,684,992	87.4%	$54.29
TI/LC	806,820	3.6	2.23
Capital Expenditures	72,513	0.3	0.20
Net Cash Flow	$18,805,659	83.5%	$51.87

NOI DSCR(4)	2.18x
NCF DSCR(4)	2.08x
NOI DY(4)	11.9%
NCF DY(4)	11.4%

(1)	Historical Cash Flows are not applicable as the Moffett Towers II - Building 2 Property was built in 2017.

(2)	U/W Base Rent includes $2,830,405 of straight-line rent through the maturity date of the Moffett Towers II - Building 2 Whole Loan.

(3)	The underwritten economic vacancy is 2.0%. The Moffett Towers II - Building 2 Property was 100.0% occupied as of December 1, 2017.

(4)	Debt service coverage ratios and debt yields are based on the Moffett Towers II - Building 2 Whole Loan.

Appraisal. As of the appraisal valuation date of October 18, 2017 the Moffett Towers II - Building 2 Property had an “as-is” appraised value of $351,000,000. The appraiser also concluded to a “hypothetical go dark” appraised value of $246,600,000.

Environmental Matters. According to a Phase I environmental site assessment (“ESA”) dated October 19, 2017, a recognized environmental condition (“REC”) was determined to exist at the Moffett Towers II - Building II Property. The Moffett Towers II - Building II Property was part of a larger campus historically used by Lockheed Martin for aerospace manufacturing, research and development that covers approximately 660 acres, known as the Lockheed Martin Plant One Campus. The Lockheed Martin Plant One Campus is included in a Site Cleanup Requirements Order issued by the Regional Water Quality Control Board (“RWQCB”) which applies to a large portion of the Lockheed Martin Plant One Campus. No significant sources of soil or groundwater pollution have been identified on the Moffett Towers II - Building II Property during historical or more recent investigations of the Plant One Campus. The responsible party associated with this release has been identified by state and Federal regulatory agencies as Lockheed Martin, and Lockheed Martin is currently conducting response actions under state and Federal oversight. Although there is an active regulatory status, the ESA concluded, given the absence of impact, that no further action is warranted and the REC will not prevent or impede the use of the Moffett Towers II - Building II Property. The REC is further described under “Description of the Mortgage Pool—Mortgage Pool Characteristics–Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Moffett Towers II - Building II Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building II Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers II - Building II Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers II - Building II Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in Silicon Valley and the Sunnyvale submarket was 11.1% and 2.4%, respectively, as of second quarter of 2017. In the first half of 2017, 315,272 square feet of office space was delivered to the Sunnyvale submarket, with 426,404 square feet of absorption. According to the appraisal, as of the second quarter of 2017, new supply under construction in Silicon Valley stood at approximately 2.8 million square feet, which consisted of approximately 0.7 million square feet of build-to-suit construction and 2.1 million square feet of speculative construction. As of the second quarter of 2017, the total office average asking rent for the Sunnyvale submarket was $52.20 per square foot (fully-serviced), which is in-line with the Silicon Valley total office average asking rent of $53.40 per square foot (fully-serviced). Within the Sunnyvale submarket, the average asking rent for Class A office properties is $58.20 per square foot (fully-serviced).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

The following table presents certain information relating to comparable leases to the Moffett Towers II - Building 2 Property:

Comparable Leases(1)

Property Name/Location	Year Built	Class	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Towers at Great America Santa Clara, CA	2002	A	6	374,214	Macom Connectivity	May 2017 / 1 Yr	55,393	$42.00	NNN
Santa Clara Square Ph. II Bldg. 4 Santa Clara, CA	2016	A	6	220,156	AMD	Aug. 2016 / 10 Yrs	220,156	$42.60	NNN
Moffett Gateway Santa Clara, CA	2016	A	7	612,796	Google, Inc.	July 2016 / 11 Yrs	612,796	$44.40	NNN
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016	A	6	220,156	Cambridge Industries	May 2016 / 7 Yrs	74,376	$43.80	NNN
Central & Wolfe Campus Sunnyvale, CA	2018 (Est.)	A	4	871,214	Apple, Inc.	Sep. 2015 / 13 Yrs	871,214	$40.08	NNN
599 Castro Mountain View, CA	2017	A	4	94,918	Pure Storage	Aug. 2017 / 7 Yrs	45,000	$90.00	NNN

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Moffett Towers II - Building 2 Whole Loan is MT2 B2 LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Moffett Towers II - Building 2 Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC, a Delaware limited liability company, (the “Moffett Towers II - Building 2 Guarantor”) is the guarantor of certain nonrecourse carveouts under the Moffett Towers II - Building 2 Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Jay Paul is trustee and grantor. The nonrecourse carve-out guarantor will be required to maintain a minimum net worth, excluding its interest in the Moffett Towers II - Building 2 Property, of $225,000,000 and liquidity of at least $10,000,000.

The Borrower Sponsor. The borrower sponsor is Jay Paul Company, a privately held, opportunity-driven real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million square feet of institutional quality space. Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II. Jay Paul Company is currently redeveloping over 55 acres in Moffett Park, including Moffett Place, a new, Class A office development, which is expected to contain approximately 1.9 million square feet of net rentable building area, in six, eight-story buildings.

Escrows. The Moffett Towers II - Building 2 Whole Loan documents provide for upfront reserves in the amount of $19,433,495 for outstanding tenant improvements relating to the Amazon space and $8,332,337 for outstanding rent concessions due under the Amazon lease.

The Moffett Towers II - Building 2 Whole Loan documents also provide for upfront reserves in the amount of $2,700,000 for a Parking Rent Abatement Reserve and $286,310 for an Amenities Rent Reserve related to the completion and delivery of the enclosed parking structure and the fitness/amenities building, respectively, which amounts were deposited into a lender-controlled account (the “Parking and Amenities Building Account”). The Parking Rent Abatement Reserve represents 180 days of base rent abatements ($15,000 per day) due to Amazon for each day elapsing beyond the targeted completion and delivery date (April 15, 2018) of the 361 spaces allocated to Amazon within the enclosed parking structure, in accordance with the Amazon lease. The Amenities Rent Reserve represents six months of use fees due for the fitness/amenities building, pursuant to the Amazon lease, commencing on the targeted completion and delivery date (July 31, 2018) of such fitness/amenities building to Amazon in accordance with the Amazon lease (use fees that would be due for the fitness/amenities building following the origination date through July 31, 2018 are included in the $8,332,337 upfront reserve for outstanding rent concessions due under the Amazon lease). If the terms of the Required Parking Spaces Satisfaction (as defined below) have not occurred on or prior to September 15, 2018, the borrower will be required to deposit an additional $2,700,000 into the Parking and Amenities Building Account. If the terms of the Amenities Building Satisfaction (as defined below) have not occurred on or prior to January 31, 2019, the borrower will be required to deposit an additional $286,310 (the “Additional Amenities Rent Amount”) into the Parking and Amenities Building Account. Amounts on deposit in the Parking and Amenities Building Account will be held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, the amounts deposited into the Parking and Amenities Building Account will be released to the borrower upon the occurrence of the related Required Parking Spaces Satisfaction or Amenities Building Satisfaction, as applicable.

A “Required Parking Spaces Satisfaction” will occur on the date that (i) the borrower delivers evidence reasonably acceptable to the lender that the borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (ii) Amazon has delivered written confirmation that (a) the borrower has delivered 361 additional spaces to Amazon pursuant to its lease and (b) Amazon is no longer entitled to base rent abatement related to the delivery of the enclosed parking structure pursuant to the its lease.

An “Amenities Building Satisfaction” will occur on the date that (i) the borrower delivers evidence reasonably acceptable to the lender that the amenities building has been completed in conformance with all applicable requirements and (ii) Amazon has delivered

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

written confirmation that the amenities building is useable and has commenced the payment of the use fees applicable to the amenities building pursuant to the Amazon lease.

Additionally, the Moffett Towers II - Building 2 Whole Loan documents provide for an upfront reserve in the amount of $1,000,000 for a debt service reserve which amounts were deposited into a lender-controlled account (the “Debt Service Reserve Account”). If the Required Parking Spaces Satisfaction has not occurred on or prior to September 15, 2018, the borrower will be required to deposit an additional $1,000,000 into the Debt Service Reserve Account. Provided no event of default under the Moffett Towers II - Building 2 Whole Loan is continuing, amounts remaining in the Debt Service Reserve Account will be released to the borrower upon the occurrence of the Required Parking Spaces Satisfaction.

The Moffett Towers II - Building 2 Whole Loan documents require monthly reserve deposits for real estate taxes in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $111,859. The Moffett Towers II - Building 2 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Moffett Towers II - Building 2 Borrower provides the lender with evidence that the Moffett Towers II - Building 2 Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. The Moffett Towers II - Building 2 Whole Loan documents do not provide for monthly reserve deposits for capital expenditures at origination, but provide for the lender to reassess the amount necessary for capital expenditures at the Moffett Towers II - Building 2 Property and may require monthly capital expenditures reserve deposits if necessary to maintain proper operation of the Moffett Towers II - Building 2 Property.

Lockbox and Cash Management. The Moffett Towers II - Building 2 Whole Loan is structured with a hard lockbox and an in-place cash management. The borrower was required at origination to deliver letters to all tenants at the Moffett Towers II - Building 2 Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. Funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied on each payment date to the payment of debt service, the funding of required reserves, budgeted monthly operating expenses, common charges under various reciprocal easement agreements, including the CCR (as defined below), approved extraordinary operating expenses, debt service on the Moffett Towers II - Building 2 Mezzanine Loan and, during a Lease Sweep Period (as defined below), an amount equal to $438,291 to fund a lease sweep reserve account (the “Lease Sweep Reserve Account”) until the aggregate funds swept in the Lease Sweep Reserve Account during such lease sweep equals the Lease Sweep Reserve Threshold (as defined below) and then to the Debt Service Reserve Account until the aggregate funds transferred to the Lease Sweep Reserve Account and the Debt Service Reserve Account during such lease sweep equals the Lease Sweep and Debt Service Reserve Cap (as defined below). Provided no Trigger Period (as defined below) is continuing, excess cash in the deposit account will be disbursed to the borrower in accordance with the Moffett Towers II - Building 2 Whole Loan documents. If a Trigger Period is continuing (other than a Trigger Period due to a Lease Sweep Period), excess cash in the deposit account will be transferred to an account (the “Cash Collateral Account”) held by the lender as additional collateral for the Moffett Towers II - Building 2 Whole Loan.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under the Moffett Towers II - Building 2 Whole Loan;

(ii)	if, as of the last day of any calendar quarter during the term of the Moffett Towers II - Building 2 Whole Loan (a) the credit rating of a Lease Sweep Tenant Party (as defined below) under a Lease Sweep Lease (as defined below) by Fitch, Moody’s or S&P is less than “BBB-”, “Baa3” or “BBB-”, respectively and (b) the debt service coverage ratio falls below 1.50x based on the Moffett Towers II - Building 2 Whole Loan or 1.10x based on the Moffett Towers II - Building 2 Total Debt (a “Low Debt Service Period”);

(iii)	the continuance of a Lease Sweep Period; or

(iv)	an event of default under the Moffett Towers II - Building 2 Mezzanine Loan

A Trigger Period will end:

(a)	with regard to clause (i) and (iv) above, upon the cure of such event of default;

(b)	with regard to clause (ii) above, upon the earlier to occur of (1) the date that the debt service coverage ratio is at least 1.50x based on the Moffett Towers II - Building 2 Whole Loan and 1.10x based on the Moffett Towers II - Building 2 Total Debt for two consecutive calendar quarters and (2) the balance of on deposit in the Cash Collateral Account is equal to $17,531,650 ($50.00 per square foot); and

(c)	with regard to clause (ii) above, upon the ending of such Lease Sweep Period.

A “Lease Sweep Period” will commence following the earliest to occur of any of the following (each a “Lease Sweep Event”):

(i)	with respect to the Amazon lease, Amazon fails to renew or extend such lease on or prior to December 6, 2025;

(ii)	the date on which, with respect to any Lease Sweep Lease, (a) a Lease Sweep Tenant Party cancels or terminates its Lease Sweep Lease with respect to all or a Material Termination Portion (as defined below) of the Lease Sweep Space (as defined below) subject to such Lease Sweep Lease prior to the then current expiration date under such Lease Sweep Lease, or (b) a Lease Sweep Tenant Party delivers to the borrower notice that it is canceling or terminating its Lease Sweep Lease with respect to all or a Material Termination Portion of the Lease Sweep Space subject to such Lease Sweep Lease (the affected space being the “Terminated Space”); provided, however, no Lease Sweep Period shall commence pursuant this clause (ii) if, in connection with such termination or cancellation (or delivery of notice of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

termination or cancellation), the borrower simultaneously enters into a replacement lease with an entity or a wholly-owned subsidiary of an entity rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement Lease is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied with respect to such replacement lease on or prior to the date of such termination or cancellation (or delivery of notice of termination or cancellation);

(iii)	the date on which, with respect to any Lease Sweep Lease, a Lease Sweep Tenant Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its Lease Sweep Space on a rentable square foot basis (a “Dark Period Event” and the affected space being the “Dark Space”), provided, however, that if the Lease Sweep Tenant Party either (a) is an Investment Grade Entity or (b) has subleased the Dark Space portion of its premises to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease, such Lease Sweep Tenant Party shall not be deemed to have “gone dark” for purposes of this clause (iii) and no Lease Sweep Period shall commence pursuant to this clause (iii);

(iv)	upon an event of default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

(v)	upon a Lease Sweep Tenant Party being subject to an insolvency proceeding; or

(vi)	the date on which Amazon is no longer an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period (other than a Lease Sweep Period triggered by clause (v) above) will not be triggered (or, if already triggered, may be terminated) if the borrower delivers to the lender an acceptable letter of credit in an amount equal to $12,272,155 ($35.00 per square foot) provided, if such Lease Sweep Period is triggered by clause (iii) or (vi) above, such acceptable letter of credit will be in an amount equal to $17,531,650 ($50.00 per square foot).

A Lease Sweep Period will end on the earliest of the applicable of the following to occur:

(a)	with regard to clause (i) or (ii) above, the date on which, with respect to each Lease Sweep Space (1) in the case of clause (i), the Lease Sweep Tenant Parties have exercised a renewal or an extension right under their respective Lease Sweep Lease, provided that the Lease Sweep Lease in question is a qualified lease and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied, (2) in the case of clauses (i) or (ii) above, one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space (as defined below), provided that such replacement lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (3) a combination of lease renewals or extensions (as described in subclause (1) of this clause (a)) and replacement lease(s) (as described in subclause (2) of this clause (a)) occurs;

(b)	with regard to clause (iii) or (vi) above, the date on which either (1) one or more replacement tenants acceptable to the lender (in its sole but good faith discretion) execute and deliver replacement lease(s) covering the Requisite Lease Sweep Space, provided that such replacement tenant(s) and lease(s) are qualified leases and the occupancy conditions, as specified in the Moffett Towers II - Building 2 Whole Loan documents, are satisfied or (2) for a Dark Period Event or an Amazon Downgrade Event, Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity who has accepted delivery thereof (i.e., the lease has commenced) and is paying unabated rent at a contract rate no less than the contract rate required under the Lease Sweep Lease;

(c)	with regard to clause (iv) above, the date on which the event of default has been cured and no other event of default under such Lease Sweep Lease occurs for a period of three consecutive months following such cure;

(d)	with regard to clause (v) above, the Lease Sweep Tenant Party insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the Lender; and

(e)	with regard to clause (i), (ii), (iii), (iv) and (vi) above, the date on which the aggregate amount of funds transferred into the Lease Sweep Reserve Account and the Debt Service Reserve Account equals the applicable Lease Sweep And Debt Reserve Cap (as defined below) and if a Lease Sweep Period is continuing due to the occurrence of more than one Lease Sweep Event, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period shall be equal to the amount of the largest Lease Sweep And Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period shall be treated as concurrent and not duplicative or independent of another.

The “Lease Sweep and Debt Service Reserve Cap” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i) and/or (iv) above, $12,272,155 ($35.00 per square foot), (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) above, $35.00 per square foot of the Terminated Space, (c) with respect to a Lease Sweep Period continuing pursuant to clause (iii) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii) and or/(iv) above is concurrently continuing, $50.00 per square foot of Dark Space or (d) with respect to clause (vi) above, whether or not a Lease Sweep Period pursuant to clause (i), (ii), (iii) and/or (iv) above, $17,531,650 ($50.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

The “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing solely pursuant to clause (i), (iv) and/or (vi) above, $10,518,990 ($30.00 per square foot) or (b) with respect to a Lease Sweep Period continuing solely pursuant to clause (ii) or (iii) above, $30.00 per square foot of the Dark Space or Terminated Space.

The “Lease Sweep Space” means the space demised under a Lease Sweep Lease.

A “Lease Sweep Lease” is the Amazon lease or any replacement lease or leases which cover at least 75.0% of the rentable square feet demised under the Amazon lease as of November 16, 2017 (the “Requisite Lease Sweep Space”).

A “Lease Sweep Tenant Party” is a tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

A “Material Termination Portion” is, with respect to any space under a Lease Sweep Lease, if the tenant under a Lease Sweep Lease cancels or terminates its Lease Sweep Lease with respect to at least 40,000 or more square feet of space (or, if a full floor of space is less than 40,000 square feet, a full floor of space) but less than the entirety of the space under such Lease Sweep Lease, the portion of space under the Lease Sweep Lease affected by such cancellation or termination.

Property Management. The Moffett Towers II - Building 2 Property is managed by an affiliate of the borrower.

Assumption. The Moffett Towers II - Building 2 Borrower has, at any time following the securitization of the Moffett Towers II – Building 2 Whole Loan, the right to transfer the Moffett Towers II - Building 2 Property, provided that certain conditions are satisfied, including: (i) no event of default under the Moffett Towers II – Building 2 Whole Loan documents or mezzanine loan documents has occurred and is continuing, (ii) the borrower has provided the lender with 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the Moffett Towers II - Building 2 Whole Loan documents, (iv) the payment of a transfer fee of 0.5% of the then outstanding principal balance of the Moffett Towers II - Building 2 Whole Loan in the case of the first transfer, and 1.0% of the then outstanding principal balance of the Moffett Towers II - Building 2 Whole Loan in the case of any subsequent transfer, and (v) the lender has received rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the Moffett Towers II - Building 2 Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $105,000,000 mezzanine loan (the “Moffett Towers II - Building 2 Mezzanine Loan”) to MT2 B2 MEZZ LLC, a Delaware limited liability company owning 100.0% of the Moffett Towers II - Building 2 Borrower under the Moffett Towers II - Building 2 Whole Loan (collectively, the “Moffett Towers II - Building 2 Mezzanine Borrower”). The Moffett Towers II - Building 2 Mezzanine Loan is secured by a pledge of the Moffett Towers II - Building 2 Mezzanine Borrower’s interest in the borrower under the Moffett Towers II - Building 2 Whole Loan. The Moffett Towers II - Building 2 Mezzanine Loan accrues interest at a rate of 5.900% per annum and requires interest-only payments through the maturity date of December 6, 2027. The rights of the Moffett Towers II - Building 2 Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Amenities and Common Areas. The Moffett Towers II - Building 2 Property will feature access to the fitness/amenities building and the enclosed parking structure (the “Common Area Spaces”) once completed. To govern access to the Common Area Spaces, the Moffett Towers II - Building 2 Borrower is subject to a declaration of covenants, conditions, restrictions and easement and charges agreement (the “CCR”) made by MT II LLC, an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus. The CCR grants the borrower non-exclusive easement rights over the Common Area Spaces and contemplates that the Common Area Spaces that it governs will be expanded over time as the remaining portions of the Moffett Towers II Campus are completed. Ownership of the Common Area Spaces governed by the CCR is held by Moffett Towers II Association LLC (the “Association”), whose membership is comprised of the borrower and MT II LLC. The Association is obligated to maintain insurance coverage over the Common Area Spaces and is also responsible for maintenance of the Common Area Spaces, subject to the terms of the Amazon leases. The CCR delineates shares of the voting interest in the Association based on the number of completed buildings at the Moffett Towers II Campus, with each completed building entitled to a proportionate share of the voting interest. As of the origination date, the borrower was the sole voting member of the Association. The CCR provides that as each of the four non-collateral buildings at the Moffett Towers II Campus is completed, the respective owner of each non-collateral building will obtain a share of the voting interest in the Association proportionate to the number of then completed buildings at the Moffett Towers II Campus (both collateral and non-collateral). Provided that all five buildings are completed in accordance with the Moffett Towers II Campus development plan, each building will be entitled to a one-fifth (or 20.0%) share of the voting interest in the Association.

Completion Guaranty. On the origination date, the Moffett Towers II - Building 2 Guarantor executed a separate guaranty for the completion and delivery of the fitness/amenities building and the enclosed parking structure. Among other things, the completion guaranty provides that in the event that neither the Moffett Towers II - Building 2 Borrower nor MT II LLC (an affiliate of the borrower sponsor and the owner of the non-collateral buildings at the Moffett Towers II Campus) is able to complete and deliver the fitness/amenities building and the enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction) on or prior to the one year anniversary of the respective targeted completion date of each (i.e., July 31, 2019 in the case of the fitness/amenities building; April 15, 2019 in the case of the enclosed parking structure or Required Parking Spaces Satisfaction), the Moffett Towers II - Building 2 Guarantor is required to pay any costs, expenses or liabilities incurred by the lender to effectuate the completion and delivery of such fitness/amenities building and enclosed parking structure (or otherwise achieve the Required Parking Spaces Satisfaction).

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MOFFETT TOWERS II - BUILDING 2

Terrorism Insurance. The Moffett Towers II - Building 2 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers II - Building 2 Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 BRONXDALE AVENUE

NYSC
new york sports club

VAN NEST AVENUE
ConEd's Van Nest Service Center
(Not part of the collateral)
BAKER AVENUE
BRONXDALE AVENUE
1601 Bronxdale Avenue Property
(Collateral)
Proposed Metro-North Station
E TREMONT AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 BRONXDALE AVENUE

1601 Bronxdale Avenue
1601 Bronxdale Avenue
Bronx, NY 10462
NEW JERSEY
YONKERS
BRONX
MANHATTAN
QUEENS
Riverdale
Spuyten Duyvil
Inwood
Morris Heights
Morris Park
Washington Heights
Harlem
Upper East Side
Hunts Point
Castle Hill
Whitestone
College Point
Hudson River
East River
Long Island Sound
Randalls Island
Ward Island
Rikers Island
LaGuardia Airport
Palisades Interstate Park
Riverdale Park
Van Cortlandt Park
Jerome Park Reservoir
Mosholu Golf Course
Montefiore Medical Center
Manhattan College
College of Mount St. Vincent
Empire City at Yonkers Raceway
Hillview Reservoir
WESTCHESTER COUNTY
Bronx Botanical Gardens
Fordham University
Bronx Zoo
CUNY Bronx Community College
Yeshiva Univ.
New York Presbyterian Hosp.
Inwood Hill Park
Baker Field
Jacobi Medical Center
Mercy College-Bronx Campus
Albert Einstein College of Medicine
Hutchinson Metro Center
Pelham Bay Park
Aileen B. Ryan Recreational Complex
Bay Plaza Shopping Center
Claremont Park
Crotona Park
Yankee Stadium
Harlem Hospital
Sound View Park
Ferry Point Park
Hermon A. MacNeil Park
H. HUDSON BRIDGE
GEO. WASH. BRIDGE
THROGS NECK BRIDGE
Triboro Br.
Triboro Bridge
Whitestone Bridge
Cross Bronx Expwy
Bruckner Expwy
Major Deegan Expwy
Bronx River Pkwy
Hutchinson River Pkwy
Pelham Pkwy
Cross Island Pkwy
Harlem River Dr.
FDR Dr.
H. Hudson Pkwy
Saw Mill River Pkwy
NY State Thruway
Palisades Interstate Pkwy
AMTRAK
Tremont Ave.
Fordham Rd.
Gun Hill Rd.
Webster Ave
Grand Concourse
Jerome Ave
Williamsbridge Rd.
Eastchester Rd
Morris Park Ave.
White Plains Rd.
Soundview Ave.
Randall Ave.
Zerega Ave.
E. 169th St.
E. 223rd St.
W. 145th St.
E. 116th St.
14th Ave.
15th Ave.
20th Ave.
121st St.
Willets Pt. Blvd.
Broadway
Riverdale Ave
PATERSON
NEWARK
JERSEY CITY
NEW YORK CITY
BROOKLYN
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 - 1601 Bronxdale Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$35,000,000			Specific Property Type:	Industrial/Office
Cut-off Date Balance:	$35,000,000			Location:	Bronx, NY
% of Initial Pool Balance:	4.7%			Size:	304,425 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$114.97
Borrower Name:	1601 Bronxdale, LLC			Year Built/Renovated:	1949/2008
Borrower Sponsor:	Carter Sackman			Title Vesting:	Fee
Mortgage Rate:	4.500%			Property Manager:	Self-managed
Note Date:	November 17, 2017			4th Most Recent Occupancy (As of):	98.5% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2015)
Maturity Date:	December 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (10/17/2017)
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,524,321 (12/31/2014)
Call Protection(1):	L(24),GRTR 1% or YM(92),O(4)			3rd Most Recent NOI (As of):	$2,625,562 (12/31/2015)
Lockbox Type:	Soft/Springing Cash Management			2nd Most Recent NOI (As of):	$2,683,725 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$2,720,655 (TTM 9/30/2017)
Additional Debt Type:	NAP

				U/W Revenues:	$4,674,681
				U/W Expenses:	$1,772,465
				U/W NOI:	$2,902,216
				U/W NCF:	$2,661,137
Escrows and Reserves(2):				U/W NOI DSCR:	1.82x
				U/W NCF DSCR:	1.67x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.3%
Taxes	$0	$88,367	NAP	U/W NCF Debt Yield:	7.6%
Insurance	$67,773	$7,531	NAP	As-Is Appraised Value:	$67,100,000
TI/LC Reserve	$0	$19,758	$1,000,000	As-Is Appraisal Valuation Date:	October 16, 2017
Replacement Reserves	$0	$3,952	NAP	Cut-off Date LTV Ratio:	52.2%
Deferred Maintenance	$72,175	$0	NAP	LTV Ratio at Maturity:	52.2%

(1)	Following the lockout period, partial prepayments are permitted no more than one time per calendar year. See “The Mortgage Loan” section.

(2)	See “Escrows” section.

The Mortgage Loan. The mortgage loan (the “1601 Bronxdale Avenue Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee simple interest in a mixed use building located in the Bronx, New York (the “1601 Bronxdale Avenue Property”). The 1601 Bronxdale Avenue Mortgage Loan was originated on November 17, 2017 by Wells Fargo Bank, National Association. The 1601 Bronxdale Avenue Mortgage Loan had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and accrues interest at an interest rate of 4.500% per annum. The 1601 Bronxdale Avenue Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments through the loan term. The 1601 Bronxdale Avenue Mortgage Loan matures on December 11, 2027.

Following the lockout period, the borrower has the right to prepay the 1601 Bronxdale Avenue Whole Loan in whole, or in part (no more than once per calendar year), on any date before September 11, 2027, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the 1601 Bronxdale Avenue Whole Loan is prepayable without penalty on or after September 11, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 BRONXDALE AVENUE

Sources and Uses

Sources			Uses
Original Loan amount	$35,000,000	100.0%	Loan payoff	$26,418,715	75.5%
			Return of equity	7,475,159	21.4
			Closing costs	966,178	2.8
			Reserves	139,948	0.4
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%

The Property. The 1601 Bronxdale Avenue Property comprises a part one-story, and part three-story mixed-use building totaling 304,425 square feet and located in the Bronx, New York. The 1601 Bronxdale Avenue Property contains a combination of warehouse, office and retail/health club space. Situated on a 7.4-acre parcel, the 1601 Bronxdale Avenue Property was originally built as a distribution facility in 1949 and was renovated and re-configured to a multi-tenanted facility in 2008. The 1601 Bronxdale Avenue Property contains 246 surface rooftop parking spaces, resulting in a parking ratio of 0.8 spaces per 1,000 square feet of rentable area. As of October 17, 2017, the 1601 Bronxdale Avenue Property was 100.0% occupied by nine tenants, and the property has been at least 97.1% occupied since 2008.

The warehouse space at the 1601 Bronxdale Avenue Property totals 185,686 square feet (61.0% of net rentable area; 29.6% of underwritten base rent), is occupied by four tenants and features 15- to 22-foot clear heights, 25 loading docks, one drive-in entrance and 25-foot column spacing. Approximately 84.0% of the warehouse space is occupied by Parts Authority WAW, LLC (“Parts Authority”), which has been in-place since 1988 and is the second largest tenant (by base rent) at the 1601 Bronxdale Avenue Property, accounting for 51.2% of the net rentable area and 24.7% of underwritten base rent. Parts Authority is based in New York and is one of the largest distributors of automotive and truck parts on the east coast. Parts Authority has an underwritten base rent of $6.64 per square foot, which is approximately 52.6% below the appraiser’s concluded market rent of $14.00 per square foot.

The office space at the 1601 Bronxdale Avenue Property totals 85,739 square feet (28.2% of net rentable area; 50.4% of underwritten base rent) and is occupied by four tenants. Approximately 65.2% of the office space is occupied by Con Edison (“ConEd”), which is the largest tenant (by base rent) at the 1601 Bronxdale Avenue Property, accounting for 18.4% of net rentable area and 30.0% of underwritten base rent. ConEd (rated ‘A3’ by Moody’s and ‘A-’ by S&P) is one of the largest investor-owned energy companies in the United States. ConEd has been in-place since 1995 and recently signed a lease extension in October 2016 through February 2021. ConEd is headquartered in New York and provides electric service to approximately 3.4 million customers in New York City and Westchester; gas service to 1.1 million customers in Manhattan, the Bronx, Queens, and Westchester county; and steam service to 1,650 customers in Manhattan. The 1601 Bronxdale Avenue Property is situated directly adjacent to ConEd’s Van Nest Service Center (not part of the collateral). The Van Nest service center is used by ConEd as a service center for equipment repair, storage, truck and employee parking and as a compressed natural gas station. ConEd has an underwritten base rent of $22.51 per square foot, which is approximately 6.2% below the appraiser’s concluded market rent of $24.00 per square foot.

The retail/health club space at the 1601 Bronxdale Avenue Property totals 33,000 square feet and is fully occupied by New York Sports Club (“NYSC”), which is the third largest tenant (by base rent), accounting for 10.8% of net rentable area and 19.9% of underwritten base rent. NYSC is owned by Town Sports International Holdings (“TSI”), which is the largest owner and operator of fitness clubs in the Northeast and Mid-Atlantic regions of the United States and the third largest operator in the country by number of clubs. As of September 30, 2017, TSI operated 164 fitness clubs (118 of which are located within the New York City metropolitan area), serving approximately 588,000 members. NYSC operates a full-service health club at the 1601 Bronxdale Avenue Property with amenities including an indoor swimming pool, childcare services and sports clubs for kids. The NYSC health club at the 1601 Bronxdale Avenue Property is the company’s only location in the Bronx.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 BRONXDALE AVENUE

The following table presents certain information relating to the tenancy at 1601 Bronxdale Avenue Property:

Major Tenants

Tenant Name	Tenant Type	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Con Edison	Office	BBB+/A3/A-	55,929	18.4%	$22.51(3)	$1,259,178(3)	30.0%	2/28/2021(4)
Parts Authority WAW, LLC	Warehouse	NR/NR/NR	155,986	51.2%	$6.64(5)	$1,035,660(5)	24.7%	Various(5)
NYSC (TSI Morris Park LLC)	Retail/Health Club	NR/Caa2/CCC+	33,000	10.8%	$25.33	$835,898	19.9%	10/31/2022(6)
Amazing Home Care	Office	NR/NR/NR	11,475	3.8%	$31.95	$366,671	8.7%	12/31/2018
Langsam Property	Office	NR/NR/NR	13,135	4.3%	$26.97	$354,300	8.4%	8/31/2019(7)
Total Major Tenants			269,525	88.5%	$14.29	$3,851,707	91.8%

Non-Major Tenants			34,900	11.5%	$9.87	$344,463	8.2%

Occupied Collateral Total			304,425	100.0%	$13.78	$4,196,170	100.0%

Vacant Space			0	0.0%

Collateral Total			304,425	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2018 totaling $135,664.

(3)	ConEd’s Annual U/W Base Rent PSF and Annual U/W Base Rent represent the tenant’s average rent over its remaining lease term. ConEd’s current Annual U/W Base Rent PSF is $21.68.

(4)	ConEd has one, two-year renewal option at a base rental rate of $24.52 per square foot.

(5)	Parts Authority occupies two spaces: 152,386 square feet with an Annual U/W Base Rent PSF of $6.57 and Lease Expiration Date of February 28, 2022; and 3,600 square feet with an Annual U/W Base Rent PSF of $9.70 and Lease Expiration Date of January 31, 2022. Parts Authority has one, 10-year renewal option at 95% of market rent for the 152,386 square foot space.

(6)	NYSC has three, five-year renewal options.

(7)	Langsam Property has one, five-year renewal option at 95% of market rent.

The following table presents certain information relating to the lease rollover schedule at 1601 Bronxdale Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	2	12,075	4.0%	12,075	4.0%	$383,531	9.1%	$31.76
2019	2	14,035	4.6%	26,110	8.6%	$370,507	8.8%	$26.40
2020	2	33,400	11.0%	59,510	19.5%	$311,396	7.4%	$9.32
2021	1	55,929	18.4%	115,439	37.9%	$1,259,178	30.0%	$22.51
2022	3	188,986	62.1%	304,425	100.0%	$1,871,558	44.6%	$9.90
2023	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
2024	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
2025	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
2026	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
2027	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	304,425	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	304,425	100.0%			$4,196,170	100.0%	$13.78

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 BRONXDALE AVENUE

The following table presents historical occupancy percentages at 1601 Bronxdale Avenue Property:

Historical Occupancy(1)

12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	10/17/2017(3)
98.5%	100.0%	100.0%	100.0%

(1)	The 1601 Bronxdale Avenue Property has been at least 97.1% occupied since 2008.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at 1601 Bronxdale Avenue Property:

Cash Flow Analysis

	2014	2015	2016	TTM 9/30/2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,176,224	$3,341,194	$3,830,611	$3,988,777	$4,196,170	89.8%	$13.78
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	616,818	738,369	542,549	542,150	538,319	11.5	1.77
Other Income	11,466	12,809	12,850	14,339	150,000	3.2	0.49
Less Vacancy & Credit Loss	0	0	0	0	(209,809)(1)	(4.5)	(0.69)
Effective Gross Income	$3,804,509	$4,092,372	$4,386,009	$4,545,266	$4,674,681	100.0%	$15.36

Total Operating Expenses	1,280,187	1,466,810	1,702,284	1,824,611	1,772,465	37.9%	5.82

Net Operating Income	$2,524,321	$2,625,562	$2,683,725	$2,720,655	$2,902,216	62.1%	$9.53
TI/LC	0	0	0	0	195,415	4.2	0.64
Capital Expenditures	0	0	0	0	45,664	1.0	0.15
Net Cash Flow	$2,524,321	$2,625,562	$2,683,725	$2,720,655	$2,661,137	56.9%	$8.74

NOI DSCR	1.58x	1.64x	1.68x	1.70x	1.82x
NCF DSCR	1.58x	1.64x	1.68x	1.70x	1.67x
NOI DY	7.2%	7.5%	7.7%	7.8%	8.3%
NCF DY	7.2%	7.5%	7.7%	7.8%	7.6%

(1)	The underwritten economic vacancy is 5.0%. The 1601 Bronxdale Avenue Property was 100.0% physically occupied as of October 17, 2017.

Appraisal. As of the appraisal valuation date of October 16, 2017, the 1601 Bronxdale Avenue Property had an “as-is” appraised value of $67,100,000.

Environmental Matters. According to a Phase I environmental assessment dated November 2, 2017, recognized environmental conditions exist at the 1601 Bronxdale Avenue Property related to (i) the property’s use as a railroad yard from the 1890s to 1929 and (ii) underground storage tanks located at the property. The Phase I recommended no further action related to clause (i) provided the 1601 Bronxdale Avenue Property remains developed as-is. In lieu of performing a Limited Phase II Subsurface Investigation and Vapor Assessment related to clause (ii), the lender obtained an environmental insurance policy with a $2,000,000 limit, $25,000 deductible and 13-year base term with a 3-year optional extended period of coverage. The policy premium for the base term has been prepaid.

Market Overview and Competition. The 1601 Bronxdale Avenue Property is situated in an infill location within the southeastern section of the Bronx, New York, approximately 8.0 miles north of Midtown Manhattan. The 1601 Bronxdale Avenue Property is located within 0.5 miles of the Cross Bronx Expressway (Interstate 95), and the Bruckner Expressway (Interstate 278), which provide access to Manhattan to the south and Westchester County to the north; and is located within 0.5 miles of the Bronx River Parkway and Hutchinson River Parkway. The 1601 Bronxdale Avenue Property is situated in close proximity to the site of the proposed Parkchester/Van Nest Metro-North train station, which is expected to provide rail access to midtown Manhattan to the south and Westchester County and southwest Connecticut to the north. According to a third-party research provider, the 2017 estimated population within a three- and five- mile radius of 1601 Bronxdale Avenue Property was 1,000,373 and 1,912,710, respectively; and the average household income within the same radii was $50,493 and $55,529, respectively.

According to the appraisal, the 1601 Bronxdale Avenue Property is located within the Bronx submarket of the Westchester/Southern Connecticut market. As of the third quarter of 2017, the submarket comprised approximately 1,145 industrial properties totaling 26.9 million square feet with a 3.2% vacancy rate. The appraiser concluded to industrial market rents for the 1601 Bronxdale Avenue Property of $14.00 per square foot for spaces greater than 4,700 square feet; and $16.00 per square foot for spaces less than 4,700 square feet, both on a modified gross basis. For the same period, the submarket comprised approximately 545 office properties totaling 11.8 million square feet with an 8.4% vacancy rate. The appraiser concluded to office market rents for the 1601 Bronxdale Avenue Property of $24.00 per square foot for spaces greater than 5,200 square feet and $26.00 per square foot for spaces less than 5,200 square feet, both on a modified gross basis. For the health club space at the 1601 Bronxdale Avenue Property, the appraiser concluded to a market rent of $25.00 per square foot, modified gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 BRONXDALE AVENUE

The following table presents certain information relating to comparable industrial and office leases for 1601 Bronxdale Avenue Property:

Comparable Industrial Leases(1)

Property Name/Location	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1600 Stillwell Avenue Bronx, NY	Confidential	Oct. 2017 / 5.0 Years	4,500	$16.00	Modified Gross
1088 Brook Avenue Bronx, NY	Autobody	Jan. 2017 / 10.0 Years	2,770	$22.00	Modified Gross
532 Bryant Avenue Bronx, NY	Confidential	Jun. 2016 / 5.0 Years	5,000	$16.32	Gross
967-69 Longfellow Avenue Bronx, NY	Coyle Contracting Corp.	Apr. 2016 / 2.0 Years	1,500	$19.93	Modified Gross
535 Zerega Avenue Bronx, NY	New York Road Runners	Jun. 2017 / N/A	40,000	$13.50	NNN
2470-80 Rowe Street Bronx, NY	Band Brothers	Jun. 2016 / 3.0 Years	45,000	$15.00	Modified Gross
1930-50 Eastchester Road Bronx, NY	Confidential	Jul.2015 / 5.0 Years	25,000	$16.42	Gross
1160 Commerce Avenue Bronx, NY	WB Mason	Mar. 2015 / 10.0 Years	95,000	$16.32	Modified Gross
511 Barry Street Bronx, NY	Dine N Fresh	Mar. 2015/ 5.0 Years	86,500	$8.18	NNN

(1)	Information obtained from the appraisal.

Comparable Office Leases(1)

Property Name/Location	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
50 East Fordham Road Bronx, NY	Confidential	Jun. 2017 / 10.0 Years	11,282	$30.00	Modified Gross
1241 Lafayette Avenue Bronx, NY	Confidential	Jan. 2017 / 5.0 Years	9,000	$23.40	Modified Gross
2704 East Tremont Avenue Bronx, NY	Confidential	Mar. 2017 / 5.0 Years	900	$33.33	Gross
2770 Third Avenue Bronx, NY	Confidential	Aug. 2016 / 10.0 Years	7,500	$25.25	Modified Gross
2770 Third Avenue Bronx, NY	Masa	Oct. 2015 / 5.0 Years	3,500	$24.00	Modified Gross
2480-2488 Grand Concourse Bronx, NY	The Jewish Board	Aug. 2016 / 10.0 Years	13,300	$30.00	Modified Gross
2027 Williamsbridge Road Bronx, NY	Confidential	Apr. 2016 / 10.0 Years	700	$35.27	Modified Gross
1775 Grand Concourse Bronx, NY	The Legal Aid Society	Mar. 2016 / 7.0 Years	6,121	$29.50	Modified Gross
1775 Grand Concourse Bronx, NY	The City of New York	Sep. 2015 / 10.0 Years	15,270	$32.62	Modified Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower is 1601 Bronxdale, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1601 Bronxdale Avenue Mortgage Loan. Carter Sackman and James Hefelfinger are the guarantors of certain nonrecourse carveouts under the 1601 Bronxdale Avenue Mortgage Loan. Mr. Hefelfinger was involved in a mortgage default related to a property in Manhattan in 2009. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is Carter Sackman, the president of Sackman Enterprises. Established in 1972, Sackman Enterprises initially focused on restoring historic brownstones in Manhattan’s Upper West Side, and has since expanded its business to real estate development and management. Sackman Enterprises’ portfolio includes more than 75 residential and commercial properties in Manhattan, the Bronx, and New Jersey. Carter Sackman has more than 30 years’ experience in real estate development and expanded Sackman Enterprises’ portfolio into mixed-use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1601 BRONXDALE AVENUE

Escrows. The loan documents provide for upfront escrows in the amount of $67,773 for insurance, and $72,175 for deferred maintenance primarily related to the reinforcement of concrete pavement in the upper deck parking area.

The loan documents also provide for ongoing monthly escrows of $88,367 for real estate taxes, $7,531 for insurance, $3,952 for replacement reserves, and $19,758 for general tenant improvements and leasing commissions (subject to a cap of $1,000,000 as long as no Cash Trap Event Period (as defined in the “Lockbox and Cash Management” section) has occurred and is continuing).

Lockbox and Cash Management. The 1601 Bronxdale Avenue Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower deposits all rents directly into such lockbox account within two business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all cash flow is required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt service coverage ratio being less than 1.20x at the end of any calendar month; or

(iii)	the occurrence of an Anchor Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters; and

●	with regard to clause (iii), upon an Anchor Tenant Cure Event (as defined below).

An “Anchor Tenant Trigger Event” means, with respect to Parts Authority (with respect to the tenant’s 152,386 square foot space), ConEd, or NYSC (or any successors or replacement tenants), a period that commences upon the earlier of:

(i)	the date such tenant terminates its lease or gives notice of its intent to do so;

(ii)	the date such tenant goes dark or gives notice of its intent to do so;

(iii)	the date such tenant becomes involved in a bankruptcy proceeding or other insolvency proceeding; or

(iv)	the date such tenant does not renew or extend its lease per the terms and conditions set forth in its lease at least 12 months prior to the stated expiration date.

An “Anchor Tenant Cure Event” will occur:

●	with regard to clause (i), upon a Qualified Re-Leasing Event (as defined below);

●	with regard to clause (ii), upon (a) the applicable anchor tenant recommencing operations and payment of full, unabated rent; or (b) a Qualified Re-Leasing Event;

●	with regard to clause (iii), upon (a) the proceeding being dismissed and the anchor lease being affirmed, assumed, or assigned pursuant to bankruptcy order; or (b) if the anchor lease is rejected in such proceeding, a Qualified Re-Leasing Event; and

●	with regard to clause (iv), upon (a) a Qualified Re-Leasing Event; or (b) the applicable anchor tenant exercising the renewal or extension option per the terms and conditions set forth in its lease.

A “Qualified Re-Leasing Event” will occur upon the borrower replacing the applicable anchor tenant with a new tenant or tenants acceptable to the lender pursuant to a new lease acceptable to the lender, and such tenant has taken occupancy, commenced operations and payment of full, unabated rent.

Property Management. 1601 Bronxdale Avenue Property is managed by an affiliate of the borrower.

Assumption. The borrower has a two-time right to transfer the 1601 Bronxdale Avenue Property provided that certain conditions are satisfied, including (i) no event of default under the 1601 Bronxdale Avenue Mortgage Loan documents has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the 1601 Bronxdale Avenue Property, then a replacement management agreement with a qualified manager must be executed acceptable to the lender; (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iv) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2017-C42 certificates.

Partial Release. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The 1601 Bronxdale Avenue Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 1601 Bronxdale Avenue Property. The loan documents also require business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

Bass Pro Shops
Outdoor World
RedHead

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Bass Pro Shops
Sportsman's Center
STOP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Bemidji
Virginia
Superior National Forest
Lake Superior
ND
Grand Rapids
FARGO
Duluth
MINNESOTA
Fergus Falls
Brainerd
Saint Cloud
WISCONSIN
SD
ST. PAUL
Rogers
Watertown
MINNEAPOLIS
Eau Claire
Bloomington
Marshall
Brookings
Mankato
Tomah
Owatonna
Rochester
Sioux Falls
Albert Lea
La Crosse
Worthington

IDAHO
WYOMING
Rock Springs
Rawlins
Logan
Ogden
Laramie
SALT LAKE CITY
Cheyenne
UINTA MTS.
Steamboat Springs
Fort Collins
Greeley
Lehi
Craig
Provo
Longmont
Boulder
DENVER
UTAH
Rifle
AURORA
Vail
Lone Tree
Aspen
Grand Junction
COLORADO SPRINGS
Moab
Montrose
Salida
Cañon City
Pueblo
COLORADO
Alamosa
Durango
SAN JUAN MOUNTAINS
Trinidad
Farmington
ARIZONA
COLORADO PLATEAU
NEW MEXICO
Española

Topeka
COLORADO SPRINGS
KANSAS CITY
Pueblo
KANSAS
MO
COLORADO
Dodge City
WICHITA
Springfield
Enid
TULSA
Fayetteville
Santa Fe
OKLAHOMA CITY
Amarillo
Ft. Smith
ALBUQUERQUE
Norman
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Red River
Roswell
Lubbock
Denton
Allen
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Abilene
CIUDAD JUAREZ
Midland
Odessa
Waco
San Angelo
TEXAS
Round Rock
AUSTIN
Beaumont
HOUSTON
SAN ANTONIO
CHIHUAHUA
Galveston
MEXICO
Gulf of Mexico
Laredo
Corpus Christi

TENNESSEE
Chattanooga
CHARLOTTE
Huntsville
Fort Mill
Fayetteville
Decatur
Greenville
NC
Tupelo
Rome
BIRMINGHAM
Athens
Columbia
SC
Tuscaloosa
ATLANTA
Augusta
MS
ALABAMA
Macon
Charleston
Meridian
Montgomery
Columbus
Hilton Head Is.
GEORGIA
Savannah
Albany
Dothan
Waycross
Atlantic Ocean
Mobile
Valdosta
Tallahassee
Biloxi
Pensacola
Panama City
JACKSONVILLE
Gainesville
Daytona Beach
Ocala
ORLANDO
Gulf of Mexico
TAMPA
Melbourne
Clearwater
ST. PETERSBURG
FLORIDA
Port St. Lucie
Sarasota
West Palm Beach
Ft. Myers
Naples
Ft. Lauderdale
MIAMI

Bass Pro & Cabela's Portfolio

1	Cabela's Rogers	Rogers, MN
2	Cabela's Lone Tree	Lone Tree, CO
3	Bass Pro San Antonio	San Antonio, TX
4	Cabela's Allen	Allen, TX
5	Cabela's Lehi	Lehi, UT
6	Bass Pro Tampa	Tampa, FL
7	Cabela's Hammond	Hammond, IN
8	Bass Pro Round Rock	Round Rock, TX
9	Cabela's Fort Mill	Fort Mill, SC
10	Cabela's Wichita	Wichita, KS
11	Cabela's Owatonna	Owatonna, MN
12	Cabela's Centerville	Centerville, OH
13	Cabela's Huntsville	Huntsville, AL
14	Bass Pro Port St. Lucie	Port St. Lucie, FL
15	Cabela's Waco	Waco, TX
16	Cabela's East Grand Forks	East Grand Forks, MN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Bass Pro & Cabela’s Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$34,970,000			Specific Property Type:	Single Tenant
Cut-off Date Balance(1):	$34,970,000			Location(5):	Various
% of Initial Pool Balance:	4.7%			Size:	1,896,527 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$102.77
Borrower Name:	Various			Year Built/Renovated(5):	Various
Borrower Sponsor:	Starwood Property Trust, Inc.			Title Vesting:	Fee
Mortgage Rate:	4.3790%			Property Manager:	Self-managed
Note Date:	September 25, 2017			4th Most Recent Occupancy(6):	NAP
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(6):	NAP
Maturity Date:	October 6, 2027			2nd Most Recent Occupancy(6):	NAP
IO Period:	120 months			Most Recent Occupancy(6):	NAP
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (12/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection(2):	L(24),GRTR 1% or YM(2),GRTR 1% or YM or D(87),O(7)			4th Most Recent NOI(6):	NAP
Lockbox Type:	Hard/Springing Cash Management			3rd Most Recent NOI(6):	NAP
Additional Debt(1)(3):	Yes			2nd Most Recent NOI(6):	NAP
Additional Debt Type(1)(3):	Pari Passu; Future Mezzanine			Most Recent NOI(6):	NAP
				U/W Revenues:	$32,578,204
				U/W Expenses:	$7,640,446
				U/W NOI:	$24,937,758
				U/W NCF:	$23,515,362
Escrows and Reserves(4):				U/W NOI DSCR:	2.88x
				U/W NCF DSCR:	2.72x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.8%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	12.1%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$386,700,000
Replacement Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	July 1, 2017
T/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	50.4%
				LTV Ratio at Maturity(1):	50.4%

(1)	See “The Mortgage Loan” section. All statistical information related to the loan-to-value ratios, debt service coverage ratios and debt yields are based on the Bass Pro and Cabela’s Whole Loan (as defined below).

(2)	See “The Mortgage Loan” section for more information regarding the freely prepayable Note A-2(A) with an original principal balance of $7,500,000.

(4)	See “Additional Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Portfolio Summary” Table.

(6)	There is no historical data as the Bass Pro & Cabela’s Portfolio Properties were owner occupied prior to executing a master lease on September 25, 2017.

The Mortgage Loan. The mortgage loan (the “Bass Pro & Cabela’s Portfolio Mortgage Loan”) is part of a whole loan (the “Bass Pro & Cabela’s Portfolio Whole Loan”) evidenced by twelve pari passu promissory notes, secured by the fee simple interest in a portfolio of retail properties located in 10 states (the “Bass Pro & Cabela’s Portfolio Properties”). The Bass Pro & Cabela’s Portfolio Whole Loan was co-originated on September 25, 2017 by Goldman Sachs Mortgage Company (“GS”), Wells Fargo Bank, National Association (“WFB”) and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS”). The Bass Pro & Cabela’s Portfolio Whole Loan has an outstanding principal balance as of the Cut-off Date of $194,900,000 and each note has an interest rate of 4.3790% per annum. The Bass Pro & Cabela’s Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest only through its term. The Bass Pro & Cabela’s Portfolio Whole Loan matures on October 6, 2027. The proceeds of the Bass Pro & Cabela’s Portfolio Whole Loan, together with $148,423,879 of borrower equity, were used to acquire the Bass Pro & Cabela’s Portfolio Properties and pay closing costs.

The Bass Pro & Cabela’s Portfolio Mortgage Loan, evidenced by Notes A-2(A) and A-2(B)(1), will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $34,970,000 and has an outstanding principal balance as of the Cut-off Date of $34,970,000. The controlling Note A-1(A-CP), which had an original principal balance of $37,500,000, and the non-controlling Note A-1(A-NCP), which had an original principal balance of $10,000,000, were contributed to the GSMS 2017-GS8 Trust. The non-controlling Note A-3(A-CP) had an original principal balance of $20,000,000 and was contributed to the UBS 2017-C5 Trust; non-controlling Note A-2(B)(2) had an original principal balance of 23,500,00 and is expected to be contributed to the BANK 2017-BNK9

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

Trust; non-controlling Notes A-3(C-CP), A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP) had an aggregate original balance of 13,720,000 and are expected to be contributed to the UBS 2017-C6 Trust; and non-controlling Note A-3(B-CP) had an original principal balance of $24,750,000 and is expected to be contributed to the CCUBS 2017-C1 Trust. Promissory Note A-1(B-CP), with an original principal balance of $30,460,000, is currently held by GS. The aforementioned notes, collectively, serve as the Bass Pro & Cabela’s Portfolio Companion Loans. The lender provides no assurances that any non-securitized note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans” in the Preliminary Prospectus.

Promissory Notes A-2(A), A-2(B)(1) and A-2(B)(2) are collectively referred to herein as the “A-2 Notes”. Any prepayment made of the Permitted Free Prepayment Amount (as defined below) will be allocated among Promissory Notes A-1, A-2 and the A-3 Notes in the aggregate, on a pro rata and pari passu basis. However, any such prepayments of the Permitted Free Prepayment Amount (including any prepayments made in connection with the release of any of the Bass Pro & Cabela’s Portfolio Properties) that are allocated to the A-2 Notes in the aggregate will not be allocated among the individual A-2 Notes on a pro rata and pari passu basis, but instead will generally be allocated first to Promissory Note A-2(A), until the principal balance of such note has been reduced to zero, and then to Promissory Notes A-2(B)(1) and A-2(B)(2), on pro rata and pari passu basis, until the principal balance of such notes has been reduced to zero. The Permitted Free Prepayment Amount allocated to the A-2 Notes is $7,500,000. The principal balance of Note A-2(A) (the “Non-Call Protected A-2 Note”) is also $7,500,000. As a result, any Permitted Free Prepayment Amounts allocated to the A-2 Notes in the aggregate will generally be allocated to the Non-Call Protected A-2 Note and will not be allocated to the other A-2 Notes), unless the aggregate principal balance of the Non-Call Protected A-2 Note was previously reduced to an amount that is less than the amount of any Permitted Free Prepayment Amount. Any prepayments of the Bass Pro & Cabela’s Portfolio Mortgage Loan using casualty or condemnation loss proceeds will not count toward the Permitted Free Prepayment Amount.

The following table presents a summary of the promissory notes comprising the Bass Pro & Cabela’s Portfolio Whole Loan.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
Note A-1(A-CP)	$37,500,000	GSMS 2017-GS8	Yes
Note A-1(A-NCP)	$10,000,000	GSMS 2017-GS8	No
Note A-1(B-CP)	$30,460,000	GS	No
Note A-2(A)	$7,500,000	WFCM 2017-C42	No
Note A-2(B)(1)	$27,470,000	WFCM 2017-C42	No
Note A-2(B)(2)	$23,500,000	BANK 2017-BNK 9 (expected)	No
Note A-3(A-CP)	$20,000,000	UBS 2017-C5	No
Note A-3(B-CP)	$24,750,000	CCUBS 2017-C1 (expected)	No
Note A-3(C-CP)	$6,220,000	UBS 2017-C6 (expected)	No
Note A-3(D-NCP)	$2,500,000	UBS 2017-C6 (expected)	No
Note A-3(E-NCP)	$2,500,000	UBS 2017-C6 (expected)	No
Note A-3(F-NCP)	$2,500,000	UBS 2017-C6 (expected)	No
Total	$194,900,000

Prior to the open prepayment date of April 6, 2027, the Bass Pro & Cabela’s Portfolio Whole Loan can be prepaid in whole or in part, (a) with defeasance after the earlier to occur of (i) September 25, 2020 and (ii) the first monthly payment date following the end of the two-year period commencing on the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (collectively, the “Defeasance Lockout Period”) or (b) after October 6, 2019 (the “Yield Maintenance Lockout Period”) with payment of the greater of 1% of the amount prepaid or a yield maintenance premium, provided that no yield maintenance premium will be payable with respect to the first $25,000,000 (the “Permitted Free Prepayment Amount”) of principal repaid regardless of when paid, so long as no event of default has occurred and is continuing under the Bass Pro & Cabela’s Portfolio Whole Loan (except in the case where such prepayment is effected in order to cure or prevent a default or an event of default or is the payment of a release price to cure an event of default, and such default or event of default is not the result of the willful misconduct or bad faith actions of any Bass Pro & Cabela’s Portfolio borrower). Any prepayment made of the Permitted Free Prepayment Amount will be allocated among Promissory Note A-1(A-NCP), Note A-2(A) and Notes A-3(D-NCP), A-3(E-NCP) and A-3(F-NCP) in the aggregate on a pro rata and pari passu basis; and none of the Permitted Free Prepayment Amount is expected to be distributed to the other notes comprising the Bass Pro & Cabela’s Portfolio Whole Loan. Partial release is permitted. See “Partial Release” below for further discussion of release requirements.

Sources and Uses

Sources			Uses
Original whole loan amount	$194,900,000	56.8%	Purchase price	$341,609,572	99.5%
Borrower equity	148,423,879	43.2	Closing costs	1,714,307	0.5
Total Sources	$343,323,879	100.0%	Total Uses	$343,323,879	100.0%

The Properties. The Bass Pro & Cabela’s Portfolio is comprised of 16 single tenant retail properties leased to Cabela’s (12 properties) and Bass Pro Shops (four properties) retail stores totaling 1,896,527 square feet of space across 10 states. The Bass Pro & Cabela’s Portfolio Properties were constructed between 1997 and 2016 and range in size from 43,263 square feet to 188,745 square feet, with an average size of 118,533 square feet. No asset accounts for more than 10.8% of the total rental income and no single state comprises more than 25.2% of the total rental income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

The Bass Pro & Cabela’s Portfolio Properties are 100.0% leased to Cabela’s Wholesale, Inc. (“Cabela’s” or the “Master Tenant”) under a triple net unitary master lease executed at the origination of the Bass Pro & Cabela’s Portfolio Whole Loan (the “Bass Pro & Cabela’s Portfolio Master Lease”). The Bass Pro & Cabela’s Portfolio Master Lease has a 25-year term expiring on April 30, 2042 with an initial annual base rent of $14.05 per square foot with increases every five years equal to the lesser of (i) 12.5% or (ii) the aggregate percent increase of the consumer price index over the prior five-year period. The Bass Pro & Cabela’s Portfolio Master Lease has six five-year renewal options with annual base rent resets at the commencement of each renewal period at the greater of (i) fair market rent or (ii) 110% of the annual base rent from the immediately preceding year, and no termination options. The obligations of the Master Tenant under the Bass Pro & Cabela’s Portfolio Master Lease are guaranteed by Bass Pro Group, LLC, an affiliate of the Master Tenant.

Bass Pro Shops acquired Cabela’s Incorporated, the parent company of the Master Tenant, on September 25, 2017 for a purchase price of approximately $5 billion. Following the acquisition, the combined company is known as the Bass Pro Group, LLC (which serves as guarantor for the Bass Pro & Cabela’s Portfolio Master Lease). Bass Pro Shops was founded in 1972 in Springfield, Missouri. Bass Pro Shops is a privately held national retailer of hunting, fishing, camping and related outdoor gear and apparel. Bass Pro Shops operates 82 stores across 32 U.S. states and four Canadian provinces. Bass Pro Shops also operates Big Cedar Lodge, a resort welcoming more than one million guests to Missouri’s Ozark Mountains per year. Cabela’s (NYSE: CAB) was founded in 1961, went public in 2004, and is currently based in Sidney, Nebraska. Cabela’s is a direct marketer and specialty retailer of hunting, fishing, boating, camping, shooting, and related outdoor recreation merchandise. As of year-end 2016, the company operated 85 retail stores, including 74 stores in the U.S. and 11 stores in Canada. Cabela’s stores range in size from 40,000 square feet to 246,000 square feet. Most locations typically include wildlife displays in natural habitats, dioramas, a restaurant or deli, and aquarium stocked with local fish.

The following tables present certain information relating to the Bass Pro & Cabela’s Portfolio Properties:

Portfolio Summary

Property Name	Location	Year Built	Property NRSF(1)	Allocated Cut-Off Date Balance(2)	% Allocated Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV Ratio	Allocated Base Rent
Cabela’s Rogers	Rogers, MN	2005	186,379	$20,700,000	10.6%	$41,100,000	50.4%	$2,878,000
Cabela’s Lone Tree	Lone Tree, CO	2013	108,077	$17,600,000	9.0%	$34,950,000	50.4%	$2,445,000
Bass Pro San Antonio	San Antonio, TX	2006	184,656	$17,200,000	8.8%	$34,200,000	50.3%	$2,308,100
Cabela’s Allen(3)	Allen, TX	2010	107,329	$16,900,000	8.7%	$33,600,000	50.3%	$2,100,000
Cabela’s Lehi	Lehi, UT	2006	169,713	$15,400,000	7.9%	$30,600,000	50.3%	$1,990,000
Bass Pro Tampa	Tampa, FL	2015	132,734	$14,500,000	7.4%	$28,800,000	50.3%	$2,302,850
Cabela’s Hammond	Hammond, IN	2007	188,745	$13,000,000	6.7%	$25,700,000	50.6%	$1,800,000
Bass Pro Round Rock	Round Rock, TX	2014	120,763	$12,600,000	6.5%	$25,000,000	50.4%	$1,500,000
Cabela’s Fort Mill	Fort Mill, SC	2014	104,476	$11,700,000	6.0%	$23,250,000	50.3%	$1,627,100
Cabela’s Wichita	Wichita, KS	2011	80,699	$10,500,000	5.4%	$20,800,000	50.5%	$1,404,550
Cabela’s Owatonna	Owatonna, MN	1997	161,987	$9,600,000	4.9%	$19,000,000	50.5%	$1,520,000
Cabela’s Centerville	Centerville, OH	2016	71,872	$8,900,000	4.6%	$17,600,000	50.6%	$1,143,600
Cabela’s Huntsville	Huntsville, AL	2016	82,443	$8,300,000	4.3%	$16,400,000	50.6%	$1,025,000
Bass Pro Port St. Lucie	Port St. Lucie, FL	2013	86,637	$7,700,000	4.0%	$15,350,000	50.2%	$1,150,000
Cabela’s Waco	Waco, TX	2013	43,263	$6,000,000	3.1%	$11,850,000	50.6%	$798,200
Cabela’s East Grand Forks	East Grand Forks, MN	1999	66,754	$4,300,000	2.2%	$8,500,000	50.6%	$660,000
Total/Weighted Average			1,896,527	$194,900,000	100%	$386,700,000	50.4%	$26,652,400

(1)	Information obtained from the underwritten rent roll.

(2)	Based on the Bass Pro & Cabela’s Portfolio Whole Loan Amount

(3)	See “Right of First Refusal” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

Historical Sales Performance

Property Name	Property NRSF(1)	Sales ($)				Sales ($) PSF
		2014	2015	2016	TTM(2)	2014	2015	2016	TTM(2)
Cabela’s Rogers	186,379	$66,143,890	$66,114,325	$65,612,864	$64,397,009	$ 355	$ 355	$ 352	$ 346
Cabela’s Lone Tree	108,077	50,540,139	53,173,638	53,507,506	52,580,155	$ 468	$ 492	$ 495	487
Bass Pro San Antonio	184,656	46,850,725	45,147,437	42,252,151	41,944,692	$ 254	$ 244	$ 229	227
Cabela’s Allen	107,329	51,003,648	54,760,193	55,165,344	53,101,409	$ 475	$ 510	$ 514	495
Cabela’s Lehi	169,713	49,050,049	53,127,414	45,616,127	42,784,972	$ 289	$ 313	$ 269	252
Bass Pro Tampa	132,734	NAV	NAV	49,556,186	47,290,425	NAV	NAV	$ 373	356
Cabela’s Hammond	188,745	40,171,544	41,750,631	40,674,889	38,911,591	$ 213	$ 221	$ 216	206
Bass Pro Round Rock	120,763	NAV	NAV	29,280,166	30,223,077	NAV	NAV	$ 242	250
Cabela’s Fort Mill	104,476	NAV	26,514,959	28,348,550	26,548,534	NAV	$ 254	$ 271	254
Cabela’s Wichita	80,699	32,134,636	31,487,608	28,598,702	27,079,480	$ 398	$ 390	$ 354	336
Cabela’s Owatonna	161,987	36,740,413	36,280,363	35,215,690	33,160,088	$ 227	$ 224	$ 217	205
Cabela’s Centerville	71,872	NAV	NAV	13,038,242	15,092,953	NAV	NAV	$ 181	210
Cabela’s Huntsville	82,443	NAV	NAV	22,460,788	22,016,732	NAV	NAV	$ 272	267
Bass Pro Port St. Lucie	86,637	24,021,522	23,758,647	23,690,873	22,866,252	$ 277	$ 274	$ 273	264
Cabela’s Waco	43,263	14,778,172	17,044,063	17,119,752	16,532,260	$ 342	$ 394	$ 396	382
Cabela’s East Grand Forks	66,754	16,543,482	16,342,556	15,356,164	14,618,059	$ 248	$ 245	$ 230	219
Total/Weighted Average	1,896,527	$427,978,220	$ 465,501,833	$ 565,493,993	$ 549,147,687	$ 309	$ 313	$ 298	$ 290

(1)	Information is based on the underwritten rent roll.

(2)	TTM Sales ($) and TTM Sales ($) PSF are from July 2016 to June 2017.

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Cabela’s Wholesale, Inc.	NR / Ba3 / B+	1,896,527	100.0%	$14.05	$26,652,400	100.0%	4/30/2042(3)
Occupied Collateral Total		1,896,527	100.0%	$14.05	$26,652,400	100.00%

Vacant Space		0	0.0%

Collateral Total		1,896,527	100.00%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the minimum master lease rent.

(3)	The Bass Pro & Cabela’s Portfolio Properties are leased to the Master Tenant under a 25-year NNN master lease and operated under the Cabela’s and Bass Pro Shop brands with six, five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Bass Pro & Cabela’s Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	1,896,527	100.0%	100.0%	100.0%	$26,652,400	100.0%	$14.05
Vacant	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,896,527	100.0%			$26,652,400	100.0%	$14.05

(1)	Calculated based on approximate square footage occupied by the Master Tenant.

(2)	The Bass Pro & Cabela’s Portfolio Master Lease expires on April 30, 2042.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Bass Pro & Cabela’s Portfolio Properties:

Historical Occupancy(1)

12/31/2013	12/31/2014	12/31/2015	12/31/2016	12/1/2017
NAP	NAP	NAP	NAP	100.0%

(1)	Historical occupancy figures are not applicable, as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Bass Pro & Cabela’s Portfolio Master Lease on September 25, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bass Pro & Cabela’s Portfolio Properties:

Cash Flow Analysis(1)(2)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(3)	$26,652,400	81.8%	$14.05
Total Reimbursables	7,640,446	23.5	4.03
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(1,714,642)(4)	(5.3)	(0.90)
Effective Gross Income	$32,578,204	100.0%	$17.18

Total Operating Expenses	$7,640,446	23.5%	$4.03

Net Operating Income	$24,937,758	76.5%	$13.15
Replacement Reserves	474,132	1.5	0.25
TI/LC	948,264	2.9	0.50
Net Cash Flow	$23,515,362	72.2%	$12.40

NOI DSCR(5)	2.88x
NCF DSCR(5)	2.72x
NOI DY(5)	12.8%
NCF DY(5)	12.1%

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the cash flow analysis.

(2)	Historical financial information is not available, as the Bass Pro & Cabela’s Portfolio Properties were owner-occupied prior to executing the Master Lease on September 25, 2017.

(3)	U/W Base Rent is based on the current in-place rent of the Master Lease.

(4)	The underwritten economic occupancy is 95.0%. The Bass Pro & Cabela’s Portfolio Properties were 100.0% physically occupied as of December 1, 2017.

(5)	Debt service coverage ratios and debt yields are based on the Bass Pro & Cabela’s Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

Appraisal. As of the appraisal valuation date of July 1, 2017, the Bass Pro & Cabela’s Portfolio Properties had an aggregate “as-is” appraised value of $386,700,000 and an aggregate “dark value” of $203,500,000.

Environmental Matters. According to the Phase I environmental reports dated between November 11, 2016 and April 14, 2017, there was no evidence of any recognized environmental conditions at the Bass Pro & Cabela’s Portfolio Properties.

Market Overview and Competition. The Bass Pro & Cabela’s Portfolio Properties are located across 16 markets in 10 states, with the top three markets, Chicago (10.0% of net rentable area), Twin Cities (9.8% of net rentable area) and San Antonio (9.7% of net rentable area) representing 29.5% of net rentable area and no other market representing more than 8.9% of net rentable area.

The following table presents certain market information relating to the Bass Pro & Cabela’s Portfolio Properties:

Market Information(1)

Property Name	Location	Market(2)	Estimated 2017 Population(3)	Estimated 2017 Average Household Income(3)	Rental Rate PSF
					Actual(4)	Market(2)
Cabela’s Rogers	Rogers, MN	Twin Cities	32,950	$121,804	$15.44	$14.25
Cabela’s Lone Tree	Lone Tree, CO	Denver	156,660	$141,711	$22.62	$21.00
Bass Pro San Antonio	San Antonio, TX	San Antonio	135,780	$109,077	$12.50	$12.00
Cabela’s Allen	Allen, TX	Dallas	239,733	$132,938	$19.57	$20.00
Cabela’s Lehi	Lehi, UT	Salt Lake City	113,925	$107,930	$11.73	$11.75
Bass Pro Tampa	Tampa, FL	Tampa-St. Petersburg	199,723	$65,282	$17.35	$17.00
Cabela’s Hammond	Hammond, IN	Chicago	228,213	$65,540	$9.54	$9.70
Bass Pro Round Rock	Round Rock, TX	Austin	132,637	$97,299	$12.42	$12.50
Cabela’s Fort Mill	Fort Mill, SC	Charlotte	148,219	$80,904	$15.57	$15.00
Cabela’s Wichita	Wichita, KS	Wichita	115,269	$88,536	$17.40	$13.00
Cabela’s Owatonna	Owatonna, MN	Owatonna	26,126	$72,739	$9.38	$8.50
Cabela’s Centerville	Centerville, OH	Dayton	128,676	$85,520	$15.91	$12.00
Cabela’s Huntsville	Huntsville, AL	Huntsville	102,803	$69,794	$12.43	$14.00
Bass Pro Port St. Lucie	Port St. Lucie, FL	Port St Lucie/Fort Pierce	109,748	$70,134	$13.27	$12.50
Cabela’s Waco	Waco, TX	Waco	129,894	$58,388	$18.45	$17.00
Cabela’s East Grand Forks	East Grand Forks, MN	Grand Forks	67,005	$67,934	$9.89	$10.00
Total/Weighted Average					$14.05	$13.38

(1)	Information is based on third party market research reports.

(2)	Information is based on the appraisals.

(3)	Information is based on a five-mile radius.

(4)	Information is based on the Bass Pro & Cabela’s Portfolio Master Lease.

The Borrowers. The borrowers are SPT Prairie I CB Drive, LLC, SPT Prairie 200 BP Drive, LLC, SPT Prairie 210 Demers Avenue, LLC, SPT 1000 CB Drive, LLC, SPT Prairie 2250 Gatlin Blvd., LLC, SPT Prairie 2427 N. Greenwich Road, LLC, SPT Prairie 2502 W. CB Drive, LLC, SPT Prairie 2700 Market Place Drive, LLC, SPT Prairie 3900 CB Drive, LLC, SPT Prairie 5500 Cornerstone North Blvd., LLC, SPT Prairie 7090 CB Drive NW, LLC, SPT Prairie 7700 CB Drive, LLC, SPT Prairie 10670 CB Drive, LLC, SPT Prairie 10501 Palm River Road, LLC, SPT Prairie 17907 IH-10 West, LLC and SPT Prairie 20200 Rodgers Drive, LLC (collectively, the “Bass Pro & Cabela’s Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Bass Pro & Cabela’s Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Bass Pro & Cabela’s Portfolio Whole Loan. The nonrecourse carve-out guarantor of the Bass Pro & Cabela’s Portfolio Whole Loan is Starwood Property Trust, Inc. The guarantor’s liability is capped at 20% for obligations arising from a bankruptcy or similar event of the borrowers or the guarantor.

The Borrower Sponsor. The borrower sponsor of the Bass Pro & Cabela’s Portfolio Whole Loan is Starwood Property Trust, Inc. Starwood Property Trust, Inc. is an affiliate of global private investment firm Starwood Capital Group. The firm is one the largest commercial mortgage real estate investment trusts in the United States. The company’s core business focuses on originating, acquiring, financing and managing commercial mortgage loans and other commercial real estate debt investments. As of the second quarter of 2017, the company had a current equity market capitalization of approximately $5.8 billion and an enterprise value of $12.4 billion. Since its inception, Starwood Property Trust, Inc. has deployed over $29.0 billion in capital across various commercial real estate debt investments, commercial and residential mortgage-backed securities, and other commercial and residential real estate-related debt investments. The company currently owns a portfolio of retail, residential, office and medical office properties across the U.S. and Europe.

Escrows. During a Bass Pro & Cabela’s Portfolio Trigger Period (as defined below) the Bass Pro and Cabela’s Borrower is required to deposit monthly (a) 1/12th of the estimated annual taxes and 1/12th of the estimated annual insurance premium (unless the Bass Pro and Cabela’s Portfolio Properties are covered by a blanket policy in accordance with the related loan documents and there is no continuing event of default, and upon request of the lender, the borrowers provide evidence of renewals of such policies and payment of related premiums), (b) a tenant improvement and leasing commissions reserve in an amount equal to 1/12th of the product of (i) $1.00 and (ii) the aggregate amount of rentable square feet of all Bass Pro & Cabela’s Portfolio Properties subject to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

the lien of the mortgage as of such due date (such monthly amount as of the origination date was $158,044) and (c) a capital expenditure reserve in an amount equal to 1/12th of the product of (i) $0.25 and (ii) the aggregate amount of rentable square feet of all Bass Pro & Cabela’s Portfolio Properties subject to the lien of the mortgage as of such due date (such monthly amount as of the origination date was $39,511).

In addition, on each due date during the continuance of a Bass Pro & Cabela’s Portfolio Trigger Period, and at lenders’ election during an event of default, the related loan documents require an excess cash flow reserve as discussed under “Lockbox and Cash Management” below.

A “Bass Pro & Cabela’s Portfolio Trigger Period” will occur upon the earlier of the following:

(i)	the delivery to the lenders of annual or quarterly financial reports showing that the debt yield is less than 10.5% for two consecutive fiscal quarters;

(ii)	if annual or quarterly financial reports are not delivered to the lenders when required, then ten business days following the borrower’s receipt of written notice of the same, at the lenders’ option, or

(iii)	the occurrence and continuance of a Bass Pro Event (as defined below).

A Bass Pro & Cabela’s Portfolio Trigger Period will end upon (a) such reports being delivered and indicating that the debt yield is equal to or greater than 10.5%; or (b) upon the borrower prepaying the loan or depositing with lenders, as additional collateral for the Bass Pro & Cabela’s Portfolio Whole Loan, cash in an amount that, if applied to a prepayment of the Loan, would result in a debt yield of 10.5%.

A “Bass Pro Event” means:

(i)	the Master Tenant ceases operations or vacates, as determined in accordance with the Bass Pro & Cabela’s Portfolio Master Lease, with respect to more than 15% of the Bass Pro & Cabela’s Portfolio Properties (by number of locations),

(ii)	the guarantor of the Bass Pro & Cabela’s Portfolio Master Lease or the Master Tenant files for bankruptcy,

(iii)	the Master Tenant defaults under the Bass Pro & Cabela’s Portfolio Master Lease beyond any notice and cure period set forth in the Master Lease, or

(iv)	the total net leverage ratio for the tenant exceeds 5.75x; provided, however, as long as the total net leverage ratio is less than 6.75x, only 50% of excess cash flow shall be remitted to the excess cash flow reserve; and if the total net leverage ratio is equal to or greater than 6.75x, all excess cash flow shall be remitted to the excess cash flow reserve.

Lockbox and Cash Management. The Bass Pro & Cabela’s Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the borrowers to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Bass Pro & Cabela’s Portfolio Properties and all other money received by the borrowers or the property manager with respect to the Bass Pro & Cabela’s Portfolio Properties be deposited into such lockbox account within two business days of receipt. For so long as no Bass Pro & Cabela’s Portfolio Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account on a daily basis. During the continuance of a Bass Pro & Cabela’s Portfolio Trigger Period and at the lender’s election during an event of default, all funds in the lockbox account are required to be swept into a lender-controlled cash management account on a daily basis and all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses, are required to be reserved in an excess cash flow reserve account as additional collateral.

Property Management. The Bass Pro & Cabela’s Portfolio Property is managed by an affiliate of the borrower. At any time the Bass Pro & Cabela’s Portfolio Master Lease (or a replacement master lease which has been approved by the lender) is not in effect, the borrowers are required, within 60 days following the termination of the Bass Pro & Cabela’s Portfolio Master Lease, to engage a property manager to manage the applicable Bass Pro & Cabela’s Portfolio Property(ies) pursuant to a management agreement. Under the related loan documents, the Bass Pro & Cabela’s Portfolio Properties are required to remain managed by either (a) Cushman & Wakefield, CBRE, Simon Property Group, Macerich, Taubman Centers, CBL & Associates, Pennsylvania REIT, Washington Prime, General Growth Properties, Urban Retail, Madison Marquette, Jones Lang LaSalle or Colliers, (b) any of (i) Starwood Capital Group Global, L.P., (ii) Starwood Capital Group Global II, L.P. or (iii) Starwood Capital Group Global I, L.L.C. (each a “SCGG Party”) or any affiliate of any SCGG Party controlled by or under common control with any SCGG Party, or (c) a reputable and experienced manager which, in the reasonable judgment of the lender, possesses experience in managing properties similar in location, size, class, use and operation as the Bass Pro & Cabela’s Portfolio Properties.

The borrowers, upon the request of the lender, are required to replace a property manager if (a) such property manager becomes a debtor in any bankruptcy or insolvency proceeding which would reasonably be expected to have a material adverse effect, (b) the lender has accelerated the Bass Pro & Cabela’s Portfolio Whole Loan as a result of an event of default, or (c) there exists a material default by such property manager under the management agreement, which, if not remedied within any applicable notice, grace and cure period, would reasonably be expected to have a material adverse effect.

Assumption. The Bass Pro & Cabela’s Portfolio Borrower has the right to transfer the Bass Pro & Cabela’s Portfolio Property provided that certain conditions are satisfied, including (i) no event of default under the Bass Pro & Cabela’s Portfolio Whole Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the WFCM 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by the Bass Pro & Cabela’s Portfolio Property Companion Loans.

Right of First Refusal. The City of Allen, Texas has a right of first refusal (“ROFR”) to purchase the Cabela’s Allen property if an offer is received that the borrower is otherwise willing to accept, and a right of first offer (“ROFO”) if the borrower decides to market the property for sale. The ROFR and ROFO and recurring rights and terminate 15 years after completion of construction or upon

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

repayment of grants from the City of Allen (a certificate of occupancy was issued in April 2011). Further, applicable restrictions permit the use of the property as a Cabela’s only, and City approval would be required for any successor use.

Partial Release. Any time after the expiration of the Yield Maintenance Lockout Period or the Defeasance Lockout Period, the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties, provided that among other things, (a) no event of default has occurred and is continuing (unless the release would cure or prevent a non-monetary default related solely to the released property and such default is not the result of willful misconduct or bad actions of the borrower), (b)(i) to the extent the Yield Maintenance Lockout Period has expired, prepay the loan in an amount equal to the applicable Release Amount (as defined below) and the applicable yield maintenance premium (subject to no yield maintenance premium on the first $25 million of prepaid principal of the Bass Pro & Cabela’s Portfolio Whole Loan) or (ii) to the extent the Defeasance Lockout Period has expired, defease the loan in an amount equal to the applicable Release Amount, (c) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties is no less than the greater of (i) 13.67% and (ii) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter (provided that the Bass Pro & Cabela’s Portfolio Borrower may partially prepay the loan or deliver a letter of credit in an amount when subtracted from the outstanding principal balance of the loan would result in a debt yield satisfying such tests), (d) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs, and (e) the release of the applicable Bass Pro & Cabela’s Portfolio Properties from the Master Lease.

The “Release Amount” is an amount equal to the greater of (a) 80% of the net sales proceeds for such property and (b) the Release Percentage (as defined below) of the Allocated Cut-off Date Balance (identified in the “Portfolio Summary” chart above).

The “Release Percentage” means (i) for up to 10% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 110% of the applicable Allocated Cut-off Date Balance, (ii) exceeding 10%, but not exceeding 15% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 115% of the applicable Allocated Cut-off Date Balance, (iii) exceeding 15%, but not exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 120% of the applicable Allocated Cut-off Date Balance, or (iv) exceeding 20% of the original principal balance of the Bass Pro & Cabela’s Portfolio Whole Loan prior to such release, 125% of the applicable Allocated Cut-off Date Balance.

Free Release. The borrower is permitted to obtain the release of non-income producing portions of the Allen, Texas property and the Rogers, Minnesota property subject to certain conditions, including (i) the proposed transfer will not have a material adverse effect on the borrower’s business operations or access to or from the improvements located on the remaining properties, (ii) the borrower has obtained separate tax identification numbers for the released parcel and the remaining property, (iii) such transfer will not violate the Bass Pro & Cabela’s Portfolio Master Lease or any other contractual requirement affecting the property, (iv) if the borrower receives in the aggregate more than $3,000,000 in connection with the partial releases, then such excess shall be reserved with lender as additional collateral for the loan, (v) the Master Tenant shall have provided an express agreement that until October 31, 2027, the release property shall not be used in a manner that competes with the primary business of master tenant, and (vi) an opinion of counsel acceptable to a prudent securitized lender that the release satisfies REMIC requirements, among other things.

Real Estate Substitution. Any time from and after the six-month anniversary of the closing date of the securitization of the last Bass Pro & Cabela’s Portfolio Whole Loan promissory note (but prior to April 6, 2027), the Bass Pro & Cabela’s Portfolio Borrower may obtain the release of any of the Bass Pro & Cabela’s Portfolio Properties by providing one or more substitute properties (individually or collectively, the “Substitute Property”), provided that, among other things, (a) the Bass Pro & Cabela’s Portfolio Borrower delivers to the lenders a reasonably satisfactory Phase I environmental report, structural engineering report, seismic report (if necessary) and an appraisal demonstrating the as-is appraised value of the Substitute Property(ies) is greater than or equal to the replaced property at the time of substitution, (b) the rent under the Master Lease is not reduced as a result of such substitution, (c) after the substitution, the aggregate allocated loan amount of all Substituted Properties does not exceed 10% of the original balance of the Bass Pro & Cabela’s Portfolio Whole Loan, unless the lenders reasonably determine to permit a greater percentage to the extent the Master Tenant requests additional substitutions in accordance with the Master Lease (however the 10% threshold shall not include any property substitution effectuated for the sole purpose of curing an event of default or Trigger Period), (d) the debt yield with respect to the remaining Bass Pro & Cabela’s Portfolio Properties including the Substitute Property, is no less than the greater of (i) 13.67% and (ii) the debt yield for the 12-month period ending on the last day of the most recently ended fiscal quarter and (e) if all or any portion of the Bass Pro & Cabela’s Portfolio Whole Loan has been securitized (i) the delivery of a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs and (ii) the receipt of a rating agency confirmation.

Additional Subordinate and Mezzanine Indebtedness. Any time after March 25, 2018, direct or indirect equity owners of the Bass Pro & Cabela’s Portfolio Borrower (as defined above) are permitted to obtain a mezzanine loan issued by a Qualified Mezzanine Lender (as defined below) in an amount not to exceed $24,362,500, provided that the following conditions are satisfied, among other things, (a) immediately after giving effect to such mezzanine loan, (i) the combined loan-to-value ratio is not greater than 50.4%, (ii) the combined debt service coverage ratio is not less than 3.08x, and (iii) the combined debt yield is not less than 13.67%, (b) the mortgage lenders and the lender under the mezzanine loan have entered into an intercreditor agreement reasonably acceptable to the mortgage lenders, (c) such mezzanine loan is coterminous with the Bass Pro & Cabela’s Portfolio Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Bass Pro & Cabela’s Portfolio Whole Loan, (d) if the mezzanine loan bears a floating interest rate, the mezzanine borrower must maintain an interest rate cap agreement from a reasonably acceptable counterparty in a notional amount not less than the outstanding principal balance of the mezzanine loan and with a strike price that would result in a debt service coverage ratio of at least 3.08x, and (e) the receipt of a rating agency confirmation.

A “Qualified Mezzanine Lender” is an institution that, among other requirements outlined in the loan documents, (a) has assets (in name or management) in excess of $2,000,000,000; (b) except with respect to a pension advisory firm, asset manager or similar fiduciary has (i) capital/statutory surplus or shareholder’s equity of at least $1,000,000,000 or (ii) market capitalization of at least

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BASS PRO & CABELA’S PORTFOLIO

$1,000,000,000; and (c) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties.

Ground Lease. None.

Terrorism Insurance. So long as TRIPRA or a similar or subsequent statute is in effect, the borrowers are required to maintain terrorism insurance for certified and non-certified acts (as those terms are defined in TRIPRA or similar subsequent statute) in an amount equal to the full 100% replacement value of the Bass Pro & Cabela’s Portfolio Properties, as well as the improvements and betterments permanently attached to the Bass Pro & Cabela’s Portfolio Properties, plus the business interruption required under the Bass Pro & Cabela’s Portfolio Master Lease, in each case, on terms consistent with those required pursuant to the Bass Pro & Cabela’s Portfolio Master Lease. If TRIPRA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Master Tenant will be required to carry terrorism insurance throughout the term of the Bass Pro & Cabela’s Portfolio Master Lease as required by the preceding sentence, but the Master Tenant will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the casualty and business income insurance or rental interruption insurance required under the Bass Pro & Cabela’s Portfolio Master Lease (without giving effect to the cost of terrorism and seismic components of such casualty and business income insurance or rental interruption insurance), and if the cost of terrorism insurance exceeds such amount, the Master Tenant will be required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

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E. Lafayette St.
Lafayette Blvd.
W. Lafayette Blvd.
W. Fort St.
W. Congress St.
E. Congress St.
Larned St.
Atwater St.
Madison St.
Macomb St.
Adams Ave.
Bagley Ave.
Abbott St.
Howard St.
Porter St.
Trumbull St.
Washington Blvd.
Cass Ave.
Randolph St.
Brush St.
Beaubien St.
St. Antoine St.
Saint Antoine St.
John R St.
Rivard St.
Orleans St.
Antietam Ave.
Wilkins St.
Winder St.
Adelaide St.
Broadway Ave.
3rd St.
6th St.
75
375
10
12
1
3
85
150 West Jefferson
150 West Jefferson Avenue
Detroit, MI 48226
Waterford
Pontiac
Rochester Hills
Rochester
Shelby
Troy
Clinton
Sterling Heights
West Bloomfield
Farmington Hills
Warren
St. Clair Shores
Southfield
MICHIGAN
Livonia
DETROIT
WINDSOR
Canton
Westland
Dearborn
ONTARIO
Lake St. Clair
CANADA
U.S.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 150 West Jefferson

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$32,500,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$32,500,000			Location:	Detroit, MI
% of Initial Pool Balance:	4.4%			Size:	489,786 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$137.82
Borrower:	150 West Jefferson Owner LLC			Year Built/Renovated:	1989/NAP
Borrower Sponsor:	REDICO Properties LLC			Title Vesting:	Fee
Mortgage Rate:	4.603%			Property Manager:	Self-managed
Note Date:	November 8, 2017			4th Most Recent Occupancy (As of)(5):	69.4% (12/31/2013)
Anticipated Repayment Date(2):	December 6, 2027			3rd Most Recent Occupancy (As of)(5):	84.2% (12/31/2014)
Maturity Date(2):	December 6, 2029			2nd Most Recent Occupancy (As of)(5):	81.9% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of)(5):	88.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	93.7% (10/1/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing ARD
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(5):	$4,017,764 (12/31/2013)
Call Protection(3):	L(24),D(92),O(4)			3rd Most Recent NOI (As of)(5):	$4,015,577 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(5)(6):	$3,969,150 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5)(7):	$6,960,158 (TTM 8/31/2017)
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$14,218,842
				U/W Expenses:	$6,068,000
				U/W NOI(7):	$8,150,842
Escrows and Reserves(4):				U/W NCF:	$7,255,421
				U/W NOI DSCR(1):	1.96x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.75x
Taxes	$211,608	$147,803	NAP	U/W NOI Debt Yield(1):	12.1%
Insurance	$25,723	$6,431	NAP	U/W NCF Debt Yield(1):	10.7%
Replacement Reserves	$0	$8,164	NAP	As-Is Appraised Value:	$103,000,000
TI/LC Reserve	$0	$40,816	$2,250,000	As-Is Appraisal Valuation Date:	August 22, 2017
Outstanding TI Reserve	$847,672	$0	NAP	Cut-off Date LTV Ratio(1):	65.5%
				LTV Ratio at Maturity or ARD(1):	60.1%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 150 West Jefferson Whole Loan (as defined below).

(2)	Interest on the 150 West Jefferson Whole Loan accrues at an interest rate of 4.603% per annum (the “Initial Interest Rate”) through the anticipated repayment date of December 6, 2027. After the anticipated repayment date, if the 150 West Jefferson Whole Loan remains outstanding, (a) all excess cash flow with respect to the 150 West Jefferson Property (as defined below) is required to be applied to repay the 150 West Jefferson Whole Loan and (b) the 150 West Jefferson Whole Loan will accrue interest at an interest rate equal to the sum of (x) the Initial Interest Rate plus (y) 3.000% (the “Extended Term Interest Rate”) through the final maturity date of December 6, 2029, with all interest accrued in excess of the Extended Term Interest Rate over the Initial Interest Rate deferred and due and payable with the repayment of the 150 West Jefferson Whole Loan in full.

(3)	The lockout period will be at least 24 payments, beginning with and including the first payment date of January 6, 2018. Defeasance of the 150 West Jefferson Mortgage Loan is permitted at any time after the earlier to occur of (i) November 8, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 24 payments is based on the expected WFCM 2017-C42 securitization trust closing date in December 2017.

(4)	See “Escrows” section.

(5)	During 2013 and 2015, two of the top four tenants, Miller Canfield and Butzel Long, downsized their respective spaces resulting in higher vacancy at the 150 West Jefferson Property. Butzel Long contracted from 101,147 square feet to 48,669 square feet effective July 2013 in conjunction with the execution of its 11th lease amendment. The space made available on the 11th floor was later absorbed by Lochbridge (10.0% NRA; 10.7% U/W base rent) under a lease signed in September 2014 (with a commencement date in March 2015) and Plunkett Cooney, PC (2.7% NRA; 3.0% U/W base rent) in its November 2015 lease (with a commencement date in February 2016). Miller Canfield contracted from 109,261 square feet to 69,974 square feet effective July 2015. In June 2015, 20,789 square feet of the related vacant area on the 21st floor were leased to Jones Day (4.2% NRA; 5.1% U/W base rent) with a commencement date in October 2015. In 2015, Amazon expanded by an additional 24,357 square feet, adding approximately $629,000 in U/W base rent. Within the last twelve months, Amazon has expanded and JAMS has moved to the 150 West Jefferson Property. Combined, the JAMS and Amazon expansion spaces account for 6.8% of the U/W base rent and approximately $712,000 of U/W base rent. Additionally, due to increases in occupancy and better revenue management, the borrower sponsor has been able to increase parking revenue from $1.55 million to $1.85 million from 2015 to the TTM 8/31/2017.

(6)	Full year NOI for 2016 is unavailable due to the borrower sponsor acquiring the property in July 2016.

(7)	The increase in NOI from Most Recent to U/W is driven primarily by new leases signed in 2017 totaling 31,103 square feet and $803,938 in U/W base rent, as well as approximately $188,756 in rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

The Mortgage Loan. The mortgage loan (the “150 West Jefferson Mortgage Loan”) is part of a whole loan (the “150 West Jefferson Whole Loan”) evidenced by two pari passu notes secured by a first mortgage encumbering the fee simple interest in a 489,786 square foot office building located in Detroit, Michigan (the “150 West Jefferson Property”). The 150 West Jefferson Whole Loan was originated on November 8, 2017 by Starwood Mortgage Capital LLC. The 150 West Jefferson Whole Loan had an original principal balance of $67,500,000, has an outstanding principal balance as of the Cut-off Date of $67,500,000 and accrues interest at an interest rate of 4.603% per annum. The 150 West Jefferson Whole Loan had an anticipated initial term of 120 months, has an anticipated remaining term of 120 months as of the Cut-off Date and requires payments of interest-only until December 6, 2022, after which payments of interest and principal based on a 30-year amortization schedule are required through its term. The 150 West Jefferson Whole Loan has an anticipated repayment date on December 6, 2027 and a maturity date on December 6, 2029.

Note A-2, which will be contributed to the WFCM 2017-C42 Trust, had an original principal balance of $32,500,000, has an outstanding principal balance as of the Cut-off Date of $32,500,000 and represents the non-controlling interest in the 150 West Jefferson Whole Loan. The controlling Note A-1, which had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000, is expected to be contributed to the MSC 2017-HR2 transaction, which is expected to close on December 22, 2017. The mortgage loan seller provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The following table presents a summary of the promissory notes comprising the 150 West Jefferson Whole Loan.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$35,000,000	MSC 2017-HR2	Yes
A-2	$32,500,000	WFCM 2017-C42	No
Total	$67,500,000

Following the lockout period, the 150 West Jefferson Borrower (as defined below) has the right to defease the 150 West Jefferson Whole Loan in whole, but not in part. In addition, the 150 West Jefferson Whole Loan is prepayable without penalty on or after September 6, 2027. The lockout period will expire on the earlier of (i) two years after the last note to be securitized and (ii) November 8, 2020.

Sources and Uses

Sources			Uses
Original loan amount	$67,500,000	100.0%	Loan payoff	$52,665,246	78.0%
			Return of equity	11,659,128	17.3
			Closing costs	2,090,623	3.1
			Reserves	1,085,003	1.6
Total Sources	$67,500,000	100.0%	Total Uses	$67,500,000	100.0%

The Property. The 150 West Jefferson Property consists of a 489,786 square foot Class A office building located in Detroit, Michigan at 150 West Jefferson Avenue. Serving as the main thoroughfare between the central business district (“CBD”) and the waterfront, Jefferson Avenue has direct access to the Detroit regional highway network, including the Lodge Freeway and the Detroit-Windsor Tunnel. Downtown Detroit is generally bounded by the Fisher Freeway (Interstate 75) to the north, the Detroit River to the south, the Lodge Freeway (Route 10) to the west and the Chrysler Freeway (Interstate 375) to the east. Constructed in 1989, the 150 West Jefferson Property sits on a 1.53-acre site within the Detroit CBD. Standing 25 stories tall, the 150 West Jefferson Property offers Class A office space with water and city views, and a location near Detroit’s waterfront. The 150 West Jefferson Property includes an attached six-level parking garage (526 spaces, 1.07 per 1000 square feet) (the “150 West Jefferson Parking Garage”), 24-hour manned security, and tenant amenities including three restaurants, a sundries shop, a fitness center, an outdoor terrace with putting green and a Detroit People Mover station attached to the building. Tenancy at the 150 West Jefferson Property is comprised of both national and regional tenants.

The 150 West Jefferson Property is leased to 19 tenants across a multiple industries, including marketing, automobile, technology, legal and financial industries. The largest tenants at the 150 West Jefferson Property include Miller Canfield Paddock Stone (“Miller Canfield”) (16.3% of U/W base rent), Starcom (14.8% of U/W base rent), Amazon (14.0% of U/W base rent), Butzel Long (11.0% of U/W base rent) and Lochbridge (10.7% of U/W base rent).

Miller Canfield is a large American law firm with its headquarters at the 150 West Jefferson Property, and has always been based in Detroit. As of 2017, the firm has international offices in Canada, Mexico, China, and Poland, as well as Michigan, Florida, New York and Illinois. Miller Canfield is an original tenant at the 150 West Jefferson Property, had an original lease commencement date in January 1989 and most recently renewed in July 2015.

Starcom is a Chicago based media network firm with over 8,000 employees nationally and 110 offices worldwide. The 150 West Jefferson Property houses Starcom’s GM Planworks and DigitaLBi, a group founded in 2000 and dedicated to buying and planning General Motors media campaigns. Starcom is a subsidiary of the Paris, France based Publicis Groupe, a large international advertising agency. In 2016, Publicis Groupe’s two largest Detroit-area agencies, DigitaLBi and Leo Burnett, formed a single unit called Engage M-1 (named for the main highway in Detroit) dedicated to General Motors accounts, with both firms retaining their respective offices and staff. In early 2017, General Motors announced that after an extended review, it was retaining Engage M-1 for future marketing efforts of its GMC brand. Starcom had an original lease commencement date in September 2000 and most recently renewed in June 2010.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

Amazon is an American electronic commerce and cloud computing company, and a large internet retailer. Amazon had an original lease commencement date in August 2013 and most recently renewed in July 2017.

Lochbridge is a tech-service integration firm building custom tech platforms for large businesses and organizations and is known as a provider of automotive connectivity services and solutions. Los Angeles-based Marlin Equity Partners purchased Lochbridge from Compuware Corporation in January 2014, and then spun it out as a separate company. Lochbridge had an original lease commencement date in March 2015.

Butzel Long is headquartered at the 150 West Jefferson Property and has 155 attorneys throughout Michigan, in New York and Washington, D.C. Butzel Long is an original tenant at the 150 West Jefferson Property and has been in occupancy since February 1990. Butzel Long most recently renewed its lease in August 2010.

As of October 1, 2017, the 150 West Jefferson Property was 93.7% occupied by 19 tenants, with two of the largest five tenants by square footage occupying their space for over 25 years.

The following table presents certain information relating to the tenancy at the 150 West Jefferson Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Miller Canfield	NR/NR/NR	69,974	14.3%	$24.50	$1,714,363	16.3%	6/30/2026(3)
Starcom	NR/NR/NR	62,273	12.7%	$24.94	$1,552,976	14.8%	5/31/2020(4)
Amazon	NR/Baa1/AA-	57,636	11.8%	$25.45	$1,466,663	14.0%	10/31/2024(5)
Lochbridge(6)	NR/NR/NR	48,915	10.0%	$23.00	$1,125,045	10.7%	2/28/2027(7)
Butzel Long	NR/NR/NR	48,669	9.9%	$23.80	$1,158,322	11.0%	7/31/2022(8)
Total Major Tenants		287,467	58.7%	$24.41	$7,017,370	66.8%

Non-Major Tenants		171,566	35.0%	$20.36	$3,492,533	33.2%

Occupied Collateral Total		459,033	93.7%	$22.90	$10,509,903	100.0%

Vacant Space		30,753	6.3%

Collateral Total		489,786	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2018 and investment grade tenant leases underwritten to average rent over the remaining terms of its respective lease, totaling $188,756.

(3)	Miller Canfield has one, ten-year or two, five-year lease renewal options.

(4)	Starcom has the right to terminate its lease should it no longer be retained by General Motors by providing 12 months’ notice and payment of all unamortized leasing costs and three months of total rent in accordance with their lease.

(5)	Amazon has two, five-year lease renewal options. Amazon has a one-time right to terminate 16,706 square feet on its second floor space only effective September 30, 2021 with nine months’ notice and payment of a termination fee.

(6)	Lochbridge has agreed to sublease approximately 40,930 square feet to Amazon with a sublease rent commencement seven months after delivery of the leased space at a rate of $19.75 per square foot with $0.50 per square foot rent steps and an expiration date of February 29, 2024. The 150 West Jefferson Borrower anticipates rent commencement in the third quarter of 2018.

(7)	Lochbridge has two, seven-year lease renewal options. Lochbridge has a one-time right to terminate its lease effective February 29, 2023 with 12 months’ notice and a termination fee equal to approximately $2,263,564.

(8)	Butzel Long has two, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

The following table presents certain information relating to the lease rollover schedule at the 150 West Jefferson Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	2	17,058	3.5%	17,058	3.5%	$335,598	3.2%	$19.67
2020	4	111,368	22.7%	128,426	26.2%	$2,189,447	20.8%	$19.66
2021	2	40,443	8.3%	168,869	34.5%	$1,004,351	9.6%	$24.83
2022(4)	3	70,961	14.5%	239,830	49.0%	$1,666,810	15.9%	$23.49
2023	2	19,165	3.9%	258,995	52.9%	$500,964	4.8%	$26.14
2024	3	64,664	13.2%	323,659	66.1%	$1,624,798	15.5%	$25.13
2025(5)	1	1,256	0.3%	324,915	66.3%	$0	0.0%	$0.00
2026	2	83,082	17.0%	407,997	83.3%	$2,028,955	19.3%	$24.42
2027	2	51,036	10.4%	459,033	93.7%	$1,158,981	11.0%	$22.71
Thereafter	0	0	0.0%	459,033	93.7%	$0	0.0%	$0.00
Vacant	0	30,753	6.3%	489,786	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	489,786	100.0%			$10,509,903	100.0%	$22.90

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	2022 includes 2,306 square feet of management office.

(5)	2025 includes a fitness center.

The following table presents historical occupancy percentages at the 150 West Jefferson Property:

Historical Occupancy(1)(2)

12/31/2013	12/31/2014	12/31/2015	12/31/2016	10/1/2017(3)
69.4%	84.2%	81.9%	88.3%	93.7%

(1)	Information obtained from the borrower.

(2)	During 2013 and 2015, two of the top four tenants, Miller Canfield and Butzel Long downsized its respective spaces resulting in higher vacancy at the 150 West Jefferson Property. Butzel Long contracted from 101,147 square feet to 48,669 square feet effective July 2013 in conjunction with the execution of its 11th lease amendment. The space made available on the 11th floor was later absorbed by Lochbridge (10.0% NRA; 10.7% U/W base rent) under a lease signed in September 2014 (with a commencement date in March 2015) and Plunkett Cooney (2.7% NRA; 3.0% U/W base rent) in its November 2015 lease (with a commencement date in February 2016). Miller Canfield contracted from 109,261 square feet to 69,974 square feet effective July 2015. In June 2015, 20,789 square feet of the related vacant area on the 21st floor were leased to Jones Day (4.2% NRA; 5.1% U/W base rent), with a commencement date in October 2015. In 2015, Amazon expanded by an additional 24,357 square feet. Within the last twelve months, Amazon has expanded and JAMS has moved to the 150 West Jefferson Property.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating history and underwritten net cash flow at the 150 West Jefferson Property:

Cash Flow Analysis(1)(2)

	2013	2014	2015	TTM 8/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,404,731	$5,987,498	$6,499,196	$9,423,459(3)	$10,509,903(3)	73.9%	$21.46
Grossed Up Vacant	0	0	0	0	741,387	5.2	1.51
Total Reimbursables	2,090,290	1,641,442	936,312	720,220	802,479	5.6	1.64
Tenant Bill Backs	855,519	829,270	796,137	906,522	906,522	6.4	1.85
Parking Income	1,296,270	1,390,874	1,552,876	1,850,046	1,850,046	13.0	3.78
Other Income	92,924	50,143	81,017	208,695	208,695	1.5	0.43
Less Vacancy & Credit	0	0	0	0	(800,190)(4)	(5.6)	(1.63)
Effective Gross	$9,739,734	$9,899,227	$9,865,538	$13,108,942	$14,218,842	100.0%	$29.03

Total Operating Expenses	$5,721,970	$5,883,650	$5,896,388	$6,148,784	$6,068,000	42.7%	$12.39

Net Operating Income	$4,017,764	$4,015,577	$3,969,150	$6,960,158	$8,150,842	57.3%	$16.64
TI/LC	0	0	0	0	797,463	5.6	1.63
Capital Expenditures	0	0	0	0	97,957	0.7	0.20
Net Cash Flow	$4,017,764	$4,015,577	$3,969,150	$6,960,158	$7,255,421	51.0%	$14.81

NOI DSCR(5)	0.97x	0.97x	0.96x	1.68x	1.96x
NCF DSCR(5)	0.97x	0.97x	0.96x	1.68x	1.75x
NOI DY(5)	6.0%	5.9%	5.9%	10.3%	12.1%
NCF DY(5)	6.0%	5.9%	5.9%	10.3%	10.7%

(1)	During 2013 and 2015, two of the top four tenants, Miller Canfield and Butzel Long, downsized their respective spaces resulting in higher vacancy at the 150 West Jefferson Property. Butzel Long contracted from 101,147 square feet to 48,669 square feet effective July 2013 in conjunction with the execution of its 11th lease amendment. The space made available on the 11th floor was later absorbed by Lochbridge (10.0% NRA; 10.7% U/W Base Rent) under a lease signed in September 2014 (with a commencement date in March 2015) and Plunkett Cooney, PC (2.7% NRA; 3.0% U/W Base Rent) in its November 2015 lease (with a commencement date in February 2016). Miller Canfield contracted from 109,261 square feet to 69,974 square feet effective July 2015. In June 2015, 20,789 square feet of the related vacant area on the 21st floor were leased to Jones Day (4.2% NRA; 5.1% U/W Base Rent), with a commencement date in October 2015. In 2015, Amazon expanded by an additional 24,447 square feet, adding approximately $629,000 in U/W Base Rent. Within the last twelve months, Amazon has expanded and JAMS has moved to the 150 West Jefferson Property. Combined, JAMS and Amazon expansion spaces account for 6.8% of the U/W Base Rent and approximately $712,000 of additional U/W Base Rent. Additionally, due to increases in occupancy and better revenue management, the borrower sponsor has been able to increase parking revenue from $1.55 million to $1.85 million from 2015 to the TTM 8/31/2017.

(2)	Operating history for 2016 is unavailable due to the borrower sponsor acquiring the property in July 2016.

(3)	U/W Base Rent includes contractual rent steps through June 2018 and investment grade tenant leases underwritten to average rent over the remaining terms of its respective lease, totaling $188,756. Additionally, the increase in TTM 8/31/2017 Base Rent to U/W Base Rent is driven primarily by new leases signed in 2017 totaling 31,103 square feet and $803,938 in U/W base rent.

(4)	The underwritten economic vacancy is 6.2%. The 150 West Jefferson Property was 93.7% leased as of October 1, 2017.

(5)	Debt service coverage ratios and debt yields are based on the 150 West Jefferson Whole Loan.

Appraisal. As of the appraisal valuation date of August 22, 2017 the 150 West Jefferson Property had an “as-is” appraised value of $103,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 24, 2017, there was no evidence of any recognized environmental conditions at the 150 West Jefferson Property.

Market Overview and Competition. The 150 West Jefferson Property is located in the Detroit CBD office submarket of the Detroit market. According to the appraisal, as of August 2017, the Detroit CBD office submarket had approximately 7.4 million square feet of Class A office inventory, average asking rents of $24.46 per square foot and a vacancy rate of 6.7%. Additionally, the 2017 estimated population within a one-mile radius of the 150 West Jefferson Property was 7,355, while the 2017 estimated median household income within the same radius was $34,866. Within the city of Detroit, the 2017 estimated population was 658,250; while the 2017 estimated median household income within Detroit was $27,134.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

The following table presents certain information relating to comparable office leases for the 150 West Jefferson Property:

Comparable Leases(1)

Property Name/Location	Year Built	Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Campus Martius Detroit, MI	2003	100%	0.5 miles	Microsoft	Dec. 2017 / 7.7 Yrs.	43,119	$25.75	MG
One Kennedy Square Detroit, MI	2006	100%	0.3 miles	Ernst & Young	Oct. 2016 / 10 Yrs.	37,277	$16.75	NNN
One Detroit Center Detroit, MI	1992	96%	0.2 miles	Ally	Apr. 2016 / 5 Yrs.	316,997	$22.00	MG
First National Building Detroit, MI	1921	99%	0.3 miles	Honigman Miller	Apr. 2015 / 10.7 Yrs.	150,786	$22.73	MG

(1)	Information obtained from the appraisal and third party reports.

The Borrower. The borrower for the 150 West Jefferson Whole Loan is 150 West Jefferson Owner LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 150 West Jefferson Whole Loan. REDICO Properties LLC is the guarantor of certain nonrecourse carveouts under the 150 West Jefferson Whole Loan. The loan documents require that the guarantor maintain a net worth of at least $22,500,000 and liquid assets of at least $3,000,000.

The Borrower Sponsor. The borrower sponsor is REDICO Properties LLC (“REDICO”). REDICO is a national real estate development, design, construction, property management and leasing company founded five decades ago and is headquartered in Southfield, Michigan. REDICO is an owner-operator of large-scale mixed-use and office developments located throughout the United States and has owned and operated a portfolio of more than 16 million square feet, including the ground-up development of the One Kennedy Building in Detroit’s CBD, which it continues to own. REDICO’s current real estate portfolio encompasses approximately 5.6 million square feet across multiple property types, the majority of which is managed by an affiliate, REDICO Management, Inc. The sponsor has been involved with several defaulted loans. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

Escrows. The 150 West Jefferson Whole Loan documents provide for upfront escrows in the amount of $211,608 for real estate taxes, $25,723 for insurance premiums and $847,672 for outstanding tenant improvements related to Amazon, Anita’s Kitchen and Auto Club. The loan documents also provide for ongoing monthly escrow deposits of $147,803 for real estate taxes, $6,431 for insurance premiums, $8,164 for replacement reserves and $40,816 for TI/LC reserves (subject to a cap of $2,250,000 so long as no Rollover Trigger Event (as defined below) exists).

Following the occurrence and during the continuance of a Rollover Trigger Event, the borrower is required to make monthly deposits of $81,632 (approximately $2.00 per square foot annually) for TI/LCs and ongoing TI/LC collections will be uncapped. The borrower is also required to deposit into the TI/LC reserve any lease termination fees related to Miller Canfield or Lochbridge at the 150 West Jefferson Property.

A “Rollover Trigger Event” means that either of the tenants known as Miller Canfield or Lochbridge (i) files bankruptcy, (ii) goes into default under its lease, (iii) gives notice to terminate or terminates its lease, (iv) fails to extend the term of its lease for space at the 150 West Jefferson Property prior to the deadline for the exercise of such extension option or (v) otherwise fails to renew its lease on terms reasonably acceptable to the lender at least nine months prior to its lease maturity if no renewal options exist.

Such Rollover Trigger Event shall terminate: with regard to clause (i), (1) upon the lender’s receipt of evidence in form and substance reasonably satisfactory to the lender that the related lease has been irrevocably assumed by the related tenant in such proceeding and the related tenant is in occupancy of at least 85% of the space demised under its lease and is paying the full, unabated contract rent without offset or credit as evidenced by one or more estoppel letters acceptable to the lender or (2) the assignment to, and assumption by, an assignee reasonably acceptable to the lender of the related tenant’s lease pursuant to a final court order issued in the applicable bankruptcy action, with such assignee occupying at least 85% of the space demised under such tenant’s lease and paying full, unabated post-petition rent without offset or credit as evidenced by one or more estoppel letters acceptable to the lender; with regard to clause (ii), upon the related tenant curing such default; with regard to clause (iii), the date on which (X) solely with respect to a Rollover Trigger Event relating to Lochbridge, the Lochbridge termination payment is made and such deposit is in the amount of no less than $1,750,000 (and provided no other Rollover Trigger Event then exists), or (Y) the lender receives evidence in form and substance reasonably satisfactory to the lender that, as applicable, the related tenant has rescinded its notice of termination in writing and the lease is then in full force and effect or the Replacement Lease Conditions (as defined below) have been satisfied (and, in each case, provided no other Rollover Trigger Event then exists); with regard to clauses (iv) and (v), the lender receives evidence in form and substance reasonably satisfactory to the lender that the Replacement Lease Conditions have been satisfied or an approved lease extension has been entered into (and, in each case, provided no other Rollover Trigger Event then exists). In addition, such Rollover Trigger Event shall terminate with regard to clauses (i) through (v) on the date the lender receives satisfactory evidence the 150 West Jefferson Property is at least 85% occupied and the debt service coverage ratio for the then trailing 12-month period is equal to 1.40x or greater.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

“Replacement Lease Conditions” means that the lender has received satisfactory evidence in the lender’s reasonable discretion that a replacement tenant reasonably satisfactory to the lender has executed a replacement lease on terms and conditions satisfactory to the lender for at least 85% of the entire space at the 150 West Jefferson Property occupied by the related tenant that triggered the Rollover Trigger Event (or such other space at the 150 West Jefferson Property, provided such space is the equivalent size of at least 85% of the space at the 150 West Jefferson Property occupied by such tenant), and that such replacement tenant is in occupancy and paying full unabated rent under such replacement lease.

Lockbox and Cash Management. The 150 West Jefferson Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 150 West Jefferson Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt. During the continuance of a Sweep Event, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited to an excess cash reserve to be held as additional security for the 150 West Jefferson Whole Loan.

A “Sweep Event” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the amortizing debt service coverage ratio based on the trailing 12-month period being less than 1.15x;

(iii)	the occurrence and continuance of a Major Tenant Trigger Period (as defined below); and

(iv)	the anticipated repayment date.

A Sweep Event will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters;

●	with regard to clause (iii), the related Major Tenant Trigger Period is cured, as further described below; and

●	with regard to clause (iv), for the avoidance of doubt, there will be no cure.

A “Major Tenant Trigger Period” means the date on which Starcom or a replacement tenant (a “Major Tenant”), (i) becomes insolvent or a debtor in any bankruptcy action, (ii) defaults under its lease beyond any applicable grace, notice or cure periods, (iii) (a) terminates its respective lease or (b) the earlier of (1) in the event that the Major Tenant gives notice to terminate its respective lease and such notice of termination specifies a termination date that is more than 12 months after the date of such notice, the date that is 12 months prior to the termination date specified in such notice and (2) in the event that the Major Tenant gives notice to terminate its respective lease and such notice of termination does not specify a termination date that is more than 12 months after the date of such notice, the date that such notice is received, (iv) if prior to any respective deadline for extending the term of the Major Tenant’s lease, the Major Tenant fails to extend the term of its respective lease pursuant to the terms thereof or otherwise renew the Major Tenant’s lease on terms reasonably satisfactory to the lender, or (v) if no extension option is then remaining in the Major Tenant’s lease, that is nine months prior to the end of the term of such lease, unless, prior to such date, the term of the Major Tenant’s lease is extended or renewed or a satisfactory replacement lease is entered into with the Major Tenant, in each case, on terms reasonably satisfactory to the lender.

Such Major Tenant Trigger Period will terminate: with regard to clause (i), (1) upon the lender’s receipt of evidence in form and substance reasonably satisfactory to the lender that the related lease has been irrevocably assumed by the related tenant in such proceeding and the related tenant is in occupancy of at least 85% of the space demised under its lease and is paying the full, unabated contract rent without offset or credit as evidenced by one or more estoppel letters acceptable to the lender or (2) the assignment to, and assumption by, an assignee reasonably acceptable to the lender of related tenant’s lease pursuant to a final court order issued in the applicable bankruptcy action, with such assignee occupying at least 85% of the space demised under such tenant’s lease and paying full, unabated post-petition rent without offset or credit as evidenced by one or more estoppel letters acceptable to the lender; with regard to clause (ii), upon the related tenant curing such default; with regard to clause (iii), the date on which the lender receives evidence in form and substance reasonably satisfactory to the lender that, as applicable, the related tenant has rescinded its notice of termination in writing and the lease is then in full force and effect or the Replacement Lease Conditions have been satisfied (and, in each case, provided no other Major Tenant Trigger Period then exists); with regard to clauses (iv) and (v), the lender receives evidence in form and substance satisfactory to the lender that the related tenant has extended the term of its respective lease pursuant to the terms thereof or otherwise on terms reasonably satisfactory to the lender or the Replacement Lease Conditions have been satisfied (and, in each case, provided no other Major Tenant Trigger Period then exists). In addition, such Major Tenant Trigger Period will terminate with regard to clauses (i) through (v) on the date the lender receives satisfactory evidence the debt service coverage ratio at the 150 West Jefferson Property for the then trailing 12-month period is equal to 1.35x or greater.

Property Management. The 150 West Jefferson Property is managed by REDICO Management, Inc. REDICO Management, Inc. is an affiliate of the borrower.

Assumption. Commencing on November 8, 2018, the borrower has the right to transfer the 150 West Jefferson Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the 150 West Jefferson companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150 WEST JEFFERSON

Future Expansion. During the term of the 150 West Jefferson Whole Loan, the 150 West Jefferson borrower will be permitted to expand the 150 West Jefferson Parking Garage by adding additional stories and/or building additional improvements on top of the 150 West Jefferson Parking Garage structure, provided that the construction complies with the requirements contained in the 150 West Jefferson Whole Loan documents.  In connection with such construction, the 150 West Jefferson borrower is required to convert the 150 West Jefferson Property to condominium ownership with the 150 West Jefferson borrower’s condominium unit being comprised of the current 150 West Jefferson Property and the 150 West Jefferson Parking Garage structure and a second condominium unit being comprised of the air rights over the current 150 West Jefferson Parking Garage structure in which an affiliate of the 150 West Jefferson borrower (or such other entity approved by the holder of the 150 West Jefferson Whole Loan) would construct the expansion, subject in either case to the compliance with the requirements contained in the 150 West Jefferson Whole Loan documents.  The construction of an office property under either structure would require the prior consent of the holder of the 150 West Jefferson Whole Loan. Before converting the 150 West Jefferson Property to a condominium structure, the 150 West Jefferson Whole Loan documents require, among other conditions, (i) a REMIC opinion, (ii) satisfaction of an LTV Ratio not greater than 125%, (iii) a rating agency confirmation and (iv) lender approval of the condominium documents.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 150 West Jefferson Property. The loan documents also require business interruption insurance for a period of at least 18 months that covers loss or damage by terrorist acts; provided that such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON DALLAS ROCKWALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON DALLAS ROCKWALL

Hilton Dallas Rockwall
2055 Summer Lee Drive
Rockwall, TX 75032
Lake Lavon
Murphy
Wylie
Lavon
COLLIN COUNTY
Country Club Rd
Murphy Rd
Breckenridge Park
Woodbridge Golf Club
Sachse
Sachse Rd
Pleasant Valley Rd
One Eleven Ranch Park
Firewheel Golf Course
Bunker Hill Rd
Firewheel Town Center
Pres. George Bush Tpke
Rowlett Community Park
Waterview Golf Club
The Shores Country Club
N. Goliad St
John King Blvd
Fate
Williams St
Rockwall Municipal Airport
Rockwall
Lakeview Pkwy
Firewheel Pkwy
Liberty Grove Rd
Princeton Rd
Castle Dr
Rowlett Creek Preserve
Rowlett
GARLAND
1st St
Miller Rd
Chiesa Rd
Dalrock Rd
Rockwall Village
Rockwall Town Center
TX Health Presbyterian-Rockwall
S. Goliad St
FM 549
ROCKWALL COUNTY
Centerville Rd
Eastern Hills Country Club
Rowlett Rd
Broadway Blvd
Elgin B. Robertson Park
Ridge Rd
Buffalo Creek Golf Club
Horizon Rd
Lake Ray Hubbard
Heath
McLendon-Chisholm
Audubon Park
Thornton Frwy
Northwest Hwy
Collins Rd
DALLAS COUNTY
Dallas 11 miles
LBJ Frwy
Town East Mall
Belt Line Rd
Sunnyvale
Samuell New Hope Park
Rockwall-Forney Dam
MESQUITE
Tripp Rd
Galloway Ave
Samuell Park
S. Collins Rd
Eastglen Blvd
30
66
78
190
205
276
635
80
352
Melissa
Prosper
McKinney
Princeton
Farmersville
Frisco
Lake Lewisville
Lewisville
Plano
Allen
Lucas
Lavon Lake
Carrollton
Coppell
Wylie
Lavon
Royse City
Richardson
Sachse
Farmers Branch
Garland
Rowlett
Fate
Rockwall
ROCKWALL COUNTY
Heath
Lake Ray Hubbard
University Park
Highland Park
Irving
DALLAS
Mesquite
Forney
Terrell
Grand Prairie
Seagoville
Duncanville
KAUFMAN COUNTY
DeSoto
Lancaster
DALLAS COUNTY
Combine
Kaufman
Cedar Hill
Ovilla
Red Oak
ELLIS COUNTY
Midlothian

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Hilton Dallas Rockwall

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/Moody’s/KBRA):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$30,450,000			Specific Property Type:	Full Service
Cut-off Date Balance:	$30,450,000			Location:	Rockwall, TX
% of Initial Pool Balance:	4.1%			Size:	231 Rooms
Loan Purpose:	Acquisition			Cut-off Date Balance Per Room:	$131,818
Borrower Name:	2055 Summer Lee Rockwall Owner, LLC			Year Built/Renovated:	2008/2017
Borrower Sponsors:	Driftwood Acquisition & Development			Title Vesting:	Fee
	L.P.; Carlos J. Rodriguez; David			Property Manager:	Self-managed
	Buddemeyer			4th Most Recent Occupancy (As of):	67.5% (12/31/2013)
Mortgage Rate:	4.671%			3rd Most Recent Occupancy (As of):	67.8% (12/31/2014)
Note Date:	November 14, 2017			2nd Most Recent Occupancy (As of):	69.8% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(2):	68.5% (12/31/2016)
Maturity Date:	December 6, 2027			Current Occupancy (As of)(2):	65.4% (7/31/2017)
IO Period:	None
Loan Term (Original):	120 months			Underwriting and Financial Information:
Seasoning:	0 months
Amortization Term (Original):	360 months			4th Most Recent NOI (As of):	$3,172,626 (12/31/2014)
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$3,791,606 (12/31/2015)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,297,286 (12/31/2016)
Call Protection:	L(24),GRTR 1% or YM or D(91),O(5)			Most Recent NOI (As of):	$4,229,319 (TTM 7/31/2017)
Lockbox Type:	Soft/Springing Cash Management			U/W Revenues:	$14,303,981
Additional Debt(1):	Yes			U/W Expenses:	$9,806,766
Additional Debt Type(1):	Future Mezzanine			U/W NOI:	$4,497,215
				U/W NCF:	$3,925,055
				U/W NOI DSCR:	2.38x
Escrows and Reserves:				U/W NCF DSCR:	2.08x
				U/W NOI Debt Yield:	14.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.9%
Taxes	$0	$52,971	NAP	As-Is Appraised Value(3):	$52,000,000
Insurance	$77,197	$7,018	NAP	As-Is Appraisal Valuation Date(3):	September 1, 2017
FF&E Reserve	$0	$47,680	NAP	Cut-off Date LTV Ratio(3):	58.6%
PIP Reserve	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD(3):	47.6%

(1)	See “Subordinate and Mezzanine Indebtedness” section.

(2)	The Hilton Dallas Rockwall Property (as defined below) underwent a $2.23 million renovation completed between January and September 2017. The work included a full renovation of the lobby, lobby café, restaurant and bar. As a result, the Hilton Dallas Rockwall Property’s occupancy was negatively affected.

(3)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “Hilton Dallas Rockwall Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee simple interest in a full service hotel located in Rockwall, Texas (the “Hilton Dallas Rockwall Property”). The Hilton Dallas Rockwall Mortgage Loan was originated on November 14, 2017 by Starwood Mortgage Capital LLC. The Hilton Dallas Rockwall Mortgage Loan had an original principal balance of $30,450,000, has an outstanding principal balance as of the Cut-off Date of $30,450,000 and accrues interest at an interest rate of 4.671% per annum. The Hilton Dallas Rockwall Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule through the term of the Hilton Dallas Rockwall Mortgage Loan. The Hilton Dallas Rockwall Mortgage Loan matures on December 6, 2027.

Following the lockout period, on any date before August 6, 2027, the borrower has the right to defease the Hilton Dallas Rockwall Mortgage Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization or (ii) November 14, 2020. Additionally, the borrower may prepay the Hilton Dallas Rockwall Mortgage Loan in whole, but not in part, on any date on or after January 6, 2020 provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. The Hilton Dallas Rockwall Mortgage Loan is prepayable without penalty on or after August 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON DALLAS ROCKWALL

Sources and Uses

Sources			Uses
Original loan amount	$30,450,000	69.3%	Purchase price	$41,500,000	94.4%
Borrower sponsor equity contribution	13,509,280	30.7	PIP reserve	2,000,000	4.5
			Closing costs	382,083	0.9
			Reserves	77,197	0.2
Total Sources	$43,959,280	100.0%	Total Uses	$43,959,280	100.0%

The Property. The Hilton Dallas Rockwall Property consists of a five-story, full-service hotel comprised of 231 guestrooms located in Rockwall, Texas, approximately 22 miles east of the Dallas central business district (“CBD”) on the eastern shore of Lake Ray Hubbard. The Hilton Dallas Rockwall Property is situated on a 8.9-acre parcel, and amenities include 31,532 square feet of meeting and function space, indoor restaurant, outdoor pool and spa, poolside bar, walking track, business center, fitness center, bar, pergola and cafe. Additionally, the Hilton Dallas Rockwall Property is located adjacent to “The Harbor”, a 31-acre Mediterranean-style boardwalk development that features lakeside access with waterfront dining, shopping and other entertainment, including a movie theater and lakeside amphitheater. The Harbor is not part of the collateral for the Hilton Dallas Rockwall Mortgage Loan. The Hilton Dallas Rockwall Property contains 104 king guestrooms 111 queen/queen guestrooms and 16 king suites. All guestrooms feature a 40” flat screen high definition television, desk and high-speed internet access. The Hilton Dallas Rockwall Property contains 293 parking spaces, accounting for a parking ratio of 1.3 spaces per room.

The Hilton Dallas Rockwall Property was built in 2008. Since 2013, the Hilton Dallas Rockwall Property has benefited from approximately $3.9 million ($16,899 per room) in renovations, most notably between 2016 and 2017 when approximately $2.7 million ($11,778 per room) was used to upgrade the lobby, guestrooms, restaurant, café and bar. Additionally, in connection with the acquisition of the Hilton Dallas Rockwall Property, the property will undergo a change of ownership PIP totaling approximately $2.0 million ($8,658, per room). Upon completion of the $2.0 million change of ownership PIP, the Hilton Dallas Rockwall Property will have received approximately $5.9 million ($25,557 per room) in capital improvements since 2013.

According to the appraisal, the demand segmentation for the Hilton Dallas Rockwall Property is 36% commercial, 32% leisure, and 32% meeting and group. In connection with the acquisition of the Hilton Dallas Rockwall Property, the hotel franchise agreement was extended 15 years and expires on November 30, 2032.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Hilton Dallas Rockwall Property:

Cash Flow Analysis

	2014	2015	2016	TTM 7/31/2017(1)	U/W(1)	% of U/W Total Revenue	U/W $ per Room
Occupancy	67.8%	69.8%	68.5%	65.4%	68.5%
ADR	$138.97	$146.99	$156.10	$157.13	$156.10
RevPAR	$94.29	$102.62	$106.87	$102.73	$106.87

Room Revenue	$7,949,786	$8,652,585	$9,035,116	$8,661,968	$9,010,429	63.0%	$39,006
F&B Revenue	4,228,278	4,566,184	4,878,539	4,951,059	4,951,059	34.6	21,433
Other Revenue	359,505	335,411	342,492	254,510	342,492	2.4	1,483
Total Revenue	$12,537,569	$13,554,180	$14,256,147	$13,867,537	$14,303,981	100.0%	$61,922

Total Department Expenses	4,231,595	4,483,928	4,543,822	4,380,815	4,437,617	31.0	19,210
Gross Operating Profit	$8,305,975	$9,070,252	$9,712,325	$9,486,723	$9,866,364	69.0%	$42,712

Total Undistributed Expenses	3,383,085	3,400,657	3,395,941	3,308,912	3,396,452	23.7	14,703
Profit Before Fixed Charges	$4,922,889	$5,669,595	$6,316,383	$6,177,811	$6,469,912	45.2%	$28,008

Total Fixed Charges	1,750,263	1,877,988	2,019,097	1,948,492	1,972,697	13.8	8,540

Net Operating Income	$3,172,626	$3,791,606	$4,297,286	$4,229,319	$4,497,215	31.4%	$19,468
FF&E	501,503	542,167	570,246	554,701	572,159	4.0	2,477
Net Cash Flow	$2,671,123	$3,249,439	$3,727,040	$3,674,617	$3,925,055	27.4%	$16,992

NOI DSCR	1.68x	2.01x	2.28x	2.24x	2.38x
NCF DSCR	1.41x	1.72x	1.97x	1.95x	2.08x
NOI DY	10.4%	12.5%	14.1%	13.9%	14.8%
NCF DY	8.8%	10.7%	12.2%	12.1%	12.9%

(1)	The Hilton Dallas Rockwall Property underwent a $2.23 million renovation completed between January and September 2017. The work included a full renovation of the lobby, lobby café, restaurant and bar. As such, U/W Occupancy, ADR and RevPAR is based on 2016, which is consistent with the operations prior to the renovation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON DALLAS ROCKWALL

Appraisal. The appraiser concluded to an “as-is” appraised value based on a hypothetical condition of $52,000,000 with an appraisal valuation date of September 1, 2017. The “as-is” appraised value based on a hypothetical condition assumes a PIP costing approximately $2,000,000 was completed as of September 1, 2017. At origination of the Hilton Dallas Rockwall Mortgage Loan, the borrower deposited $2,000,000 for the required PIP. The “as-is” appraised value is $49,000,000 with a valuation date of September 1, 2017. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “as-is” appraised value are 62.1% and 50.5%, respectively.

Environmental Matters. According to a Phase I environmental assessment dated September 19, 2017, there was no evidence of any recognized environmental conditions at the Hilton Dallas Rockwall Property.

Market Overview and Competition. The Hilton Dallas Rockwall Property is located approximately 22 miles east of the Dallas CBD on the eastern shore of Lake Ray Hubbard along Interstate 30. The Hilton Dallas Rockwall Property is positioned adjacent to “The Harbor”, Dallas’ premier mixed-use waterfront destination. The Hilton Dallas Rockwall Property’s proximity to Dallas makes it a popular choice for weekend getaways, weddings and corporate events. Furthermore, the Hilton Dallas Rockwall Property is the region’s only full-service lakefront hotel and it is the only full-service hotel within a fifteen mile radius. The Hilton Dallas Rockwall Property has approximately 31,532 square feet of banquet space, inclusive of an 11,870 square foot ballroom, a 3,479 square foot climate controlled pergola and a 1,155 square foot lake-view wedding ballroom. Since 2010, the Dallas-Fort Worth-Arlington MSA has experienced population and economic growth. Specifically, within a five mile radius of the Hilton Dallas Rockwall Property, population has grown by over 13% during this time and over 68% since 2000.

The following table presents certain information relating to the Hilton Dallas Rockwall Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hilton Dallas Rockwall(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
7/31/2017 TTM(2)	76.1%	$100.70	$76.65	65.4%	$157.13	$102.73	85.9%	156.1%	134.0%
12/31/2016	79.4%	$99.41	$78.98	68.5%	$156.10	$106.87	86.1%	157.1%	135.3%
12/31/2015	74.6%	$93.34	$69.64	69.8%	$146.99	$102.62	93.4%	157.8%	147.4%

(1)	Information obtained from a third party hospitality research report. The competitive set includes the following hotels: Courtyard Dallas Mesquite, Best Western Plus Rockwall Inn & Suites, Hampton Inn Suites Dallas Mesquite, La Quinta Inn & Suites Rockwall and Holiday Inn Express & Suits Mesquite.

(2)	The Hilton Dallas Rockwall Property underwent a $2.23 million renovation completed between January and September 2017. The work included a full renovation of the lobby, lobby café, restaurant and bar. As a result, the Hilton Dallas Rockwall Property’s occupancy was negatively affected.

(3)	As provided by the borrower.

The Borrower. The borrower is 2055 Summer Lee Rockwall Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Dallas Rockwall Mortgage Loan. Driftwood Acquisition & Development, L.P., Carlos J. Rodriguez, Sr. and David Buddemeyer serve as the guarantors of certain non-recourse carveouts under the Hilton Dallas Rockwall Mortgage Loan. The loan documents require that the guarantors maintain an aggregate net worth of at least $15,000,000 and liquid assets of at least $1,900,000.

The Borrower Sponsor. The borrower sponsors are Carlos J. Rodriguez, David Buddemeyer (both principals of Driftwood Hospitality Management II, LLC (“Driftwood”)) and Driftwood Acquisition & Development, L.P, an entity related to Driftwood. Presently, Driftwood operates 42 hotels with more than 8,000 rooms throughout the United States and Costa Rica, of which it owns 25 hotels totaling 5,300 rooms. Driftwood’s portfolio includes a number of brands that range from full-service hotels and resorts to mid-size select-service, extended stay and independent boutiques. Driftwood’s hotels include Marriott, Starwood, Hilton, Hyatt, IHG and Wyndham flagged properties. Driftwood has an ongoing relationship with Hilton, with 12 hotels totaling more than approximately 2,700 rooms that have been flagged with Hilton brands. Carlos J. Rodriguez was an investor in a property which was transferred to special servicing in 2009 due to a payment default. See “Description of the Mortgage Pool-Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

Escrows. The Hilton Dallas Rockwall Mortgage Loan documents provide for upfront escrows in the amount of $77,197 for insurance premiums and $2,000,000 for a change of ownership PIP. The Hilton Dallas Rockwall loan documents provide for ongoing monthly escrows of $52,971 for real estate taxes, $7,018 for insurance premiums and $47,680 for FF&E, an amount equal to 1/12 of 4% of the underwritten revenue.

Lockbox and Cash Management. The Hilton Dallas Rockwall Mortgage Loan requires that the borrower establish a lockbox account at closing and the borrower or property manager must cause all rents to be deposited directly into such lockbox account. Prior to the occurrence of a Trigger Event (as defined below), all amounts on deposit in the lockbox account are required to be transferred to an account designated by the borrower. Upon the occurrence of a Trigger Event and for the remainder of the term of the Hilton Dallas Rockwall Mortgage Loan, (a) credit card companies will be directed to pay all receipts directly into the lockbox account, (b) all funds in the lockbox account will be transferred to an account designated by the lender (the “Cash Management Account”), (c) monthly payments required under the loan documents (including, but not limited to, debt service and reserve payments) will be made from the Cash Management Account and (i) so long as a Trigger Event has occurred and is continuing, all excess cash flow after payment of all sums due and payable under the loan documents and all operating expenses will be retained by the lender as additional collateral for the Hilton Dallas Rockwall Mortgage Loan or (ii) if no Trigger Event has occurred and is continuing, all excess cash flow will be disbursed to the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HILTON DALLAS ROCKWALL

A “Trigger Event” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the debt service coverage ratio being less than 1.15x at the end of any calendar quarter;

(iii)	the expiration of the franchise agreement;

(iv)	a default has occurred and is continuing beyond any applicable cure period under the franchise agreement and such default permits the franchisor to terminate the franchise agreement;

(v)	the borrower or franchisor delivers a notice to terminate the franchise agreement; or

(vi)	the borrower or franchisor terminates the franchise agreement.

A Trigger Event will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the debt service coverage ratio being at least 1.20x for two consecutive calendar quarters.

●	with regard to clauses (iii), (iv), (v) and (vi), upon the borrower (x) enters into a qualified franchise agreement, (y) the term of the franchise agreement has commenced and (z) the borrower delivers to the lender a comfort lender from the franchisor;

●	with regard to clause (iv), upon the cure of such default; and

●	with regard to clause (v), upon the borrower or franchisor withdrawing its notice to terminate the franchise agreement.

Property Management. The Hilton Dallas Rockwall Property is managed by an affiliate of the borrower, Driftwood Hospitality Management II, LLC.

Assumption. From and after November 14, 2018, the borrower has the right to transfer the Hilton Dallas Rockwall Property provided that certain conditions are satisfied, including (i) no event of default under the Hilton Dallas Rockwall Mortgage Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, the lender has received confirmation from KBRA, Fitch and Moody’s that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C42 certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. From and after November 14, 2022, mezzanine debt from an acceptable mezzanine lender is permitted under the following conditions, among others: (a) minimum combined debt service coverage ratio of 1.40x, (b) aggregate maximum loan-to-value ratio of 75.0%, (c) the Hilton Dallas Rockwall Property will have satisfied a debt yield of 13.75% for at least two consecutive non-overlapping trailing 12 calendar month periods, (d) minimum combined debt yield of 10.0%, (e) delivery of a satisfactory intercreditor agreement and (f) rating agency confirmation.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Hilton Dallas Rockwall Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. If TRIPRA is not in effect, the borrower is not required to pay premiums in excess of two times the premium for a separate “special form” or “all risk” insurance policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LENNAR CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LENNAR CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LENNAR CORPORATE CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LENNAR CORPORATE CENTER

Lennar Corporate Center
700-790 NW 107th Avenue
Miami, FL 33172
Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Hollywood
Miramar
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
Kendall Lakes
South Miami
The Hammocks
Kendall
Pinecrest
Biscayne Bay
Richmond Hts.
Palmetto Bay
South Miami Heights
Cutler Bay
Princeton
Naranja
Leisure City
Homestead
BROWARD COUNTY
MIAMI-DADE COUNTY
EVERGLADES NATIONAL PARK
Palmetto General Hospital
W 68th St
Amelia Earhart Park
Westview Country Club
Westland Mall
W 49th St
E 49th St
Miami Dade College - North Campus
W 28th Ave
W 12th Ave
W 4th Ave
TRI RAIL
NW 32nd Ave
NW 27th Ave
NW 22nd Ave
Hialeah Gardens
Hialeah
Okeechobee Rd
Hialeah Race Track
Hialeah Hospital
Metrorail Transfer
PALMETTO
METRORAIL
OKEECHOBEE
HIALEAH
TRI-RAIL
NORTHSIDE
Gladeview
DR MLK JR
Liberty City
NW 58th St
Palmetto Expwy
NW 72nd Ave
Lenape Dr
Flamingo Way
Hialeah Dr
Miami Springs
Miami Springs Golf Course
BROWNSVILLE
Hialeah Market
Doral Country Club
Miami Dade College-West Campus
Doral Plaza
Doral Blvd
NW 41st St
Extension
NW 36th St
Allapattah
NW North River Dr
Doral
CityPlace Doral
Milan Dairy Rd
Miami International Airport
NW 25th St
Homestead
NW 127th Ave
IKEA
Dolphin Mall
Miami International Mall
NW 87th Ave
NW 82nd Ave
Miami Airport
Melreese Golf Course
Downtown Miami 3 miles
NW 12th St
Dolphin Expwy
Fontainebleau Golf Course
Mall of the Americas
NW 7th St
Flagami
Flagler Dog Track
Little Havana
W Flagler St
Flagler Park Plaza
MIAMI
SW 8th St
Florida International University
SW 57th St
Granada Blvd
Le Jeune Rd
SW 37th Ave
Shenandoah
Riccardo Silva Stadium
The Patricia & Phillip Frost Art Museum
SW 97th Ave
SW 87th Ave
SW 16th St
West Miami
Miracle Center
Tamiami
Tamiami Park
Fair & Expo Center
Westchester
SW 24th St
Coral Gables
Florida's Turnpike
Westchester General Hospital
Miami Children's Hospital
SW 67th Ave
SW 32nd St
Biltmore Golf Course
MIAMI-DADE COUNTY
Bird Rd
Village of Merrick Park
COCONUT GROVE
Coconut Grove
SW 42nd St
Miami-Dade County Tropical Park
SW 72nd Ave
S Red Rd
DOUGLAS ROAD
Coco Walk
SW 48th St
Blue Rd
Doctors Hospital
S Dixie Hwy
SW 56th St
University of Miami
SW 56th St
SW 127th Ave
SW 117th Ave
SW 107th Ave
UNIVERSITY
South Miami
The Shops at Sunset Place
South Miami Hospital
SOUTH MIAMI
Sunset Dr
SW 72nd St
Don Shula Expwy
Palmetto Expwy
Maynada St
Old Cutler Rd
Le Jeune Rd
Kendale Lakes
Palms At Town & Country
SW 80th St
Dadeland Mall
DADELAND NORTH
SW 88th St
Baptist Hospital of Miami
SW 88th St
Biscayne Bay
DADELAND SOUTH
Dadeland Plaza
Miami Dade College-Kendall Campus
Kendall
Pinecrest
SW 57th Ave
Matheson Hammock Park
SW 104th St

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Lennar Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$28,600,000			Specific Property Type:	CBD
Cut-off Date Balance:	$28,600,000			Location:	Miami, FL
% of Initial Pool Balance:	3.8%			Size:	289,986 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$98.63
Borrower:	Four 700 LLC			Year Built/Renovated:	1987/NAP
Borrower Sponsors:	Yoav Merary; Guy Sharon			Title Vesting:	Fee
Mortgage Rate:	4.350%			Property Manager:	Continental Real Estate
Note Date:	October 5, 2017				Companies Commercial
Anticipated Repayment Date:	NAP				Properties Corp.
Maturity Date:	October 6, 2027			4th Most Recent Occupancy (As of)(2):	96.3% (7/31/2014)
IO Period:	60 months			3rd Most Recent Occupancy (As of):	96.9% (12/31/2014)
Loan Term (Original):	120 months			2nd Most Recent Occupancy (As of):	98.8% (12/31/2015)
Seasoning:	2 months			Most Recent Occupancy (As of):	94.6% (12/31/2016)
Amortization Term (Original):	360 months			Current Occupancy (As of):	94.9% (9/18/2017)
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			Underwriting and Financial Information:
Call Protection:	L(26),D(89),O(5)
Lockbox Type:	Hard/Springing Cash Management			4th Most Recent NOI (As of)(3):	$3,272,977 (12/31/2014)
Additional Debt:	None			3rd Most Recent NOI (As of)(3):	$3,903,236 (12/31/2015)
Additional Debt Type:	NAP			2nd Most Recent NOI (As of):	$4,178,695 (12/31/2016)
				Most Recent NOI (As of)(4):	$4,006,701 (TTM 7/31/2017)

				U/W Revenues:	$7,827,296
				U/W Expenses:	$3,391,225
				U/W NOI(4):	$4,436,071
				U/W NCF:	$3,796,257
Escrows and Reserves(1):				U/W NOI DSCR:	2.60x
				U/W NCF DSCR:	2.22x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	15.5%
Taxes	$719,692	$59,974	NAP	U/W NCF Debt Yield:	13.3%
Insurance	$34,021	$17,010	NAP	As-Is Appraised Value:	$41,000,000
Replacement Reserves	$0	$5,214	NAP	As-Is Appraisal Valuation Date:	August 29, 2017
TI/LC Reserve	$0	$72,497	$3,000,000	Cut-off Date LTV Ratio:	69.8%
Other Reserve	$745,647	$0	NAP	LTV Ratio at Maturity or ARD:	63.7%

(1)	See “Escrows” below.

(2)	Historical occupancy prior to 7/31/2014 is unavailable as the borrower sponsors acquired the Lennar Corporate Center Property (as defined below) in connection with the origination of the Lennar Corporate Center Mortgage Loan (as defined below)and the prior owner did not provide the information.

(3)	The increase in NOI from 2014 to 2015 is driven primarily by Lennar taking three additional suites totaling 38,615 square feet and approximately $990,000 of base rent, each with free rent periods of between four and six months.

(4)	The increase in NOI from Most Recent to U/W is driven primarily by the signing of new leases in 2017 totaling approximately 16,975 square feet and $454,464 of U/W base rent.

The Mortgage Loan. The mortgage loan (the “Lennar Corporate Center Mortgage Loan”) is evidenced by a single promissory note secured by the fee  simple interest in a four-building, four-story, Class-B CBD office complex located in Miami, Florida (the “Lennar Corporate Center Property”). The Lennar Corporate Center Mortgage Loan was originated on October 5, 2017 by Starwood Mortgage Capital LLC. The Lennar Corporate Center Mortgage Loan had an original principal balance of $28,600,000, has an outstanding principal balance as of the Cut-off Date of $28,600,000 and accrues interest at an interest rate of 4.350% per annum. The Lennar Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of interest-only until October 6, 2022, after which payments of interest and principal based on a 30-year amortization schedule are required through its term. The Lennar Corporate Center Mortgage Loan matures on October 6, 2027.

Following the lockout period, on any date before June 6, 2027, the borrower has the right to defease the Lennar Corporate Center Mortgage Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization or (ii) October 5, 2020. The Lennar Corporate Center Mortgage Loan is prepayable without penalty on or after June 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LENNAR CORPORATE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$28,600,000	67.6%	Purchase price	$40,000,000	94.5%
Sponsor’s new cash contribution	13,729,752	32.4	Reserves	1,499,359	3.5
			Closing costs	830,392	2.0

Total Sources	$42,329,752	100.0%	Total Uses	$42,329,752	100.0%

The Property. The Lennar Corporate Center Property was built in 1987, consists of 289,986 square feet and is situated on a 16.4-acre site. The Lennar Corporate Center Property was originally developed to serve as Lennar’s corporate headquarters, which it still does today. Tenants at the Lennar Corporate Center Property include Lennar Corporation and its affiliates, Rialto Capital Management, Eagle Home Mortgage and Lennar Corporate Title (individually and together, “Lennar”), as well as Farelogix, Inc., Alliance for Aging, Inc. and others. The Lennar Corporate Center Property contains 1,065 surface parking spaces, resulting in a parking ratio of 3.7 spaces per 1,000 square feet of rentable area.

The largest tenant at the Lennar Corporate Center Property is Lennar (NYSE: LEN; Moody’s: Ba1, S&P: BB, Fitch: BB+). Combined, Lennar occupies 183,422 square feet, 63.3% of the NRA, 192,554 square feet inclusive of space sublet from the YMCA. The Lennar Corporate Center Property has served as its headquarters since it was originally developed. Over the last 10 years, Lennar has occupied as little as approximately 93,000 square feet and as much as approximately 183,000 square feet, which is its current utilization. In 2012, Lennar renewed its lease for 10 years and in conjunction with the renewal invested approximately $6.1MM ($33 per square foot) into its space. Combined with a landlord tenant improvement contribution of approximately $2.6MM ($15 per square foot), approximately $8.7MM or $48 per square foot was put into the Lennar space. Lennar was founded in 1954 and is based in Miami, FL. Lennar, along with its subsidiaries, engages in homebuilding activities in the U.S. Its activities include the construction and sale of single-family homes as well as the purchase, development and sale of residential land. The company offers real estate related financial services, including mortgage financing, title insurance and closing services for home buyers and others as well as personal lines, and property and casualty insurance products. In addition, it is involved in raising, investing and managing third-party capital and originating and selling commercial mortgage loans for CMBS execution as well as investing in real estate related mortgage loans, properties and related securities. Additionally, it sponsors, invests and manages private equity vehicles and provides asset management and other services to the vehicles and other third parties. Lennar also develops multifamily rental properties.

Farelogix, Inc. provides “software-as-a-service” airline commerce gateway that enables airlines to create, control, optimize and deliver personalized and differentiated airline offers to any and all sales channels, such as airline web sites, check-in kiosks, mobile applications, travel agencies, meta-search and consumer online travel sites.

Alliance for Aging, Inc., incorporated in 1988, is a private, not-for-profit organization and is part of a nationwide network of more than 650 area agencies on aging. Alliance for Aging, Inc. provides comprehensive information and access to quality services for older adults and their families in the Miami-Dade and Monroe counties. The agency funds and provides oversight of home and community-based services that help keep people at home and out of nursing homes.

As of September 18, 2017, the Lennar Corporate Center Property was 94.9% occupied by 19 tenants.

The following table presents certain information relating to the tenancy at the Lennar Corporate Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Lennar	BB+/Ba1/BB+	183,422	63.3%	$28.70	$5,263,740	69.6%	Various(3)
Farelogix, Inc.	NR/NR/NR	21,413	7.4%	$25.16	$538,656	7.1%	8/31/2019(4)
Alliance for Aging, Inc.	NR/NR/NR	12,413	4.3%	$29.61	$367,559	4.9%	8/31/2024(5)
Total Major Tenants		217,248	74.9%	$28.40	$6,169,955	81.6%

Non-Major Tenants		58,025	20.0%	$23.91	$1,387,496	18.4%

Occupied Collateral Total		275,273	94.9%	$27.45	$7,557,451	100.0%

Vacant Space		14,713	5.1%

Collateral Total		289,986	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 2018, totaling $163,537.

(3)	Lennar occupies 143,747 square feet expiring March 31, 2022, 18,568 square feet expiring September 14, 2020, 11,310 square feet expiring March 31, 2019 and 9,797 square feet expiring October 10, 2019. With regard to the 11,310 square feet expiring March 31, 2019 and the 9,797 square feet expiring October 10, 2019, Lennar has the option to extend the leased space (totaling 21,107 square feet) to March 31, 2022.

(4)	Fairlogix, Inc. has one, five-year lease renewal option.

(5)	Alliance for Aging, Inc. has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LENNAR CORPORATE CENTER

The following table presents certain information relating to the lease rollover schedule at the Lennar Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)(4)
MTM(4)	3	4,346	1.5%	4,346	1.5%	$40,680	0.5%	$25.13
2017	0	0	0.0%	4,346	1.5%	$0	0.0%	$0.00
2018	1	1,260	0.4%	5,606	1.9%	$30,744	0.4%	$24.40
2019	5	49,970	17.2%	55,576	19.2%	$1,286,352	17.0%	$25.74
2020	4	37,263	12.8%	92,839	32.0%	$937,848	12.4%	$25.17
2021	2	9,039	3.1%	101,878	35.1%	$240,876	3.2%	$26.65
2022	5	151,911	52.4%	253,789	87.5%	$4,415,964	58.4%	$29.07
2023	2	9,071	3.1%	262,860	90.6%	$237,428	3.1%	$26.17
2024	1	12,413	4.3%	275,273	94.9%	$367,559	4.9%	$29.61
2025	0	0	0.0%	275,273	94.9%	$0	0.0%	$0.00
2026	0	0	0.0%	275,273	94.9%	$0	0.0%	$0.00
2027	0	0	0.0%	275,273	94.9%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	275,273	94.9%	$0	0.0%	$0.00
Vacant	0	14,713	5.1%	289,986	100.0%	$0	0.0%	$0.00
Total/Weighted Average	23	289,986	100.0%			$7,557,451	100.0%	$27.45

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average U/W Base Rent PSF excludes vacant space.

(4)	Includes 1,315 square foot fitness center and 1,412 square foot management office. Both spaces are excluded from the Annual U/W Base Rent PSF calculation.

The following table presents historical occupancy percentages at the Lennar Corporate Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	9/18/2017(2)
96.9%	98.8%	94.6%	94.9%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating history and underwritten net cash flow at the Lennar Corporate Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 7/31/2017	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$6,200,974(1)	$6,820,539(1)	$7,151,852	$6,966,416(2)	$7,557,451	(2)(3)	96.6%	$26.06
Grossed Up Vacant Space	0	0	0	0	411,964		5.3	1.42
Total Reimbursables	91,706	25,521	100,088	112,904	188,218		2.4	0.65
Other Income	59,493	62,844	62,489	81,627	81,627		1.0	0.28
Less Vacancy & Credit Loss	0	0	0	0	(411,964	)(4)	(5.3)	(1.42)
Effective Gross Income	$6,352,172	$6,908,904	$7,314,429	$7,160,947	$7,827,296		100.0%	$26.99

Total Operating Expenses	$3,079,195	$3,005,668	$3,135,734	$3,154,245	$3,391,225		43.3%	$11.69

Net Operating Income	$3,272,977	$3,903,236	$4,178,695	$4,006,701	$4,436,071		56.7%	$15.30
TI/LC	0	0	0	0	577,242		7.4	1.99
Capital Expenditures	0	0	0	0	62,572		0.8	0.22
Net Cash Flow	$3,272,977	$3,903,236	$4,178,695	$4,006,701	$3,796,257		48.5%	$13.09

NOI DSCR	1.92x	2.28x	2.45x	2.35x	2.60x
NCF DSCR	1.92x	2.28x	2.45x	2.35x	2.22x
NOI DY	11.4%	13.6%	14.6%	14.0%	15.5%
NCF DY	11.4%	13.6%	14.6%	14.0%	13.3%

(1)	The increase in Base Rent from 2014 to 2015 is driven primarily by Lennar taking three additional suites totaling 38,615 square feet and approximately $990,000 of base rent, each with free rent periods of between four and six months.

(2)	The increase in Base Rent from TTM 7/31/2017 to U/W is driven primarily by the signing of new leases in 2017 totaling approximately 16,975 square feet and $454,464 of U/W Base Rent.

(3)	U/W Base Rent includes contractual rent steps through April 2018, totaling $163,537.

(4)	The underwritten economic vacancy is 5.1%. The Lennar Corporate Center Property was 94.9% leased as of September 18, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LENNAR CORPORATE CENTER

Appraisal. As of the appraisal valuation date of August 29, 2017, the Lennar Corporate Center Property had an “as-is” appraised value of $41,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated August 28, 2017, there was no evidence of any recognized environmental conditions at the Lennar Corporate Center Property.

Market Overview and Competition. The Lennar Corporate Center Property is located in Miami, Florida, within the Miami Airport submarket of the greater Miami metro market. The Lennar Corporate Center Property benefits from its proximity to the Dolphin Expressway, Florida Turnpike, Palmetto Expressway (US Highway 826), as well as Miami International Airport. According to the appraiser, as of the third quarter of 2017, the Miami Airport submarket has a total inventory of approximately 19.0 million square feet with a vacancy rate of approximately 7.4%. There was no additional inventory delivered last quarter, nor were there any new deliveries in the last year. According to the appraisal, the 2016 population within a one, three and five-mile radius of the Lennar Corporate Center Property was 30,884, 179,795, and 376,826, respectively; and the median household income within the same radii was $40,250, $45,303 and $49,531, respectively.

The following table presents certain information relating to comparable office leases for the Lennar Corporate Center Property:

Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Flagler West Corporate Park 8700 West Flagler Street Miami, FL	2.1 miles	Undisclosed	Jan. 2018 / 5 Yrs.	18,200	$26.00	MG
BB&T Bank Building 2500 NW 107th Avenue Miami, FL	1.4 miles	Confidential	Jul. 2016 / 3 Yrs.	4,224	$26.50	FSG
Beacon Executive Centre 8600 NW 17th Street Miami, FL	2.3 miles	Available	Listing / 3 Yrs.	5,611	$24.75	FSG
Flagler Corporate Center 9250 West Flagler Street Miami, FL	1.7 miles	PCM, Inc.	Apr. 2017 / 10 Yrs.	16,000	$26.00	FSG
Doral Corporate Center 3750 NW 87th Avenue Doral, FL	2.9 miles	Confidential	Mar. 2016 / 5 Yrs.	3,500	$29.00	MG

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the Lennar Corporate Center Mortgage Loan is Four 700 LLC, a Florida limited liability company and a special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Lennar Corporate Center Mortgage Loan. Yoav Merary and Guy Sharon are the guarantors of certain non-recourse carveouts under the Lennar Corporate Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Yoav Merary and Guy Sharon. Yoav Merary founded NAYA USA Investment & Management LLC (“NAYA”) in 2005. NAYA is a boutique investment firm based in Hollywood, Florida with a focus on the acquisition and management of commercial and residential assets. Yoav Merary owns various ownership interests in 21 real estate assets. Guy Sharon founded Coast Capital Partners (“CCP”) in 1995. CCP has offices both in Miami, Florida and Europe. CCP’s team concentrates on the acquisition, development, renovation and asset management real estate in Florida and Europe.

Escrows. The Lennar Corporate Center Loan documents provide for upfront escrows in the amount of $719,692 for real estate taxes, $34,021 for insurance premiums and $454,461 for outstanding tenant improvements related to Lennar, Star Clippers, Inc., Liberty Mutual Insurance Company and Fairlogix, Inc., $159,186 for rent concessions for Alliance for Aging, Inc. and Liberty Mutual Insurance Company and $132,000 for a roof reserve. The loan documents also provide for ongoing monthly escrow deposits of $59,974 for real estate taxes, $17,010 for insurance premiums, $5,214 for replacement reserves and $72,497 for TI/LC reserves (subject to a cap of $3,000,000 so long as no Major Tenant Re-Tenanting Event (as defined below) in which the lender accepts a satisfactory replacement Major Tenant (as defined below) lease (for less than five years) exists).

Lockbox and Cash Management. The Lennar Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the Lennar Corporate Center Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within one business day following receipt. During the occurrence and continuance of a Sweep Event Period (as defined below), all funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents, with all excess cash flow to be deposited into an excess cash reserve to be held as additional security for the Lennar Corporate Center Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LENNAR CORPORATE CENTER

A “Sweep Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the amortizing debt service coverage ratio based on the trailing 12-month period being less than 1.20x; and

(iii)	the occurrence and continuance of a Major Tenant Event Period (as defined below).

A Sweep Event Period will end:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the amortizing debt service coverage ratio based on the trailing 12-month period being at least 1.25x for two consecutive calendar quarters; and

●	with regard to clause (iii), the related Major Tenant Event Period is terminated, as further described below;

A “Major Tenant Event Period” means the date on which (A) Lennar or a replacement tenant (a “Major Tenant”), (i) becomes insolvent or a debtor in any bankruptcy action, (ii) defaults under its lease beyond any applicable grace, notice or cure periods, (iii) terminates its respective lease or gives notice to terminate its respective lease or (iv) fails to renew or extend the term of its lease on terms and conditions acceptable to the lender and in accordance with the terms of this Lennar Corporate Center Mortgage Loan documents including, without limitation, terms no less beneficial to the borrower than under the current Lease with such Major Tenant for the related leased space, on or prior to the date that is 12 months prior to the date on which such lease is scheduled to terminate and (B) (1) (a) TI/LC funds then on reserve in the TI/LC account equal less than $35.00 per square foot (after taking into account any amounts earmarked for tenant improvements and/or leasing commissions that are then pending) for the related lease that is not being renewed and (b) the borrower fails to deposit $35.00 per square foot of the space not being renewed and (B)(2) the amortizing debt service coverage ratio at the Lennar Corporate Center Property, exclusive of any rents or reimbursements for the lease that is not being renewed, is less than 1.25x.

Such Major Tenant Event Period shall terminate: with regard to clause (i), upon the lender’s receipt of evidence in form and substance reasonably satisfactory to the lender that the related lease has been irrevocably assumed by the related tenant in such proceeding (ii), upon the related tenant curing such default; with regard to clause (iii), the date on which the lender receives evidence in form and substance reasonably satisfactory to the lender that, as applicable, the related tenant has rescinded its notice of termination in writing and the lease is then in full force and effect or a Major Tenant Re-Tenanting event has occurred (and, in each case, provided no other Major Tenant Event Period then exists); with regard to clauses (i), (ii), (iii), (iv) and (v), a Major Tenant Re-Tenanting Event has occurred.

A “Major Tenant Re-Tenanting Event” means that that Lender has received satisfactory evidence that the applicable Major Tenant space (either in full or, so long the debt service coverage ratio is equal to or greater than 1.25x (exclusive of the rent from the applicable Major Tenant’s lease causing the applicable Major Tenant Event Period) in part) has been leased to one or more satisfactory replacement Major Tenants, each pursuant to a satisfactory replacement lease for a term of at least five years (provided, however, that on one occasion only, the lender will accept a satisfactory replacement lease for a term of less than five years) in connection with a Major Tenant Re-Tenanting Event), for at least 85% of the then current market rents and otherwise on terms and conditions acceptable to the lender and in Lennar Corporate Center Mortgage Loan documents, that each such Major Tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its lease, and that all tenant improvement costs and leasing commissions provided in each such replacement Major Tenant Lease have been paid, such evidence to include, without limitation, a reasonably satisfactory estoppel certificate from each such replacement Major Tenant affirming the foregoing.

Property Management. The Lennar Corporate Center Property is managed by Continental Real Estate Companies Commercial Properties Corp. (“CREC”). CREC is a full service third-party management firm with a 25-year history in south Florida. CREC has managed the Property since Colony’s acquisition of the asset in 2007. CREC is a leading independent real estate firm in Florida. CREC currently manages a portfolio of over 100 properties totaling more than 13 million square feet across all asset classes.

Assumption. Commencing on October 5, 2018, the borrower has the right to transfer the Lennar Corporate Center Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with prior 60 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents and (iv) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C42 certificates and similar confirmations from each rating agency rating any securities backed by any of the Lennar Corporate Center companion loans.

Free Release. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lennar Corporate Center Property. The loan documents also require business interruption insurance for a period of at least 18 months that covers loss or damage by terrorist acts; provided that such coverage is available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Courtyard Los Angeles Sherman Oaks

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$27,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$27,000,000			Location:	Sherman Oaks, CA
% of Initial Pool Balance:	3.6%			Size:	213 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$258,216
Borrower Name:	Sherman Oaks Hotel, LLC			Year Built/Renovated:	1968/2017
Borrower Sponsors:	Lewis N. Wolff; Keith M. Wolff			Title Vesting:	Fee
Mortgage Rate:	4.474%			Property Manager:	Self-managed
Note Date:	November 30, 2017			4th Most Recent Occupancy (As of):	77.6% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	81.9% (12/31/2014)
Maturity Date:	December 11, 2027			2nd Most Recent Occupancy (As of):	82.4% (12/31/2015)
IO Period:	36 months			Most Recent Occupancy (As of):	82.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	81.7% (10/31/2017)
Seasoning:	0 months
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$5,771,863 (12/31/2014)
Call Protection:	L(24),D(92),O(4)			3rd Most Recent NOI (As of):	$6,106,243 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of) (4):	$8,293,561 (12/31/2016)
					$6,636,044
Additional Debt(1):	Yes			Most Recent NOI (As of) (4):	(TTM 10/31/2017)

Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$15,772,566
				U/W Expenses:	$9,346,312
				U/W NOI:	$6,426,254
Escrows and Reserves:				U/W NCF:	$5,795,351
				U/W NOI DSCR(1):	1.93x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.74x
Taxes	$63,960	$21,320	NAP	U/W NOI Debt Yield(1):	11.7%
Insurance	$70,734	$23,578	NAP	U/W NCF Debt Yield(1):	10.5%
PIP Reserve	$0	Springing(2)	NAP	As-Is Appraised Value:	$85,900,000
FF&E Reserve	$0	$52,178	NAP	As-Is Appraisal Valuation Date:	October 6, 2017
Insurance Deductible Reserve	$0	Springing(3)	NAP	Cut-off Date LTV Ratio(1):	64.0%
				LTV Ratio at Maturity or ARD(1):	56.0%

(1)	The Courtyard Los Angeles Sherman Oaks Whole Loan (as defined below), which had an original principal balance of $55,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $28,000,000, has an outstanding principal balance of $28,000,000 as of the Cut-Off Date and is expected to be contributed to a future trust or trusts. The non-controlling Note A-2 had an original principal balance of $27,000,000 and will be contributed to the WFCM 2017-C42 Trust. All statistical information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Courtyard Los Angeles Sherman Oaks Whole Loan.

(2)	The borrower is required to deposit an amount equal to 110% of the estimated costs to complete any future PIP work required by the franchisor less the amount of FF&E reserve funds on deposit with the lender.

(3)	If at any time the borrower elects to have a deductible of 10% of the total insurable value for windstorm and/or earthquake insurance, the borrower shall deposit with the lender an amount equal to 5% of the total insurable value of the Courtyard Los Angeles Sherman Oaks Property.

(4)	See “Operating History and Underwritten Net Cash Flow” section below.

The mortgage loan (the “Courtyard Los Angeles Sherman Oaks Mortgage Loan”) is part of a whole loan (the “Courtyard Los Angeles Sherman Oaks Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee simple interest in a 213-room full service hotel located in Sherman Oaks, California (the “Courtyard Los Angeles Sherman Oaks Property”). See “Description of the Mortgage Pool—The Whole Loans—Courtyard Los Angeles Sherman Oaks Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COURTYARD LOS ANGELES SHERMAN OAKS

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$28,000,000	Wells Fargo Bank, National Association	Yes
A-2	$27,000,000	WFCM 2017-C42	No
Total	$55,000,000

Sources and Uses

Sources			Uses
Original whole loan amount	$55,000,000	100.0%	Loan payoff(1)	$47,541,193	86.4%
			Closing costs	410,665	0.7
			Reserves	134,694	0.2
			Return of equity	6,913,448	12.6
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	The Courtyard Los Angeles Sherman Oaks Property was previously securitized in the BACM 2007-5 transaction.

The Courtyard Los Angeles Sherman Oaks Property is a 13-story, 213-room full-service hotel located along Ventura Boulevard in Sherman Oaks, California. The Courtyard Los Angeles Sherman Oaks Property is situated immediately southwest of the Interstate 405/US Highway 101 interchange, one of the busiest intersections in the United States with an average daily traffic count of approximately 600,000 cars. The guestroom configuration consists of 122 king rooms, 64 double/queen rooms, 10 handicap accessible rooms, and 17 suites. All guestrooms feature flat-screen televisions with premium channels, desks and lounge chairs. The Courtyard Los Angeles Sherman Oaks Property features a full service restaurant serving breakfast, lunch and 24-hour room service, approximately 15,000 square feet of meeting space, fully-equipped fitness center, outdoor swimming pool, sundry market and business center. The Courtyard Los Angeles Sherman Oaks Property contains 236 surface parking spaces, resulting in a parking ratio of 1.1 spaces per room. The franchise agreement with Marriott International, Inc. expires on January 21, 2024.

The Courtyard Los Angeles Sherman Oaks Property was built in 1968 and renovated in 2017. The sponsor purchased the Courtyard Los Angeles Sherman Oaks Property in 2003, and has spent over $18.6 million ($87,324 per room) to complete renovations to the parking garage, guest rooms, common areas, meeting rooms and restaurant. The Courtyard Los Angeles Sherman Oaks Property recently completed a four-year renovation project in 2017 totaling approximately $4.0 million ($18,779 per room), which included fully renovating guestroom bathrooms and replacing the carpet, wall covering, and soft goods in the guestrooms.

The Courtyard Los Angeles Sherman Oaks Property is located in Sherman Oaks, Los Angeles County, California, approximately 18.2 miles northwest of downtown Los Angeles and 13.3 miles north of Santa Monica. The Courtyard Los Angeles Sherman Oaks Property is situated at the northeast corner of the intersection of Ventura Boulevard and Orion Avenue, immediately southwest of the Interstate 405/U.S. Highway 101 interchange. Sherman Oaks is bordered by Encino to the west, Van Nuys to the north, North Hollywood and Studio City to the east and Bel Air to the south. The Courtyard Los Angeles Sherman Oaks Property is situated 2.8 miles north of Skirball Cultural Center (an educational institution featuring a museum that attracts over 600,000 visitors each year), 5.7 miles south of the Getty Center (one of the most visited museums in the United States with 1.3 million annual visitors) and 8.2 miles west of Universal Studios Hollywood (one of the oldest and most famous Hollywood movie studios). According to the appraisal, there are no directly competitive properties that are either proposed or under construction. According to a third-party research provider, the estimated 2017 population within a one-, three-, and five-mile radius of the Courtyard Los Angeles Sherman Oaks Property was 23,026, 163,997, and 477,936, respectively; and the average household income within the same radii was $119,493, $115,734 and $103,725, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COURTYARD LOS ANGELES SHERMAN OAKS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Courtyard Los Angeles Sherman Oaks Property:

Cash Flow Analysis

	2014	2015	2016(2)	TTM 10/31/2017(3)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	81.9%	82.4%	82.0%	81.7%	82.6%
ADR	$171.13	$182.20	$229.00	$205.43	$205.29
RevPAR	$140.09	$150.09	$187.12	$167.88	$169.67

Room Revenue	$10,891,427	$11,668,727	$14,587,423	$13,052,141	$13,191,221	83.6%	$61,931
F&B Revenue	1,489,464	1,475,001	1,470,990	1,680,984	1,680,984	10.7	7,892
Other Revenue(1)	748,681	754,920	861,882	891,309	900,361	5.7	4,227
Total Revenue	$13,129,572	$13,898,648	$16,920,295	$15,624,434	$15,772,566	100.0%	$74,050

Total Department Expenses	3,315,545	3,384,850	3,704,322	4,152,259	4,163,550	26.4	19,547
Gross Operating Profit	$9,814,027	$10,513,798	$13,215,973	$11,472,175	$11,609,016	73.6%	$54,502

Total Undistributed Expenses	3,549,519	3,916,105	4,388,365	4,246,400	4,249,895	26.9	19,953
Profit Before Fixed Charges	$6,264,508	$6,597,693	$8,827,608	$7,225,775	$7,359,121	46.7%	$34,550

Total Fixed Charges	492,645	491,450	534,047	589,731	932,867	5.9	4,380

Net Operating Income	$5,771,863	$6,106,243	$8,293,561	$6,636,044	$6,426,254	40.7%	$30,170
FF&E	0	0	0	0	630,903	4.0	2,962
Net Cash Flow	$5,771,863	$6,106,243	$8,293,561	$6,636,044	$5,795,351	36.7%	$27,208

NOI DSCR(4)	1.73x	1.83x	2.49x	1.99x	1.93x
NCF DSCR(4)	1.73x	1.83x	2.49x	1.99x	1.74x
NOI DY(4)	10.5%	11.1%	15.1%	12.1%	11.7%
NCF DY(4)	10.5%	11.1%	15.1%	12.1%	10.5%

(1)	Other Revenue includes parking revenue, no shows, gift shop, meeting room rental, telephone, and miscellaneous items.

(2)	The Courtyard Los Angeles Sherman Oaks Property experienced an increase in performance from January 2016 to May 2016 due to a gas leak that occurred at the Aliso Canyon Storage Facility in the San Fernando Valley. In addition, the Courtyard Los Angeles Sherman Oaks Property lost an estimated 251 room nights per month from January to December 2016 due to renovations. The 2016 statement shown reflects actual performance. If adjusted to exclude the increase in performance related to the gas leak and to include the estimated occupancy and related revenue from the lost room nights, the 2016 Occupancy, ADR, RevPAR and Net Operating Income would be 82.7%, $201.34, $166.53 and $6,920,416, respectively; and the NOI DSCR and NOI DY based on the Courtyard Los Angeles Sherman Oaks Whole Loan would be 2.08x and 12.6%, respectively.

(3)	The Courtyard Los Angeles Sherman Oaks Property lost an estimated 120 room nights per month from November 2016 to April 2017 due to renovations. The 10/31/2017 TTM statement shown reflects actual performance from November 2016 to October 2017. If adjusted to include the estimated occupancy and related revenue from the lost room nights, the 10/31/2017 TTM Occupancy, ADR, RevPAR and Net Operating Income would be 82.6%, $205.29, $169.67 and $6,752,085, respectively; and the NOI DSCR and NOI DY based on the Courtyard Los Angeles Sherman Oaks Whole Loan would be 2.03x and 12.3%, respectively. The U/W Room Revenue is based on the 10/31/2017 TTM statement adjusted for the November 2016 to April 2017 lost room nights.

(4)	The debt service coverage ratios and debt yields are based on the Courtyard Los Angeles Sherman Oaks Whole Loan.

The following table presents certain information relating to the Courtyard Los Angeles Sherman Oaks Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Courtyard Los Angeles Sherman Oaks			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 10/31/2017	84.6%	$188.07	$159.10	81.5%	$206.32	$168.21	96.4%	109.7%	105.7%
TTM 10/31/2016	80.9%	$192.40	$155.59	82.0%(2)	$228.78(2)	$187.66(2)	101.4%	118.9%	120.6%
TTM 10/31/2015	80.7%	$166.46	$134.29	80.9%	$180.84	$146.38	100.3%	108.6%	109.0%

(1)	Information obtained from a third party hospitality report dated November 17, 2017. The competitive set includes the following hotels: Hotel Angeleno, Hilton Los Angeles Universal City, Airtel Plaza Hotel, Marriott Warner Center Woodland Hills, Sportsmen’s Lodge Hotel, Luxe Hotel Sunset Boulevard, Hilton Woodland Hills Los Angeles, Hampton Inn Suites Los Angeles Sherman Oaks, and Best Western Burbank Airport Inn.

(2)	The Courtyard Los Angeles Sherman Oaks Property experienced an increase in performance from January 2016 to May 2016 due to a gas leak that occurred at the Aliso Canyon Storage Facility in the San Fernando Valley. In addition, the Courtyard Los Angeles Sherman Oaks Property lost an estimated 251 room nights per month from January to December 2016. See “Cash Flow Analysis” section above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Lakeside Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$25,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$25,000,000			Location:	Metairie, LA
% of Initial Pool Balance:	3.4%			Size:	1,211,349 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$144.47
Borrower Name:	Causeway LLC			Year Built/Renovated:	1960/2008
Borrower Sponsor:	Jeffrey J. Feil			Title Vesting(3):	Fee/Leasehold
Mortgage Rate:	3.770%			Property Manager:	Self-managed
Note Date:	July 28, 2017			4th Most Recent Occupancy (As of):	98.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	97.1% (12/31/2014)
Maturity Date:	August 1, 2027			2nd Most Recent Occupancy (As of):	98.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	98.9% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(4):	97.5% (6/1/2017)
Seasoning:	4 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$19,748,210 (12/31/2014)
Call Protection:	L(28),D(87),O(5)			3rd Most Recent NOI (As of):	$19,177,687 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$19,025,476 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$18,822,381 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$32,713,717
				U/W Expenses:	$12,933,343
				U/W NOI:	$19,780,375
Escrows and Reserves(2):				U/W NCF:	$18,307,305
				U/W NOI DSCR(1):	2.96x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.74x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	11.3%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	10.5%
Replacement Reserves	$0	Springing	$1,000,000	As-Is Appraised Value:	$365,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	June 7, 2017
Rent Concession Reserve	$1,214,427	$0	NAP	Cut-off Date LTV Ratio(1):	47.9%
Tenant Specific TI/LC Reserve	$7,606,095	$0	NAP	LTV Ratio at Maturity or ARD(1):	47.9%
Ground Rent Reserve	$0	Springing	NAP
Lease Termination Reserve	$0	Springing	NAP

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Lakeside Shopping Center Whole Loan (as defined below).

(2)	During a Trigger Period (as defined in the Lakeside Shopping Center Whole Loan documents), the borrower is required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Lakeside Shopping Center Property (as defined below) is insured under an acceptable blanket insurance policy), $20,193 for replacement reserves (capped at $1,000,000), an amount equal to $0.10 per square foot for leases at the Lakeside Shopping Center Property covering less than 20,000 square feet for tenant improvement and leasing commissions, $5,643 for ground rent, and any lease termination fee incurred by the termination of a tenant’s lease, which will be used for tenant improvements and leasing commissions.

(3)	The Lakeside Shopping Center Property is subject to two separate long-term ground leases encompassing a total of 24,560 square feet with a current aggregate annual ground rent payment of $67,710. Both ground leases expire in 2056. The 5,760 SF ground lease is subject to re-appraisal after August 31, 2017 and every ten years thereafter, which may result in rent escalation. The rent on the other ground lease is subject to re-appraisal every ten years, with the next reset after February 2027.

(4)	As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants.

The mortgage loan (the “Lakeside Shopping Center Mortgage Loan”) is part of a whole loan (the “Lakeside Shopping Center Whole Loan”) that is evidenced by four pari passu promissory notes in the aggregate original principal amount of $175,000,000, which are secured by a first priority fee and leasehold mortgage encumbering a 1,211,349 square foot super regional mall in Metairie, Louisiana (the “Lakeside Shopping Center Property”). Promissory Note A-3-2 (contributed by Barclays Bank PLC), in the aggregate principal amount of $25,000,000, represents the Lakeside Shopping Center Mortgage Loan and will be included in the WFCM 2017-C42 securitization trust. The Lakeside Shopping Center Whole Loan was co-originated on July 28, 2017 by Barclays Bank PLC, Morgan Stanley Bank, National Association and Wells Fargo Bank, National Association. The Lakeside Shopping Center Whole Loan had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.770% per annum. The Lakeside Shopping Center Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of interest only through the term of the Lakeside Shopping Center Whole Loan. The Lakeside Shopping Center Whole Loan matures on August 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

Note A-3-2, which will be contributed to the WFCM 2017-C42 Trust, has an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000 and represents a non-controlling interest in the Lakeside Shopping Center Whole Loan. The controlling Note A-1 had an original principal balance of $59,000,000, has an outstanding principal balance as of the Cut-off Date of $59,000,000 and was contributed to the CGCMT 2017-B1 Trust. The non-controlling Note A-2 had an original principal balance of $58,000,000, has an outstanding principal balance as of the Cut-off Date of $58,000,000 and was contributed to the WFCM 2017-C39 Trust. The non-controlling Note A-3-1 had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and was contributed to the CGCMT 2017-P8 Trust. The following table presents a summary of the promissory notes comprising the Lakeside Shopping Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$59,000,000	CGCMT 2017-B1	Yes
A-2	$58,000,000	WFCM 2017-C39	No
A-3-1	$33,000,000	CGCMT 2017-P8	No
A-3-2	$25,000,000	WFCM 2017-C42	No
Total	$175,000,000

Following the lockout period, the borrower has the right to defease the Lakeside Shopping Center Whole Loan in whole, but not in part, on any date before April 1, 2027. In addition, the Lakeside Shopping Center Whole Loan is prepayable without penalty on or after April 1, 2027. The lockout period will expire two years after the closing date of the WFCM 2017-C42 Trust.

Sources and Uses

Sources			Uses
Original whole loan amount	$175,000,000	100.0%	Loan Payoff:	$95,495,796	54.6%
			Closing Costs:	635,826	0.4
			Upfront reserves:	8,820,522	5.0
			Return of Equity:	70,047,856	40.0
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

The Lakeside Shopping Center Property consists of a one- to three-story, 1,211,349 square foot super regional mall located at the northwestern corner of the intersection of Veterans Boulevard and Causeway Boulevard in Metairie, Louisiana, approximately 7.8 miles northwest of the New Orleans central business district. The Lakeside Shopping Center Property is anchored by J.C. Penney, Macy’s and Dillard’s, which collectively account for 10.9% of the underwritten base rent. Aside from the anchor tenants, the Lakeside Shopping Center Property includes a diverse rent roll of national tenants, including Zara, Victoria’s Secret, Forever 21, Dick’s Sporting Goods, Champs, Apple and Express and restaurants such as Cheesecake Factory, Red Lobster, Flemings Prime Steakhouse and P.F. Chang’s China Bistro. Since 2005, the borrower sponsor has invested approximately $86.7 million ($72 per square foot) in capital improvements to the Lakeside Shopping Center Property. In addition, the borrower sponsor is currently undertaking an approximately $10.0 million capital improvement program which is scheduled for completion in 2018 and is anticipated to renovate all common areas and corridors, as well as complete the construction and build-out of the Zara space (scheduled lease commencement of May 2018). As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants. Since 2007, the Lakeside Shopping Center Property has averaged 97.7% occupancy, never dropping below 95.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

The following table presents certain information relating to the tenancy at the Lakeside Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants
J.C. Penney	B+/B1/B+	203,410	16.8%	$6.49	$1,320,131	5.6%	$116	8.5%	11/30/2022(4)
Macy’s(5)	BBB/Baa3/BBB-	229,520	18.9%	$2.83	$649,542	2.8%	$168	2.1%	1/31/2029(6)
Dillard’s	BBB-/Baa3/BBB-	291,700	24.1%	$1.71	$499,974	2.1%	$199	2.4%	12/31/2019(7)
Dillard’s Mens	BBB-/Baa3/BBB-	18,958	1.6%	$5.00	$94,790	0.4%	N/A	N/A	12/31/2019(8)
Total Anchor Tenants		743,588	61.4%	$3.45	$2,564,436	10.9%

Major Tenants
Zara(9)	NR/NR/NR	34,722	2.9%	$29.08	$1,009,716	4.3%	N/A	N/A	4/30/2028(10)
Victoria’s Secret	BB+/Ba1/BB+	13,459	1.1%	$55.00	$740,245	3.2%	$742	10.3%	11/30/2025
Forever 21	NR/NR/NR	15,094	1.2%	$48.00	$724,512	3.1%	$417	16.6%	1/31/2018
Dick’s Sporting Goods	NR/NR/NR	36,667	3.0%	$14.50	$531,672	2.3%	$252	8.6%	1/31/2021(11)
Champs	NR/Ba1/BB+	4,500	0.4%	$110.00	$495,000	2.1%	$1,191	11.2%	1/31/2024
Apple	NR/Aa1/AA+	5,260	0.4%	$88.72	$466,667	2.0%	$7,096	1.3%	1/31/2019
Express	NR/NR/NR	8,464	0.7%	$55.00	$465,520	2.0%	$596	9.2%	7/31/2027
Total Major Tenants		118,166	9.8%	$37.52	$4,433,331	18.9%

Non-Major Tenants(12)		319,596	26.4%	$51.40	$16,427,195	70.1%

Occupied Collateral Total		1,181,350	97.5%	$19.83	$23,424,962	100.0%

Vacant Space		29,999	2.5%

Collateral Total		1,211,349	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 30, 2018.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending April 30, 2017, except for J.C. Penney, which represents 2016 data.

(4)	J.C. Penny has three, five-year lease extension options.

(5)	Macy’s is subject to a ground lease and owns its improvements.

(6)	Macy’s has five, five-year lease extension options.

(7)	Dillard’s has one, ten-year lease extension options.

(8)	Dillard’s Mens has one, ten-year lease extension options.

(9)	Zara is currently constructing and building out approximately 15,000 square feet of second floor space, which is in addition to its approximately 19,722 square feet of ground level space. Zara has an executed a 10-year lease with an expected May 2018 commencement date for its entire 34,722 square foot space.

(10)	Zara has one, five-year lease extension option.

(11)	Dick’s Sporting Goods has four, five-year lease extension option.

(12)	Non-Major Tenants includes Flemings Prime Steakhouse (0.6% of NRA and 0.8% of underwritten rent) with a signed lease but a future rent commencement date (November 2017).

The following table presents a summary of historical comparable in-line sales per square foot and occupancy cost at the Lakeside Shopping Center Property:

Comparable In-Line Sales (PSF)(1)

	2014	2015	2016	4/31/2017 TTM
In-Line Sales PSF	$740	$784	$799	$795
In-Line Sales PSF (excluding Apple)	$608	$648	$657	$651
Occupancy Cost	10.6%	10.0%	9.8%	9.9%
Occupancy Cost (excluding Apple)	12.8%	12.0%	11.9%	12.0%
(1)	Information as provided by the borrower sponsor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

The following table presents certain information relating to the historical anchor sales at the Lakeside Shopping Center Property:

Anchor Sales Summary(1)

Tenant Name	2014	2015	2016	4/31/2017 TTM	Sales PSF
J.C. Penney	$20,123,607	$24,937,466	$23,676,934	NAV	$116(2)
Macy’s	$46,918,633	$43,337,465	$39,222,133	$38,523,848	$168
Dillard’s	$64,544,357	$62,962,609	$57,212,818	$57,919,534	$199

(1)	Information as provided by the borrower sponsor.

(2)	J.C. Penney’s Sales PSF represents 2016 data.

The following table presents certain information relating to the lease rollover schedule at the Lakeside Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	6	10,905	0.9%	10,905	0.9%	$24,002	0.1%	$2.20
2017	2	2,322	0.2%	13,227	1.1%	$549,668	2.3%	$236.72
2018	26	52,024	4.3%	65,251	5.4%	$2,442,261	10.4%	$46.94
2019	15	358,007	29.6%	423,258	34.9%	$3,195,857	13.6%	$8.93
2020	14	30,050	2.5%	453,308	37.4%	$1,729,215	7.4%	$57.54
2021	11	63,990	5.3%	517,298	42.7%	$2,088,586	8.9%	$32.64
2022	12	235,698	19.5%	752,996	62.2%	$3,021,892	12.9%	$12.82
2023	11	24,888	2.1%	777,884	64.2%	$1,747,188	7.5%	$70.20
2024	7	30,568	2.5%	808,452	66.7%	$1,613,418	6.9%	$52.78
2025	13	53,657	4.4%	862,109	71.2%	$2,613,729	11.2%	$48.71
2026	4	7,183	0.6%	869,292	71.8%	$603,132	2.6%	$83.97
2027	5	25,274	2.1%	894,566	73.8%	$1,267,383	5.4%	$50.15
Thereafter	6	286,784	23.7%	1,181,350	97.5%	$2,528,633	10.8%	$8.82
Vacant	0	29,999	2.5%	1,211,349	100.0%	$0	0.0%	$0.00
Total/Weighted Average	132(4)	1,211,349	100.0%			$23,424,962	100.0%	$19.83

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	MiMi’s Kids Boutique, Starbucks and Maggie G operate under two leases each.

The following table presents historical occupancy percentages at the Lakeside Shopping Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/1/2017(2)(3)
98.3%	97.1%	98.2%	98.9%	97.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	As of June 1, 2017, the Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAKESIDE SHOPPING CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Lakeside Shopping Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$22,511,952	$22,224,455	$22,643,543	$22,644,279	$23,424,962(1)(2)	71.6%	$19.34
Total Reimbursables	7,819,042	7,732,795	7,909,595	7,853,546	7,415,542	22.7	6.12
Percentage Rent Income(3)	1,904,324	1,892,475	1,601,600	1,558,077	1,462,657	4.5	1.21
Other Income(4)	413,733	556,196	460,051	447,054	410,556	1.3	0.34
Less Vacancy & Credit Loss	0	0	0	0	0(2)	0.0	0.00
Effective Gross Income	$32,649,051	$32,405,920	$32,614,789	$32,502,956	$32,713,717	100.0%	$27.01

Total Operating Expenses	$12,900,841	$13,228,233	$13,589,313	$13,680,575	$12,933,343	39.5%	$10.68

Net Operating Income	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$19,780,375	60.5%	$16.33
Capital Expenditures	0	0	0	0	242,270	0.7	0.20
TI/LC	0	0	0	0	1,230,800	3.8	1.02
Net Cash Flow	$19,748,210	$19,177,687	$19,025,476	$18,822,381	$18,307,305	56.0%	$15.11

NOI DSCR(5)	2.95x	2.87x	2.84x	2.81x	2.96x
NCF DSCR(5)	2.95x	2.87x	2.84x	2.81x	2.74x
NOI DY(5)	11.3%	11.0%	10.9%	10.8%	11.3%
NCF DY(5)	11.3%	11.0%	10.9%	10.8%	10.5%

(1)	U/W Base Rent includes contractual rent steps through July 30, 2018.

(2)	The Lakeside Shopping Center Property was 97.5% leased and 92.7% occupied by 129 tenants as of June 1, 2017. All outstanding rent concessions and gap rent have been reserved at origination of the Lakeside Shopping Center Whole Loan. The underwritten economic vacancy is included in the U/W Base Rent.

(3)	Percentage Rent Income represents overage rent in addition to base rent for gross tenant sales above a threshold. U/W Percentage Rent Income is based on the trailing 12-month period ending April 30, 2017.

(4)	Other income includes income from rubbish removal, advertising, storage and other miscellaneous income.

(5)	Debt service coverage ratios and debt yields are based on the Lakeside Shopping Center Whole Loan.

The following table presents certain information relating to comparable properties to the Lakeside Shopping Center Property:

Competitive Set(1)

	Lakeside Shopping Center (Subject)	Clearview Mall	The Esplanade	The Shops at Canal Place	Oakwood Center
Location	Metairie, LA	Metairie, LA	Kenner, LA	New Orleans, LA	Gretna, LA
Distance from Subject	--	1.6 miles	5.5 miles	6.7 miles	9.2 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Super-Regional Mall	Specialty Center	Super-Regional Mall
Year Built/Renovated	1960/2008	1966/2002	1984/2011	1982/2006	1966/2007
Anchors	Dillard’s, Macy’s, JC Penney, Dick’s Sporting Goods	Target, Sears, AMC Theatres, Bed Bath & Beyond	Dillard’s, Target, The Grand Theatre Image	Saks Fifth Avenue	Dillard’s, JC Penney, Dick’s Sporting Goods, Shoe Depot/Encore
Total GLA	1,211,349 SF	700,000 SF	965,858 SF	269,376 SF	907,145 SF
Sales PSF	$795	$285	$235	$625	$400
Total Occupancy	97.5%	90.0%	89.0%	98.0%	98.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Laguna Cliffs Marriott

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance(1):	$25,000,000	Specific Property Type:	Full Service
Cut-off Date Balance(1):	$25,000,000	Location:	Dana Point, CA
% of Initial Pool Balance:	3.4%	Size:	378 Rooms
Loan Purpose:	Refinance	Cut-off Date Balance Per Room(1):	$291,005
Borrower Name:	Regency Laguna LP	Year Built/Renovated:	1987/2010
Borrower Sponsor:	The Regents of The University of California	Title Vesting:	Fee
Mortgage Rate:	4.340%	Property Manager:	Interstate Management Company LLC
Note Date:	November 17, 2017	3rd Most Recent Occupancy (As of):	76.8% (12/31/2014)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of):	74.4% (12/31/2015)
Maturity Date:	December 11, 2027	Most Recent Occupancy (As of):	74.4% (12/31/2016)
IO Period:	120 months	Current Occupancy (As of):	76.2% (9/30/2017)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon	4th Most Recent NOI (As of):	$11,683,450 (12/31/2014)
Interest Accrual Method:	Actual/360	3rd Most Recent NOI (As of):	$12,074,091 (12/31/2015)
Call Protection(2):	L(24),GRTR 1% or YM(91),O(5)	2nd Most Recent NOI (As of):	$12,562,478 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management	Most Recent NOI (As of):	$13,061,454 (TTM 9/30/2017)
Additional Debt(1):	Yes	U/W Revenues:	$47,904,538
Additional Debt Type(1)(3):	Pari Passu; Future Mezzanine	U/W Expenses:	$34,334,926
U/W NOI:	$13,569,611
U/W NCF:	$11,174,385
U/W NOI DSCR(1):	2.80x
Escrows and Reserves:	U/W NCF DSCR(1):	2.31x
U/W NOI Debt Yield(1):	12.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.2%
Taxes	$0	Springing(4)	NAP	As-Is Appraised Value(7):	$224,000,000
Insurance	$0	Springing(4)	NAP	As-Is Appraisal Valuation Date(7):	October 25, 2017
FF&E Reserve	$0	(5)	NAP	Cut-off Date LTV Ratio(1) (7):	49.1%
PIP Reserve(6)	$13,520,759	$0	NAP	LTV Ratio at Maturity or ARD(1) (7):	49.1%

(1)	The Laguna Cliffs Marriott Whole Loan (as defined below), which had an original principal balance of $110,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $85,000,000 and is expected to be contributed to the BANK 2017-BNK9 trust. The non-controlling Note A-2 had an original principal balance of $25,000,000, has an outstanding principal balance of $25,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C42 Trust. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Laguna Cliffs Marriott Whole Loan.

(2)	Yield Maintenance is not required for any prepayment made in order to cure a net cash flow debt service coverage ratio based cash management trigger (“DSCR Trigger”). A DSCR Trigger occurs when the net cash flow debt service coverage ratio (including any applicable mezzanine debt, and based on a hypothetical 30-year amortization period) is less than 1.20x at the end of any calendar quarter.

(3)	The borrower may enter into a mezzanine loan secured by direct or indirect ownership interests in the borrower subject to the satisfaction of certain conditions, including: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed the combined loan-to-value ratio at closing, (iii) the combined debt service coverage ratio is not less than the combined debt service coverage ratio at closing, (iv) the combined debt yield is not less than the combined debt yield at closing, (v) the mezzanine loan must be a fixed rate loan and must be coterminous with Laguna Cliffs Marriott Whole Loan or freely prepayable without any premium or penalty from and after the maturity date of the Laguna Cliffs Marriott Mortgage Loan, (vi) the mortgage and mezzanine lenders enter into an intercreditor agreement and (vii) delivery of rating agency confirmation.

(4)	Ongoing monthly reserves for taxes and insurance are not required as long as (i) with respect to taxes, the Laguna Cliffs Marriott Borrower provides the lender with evidence that the Laguna Cliffs Marriott Property taxes have been paid; (ii) with respect to insurance premiums, the Laguna Cliffs Marriott Borrower provides the lender with evidence that the Laguna Cliffs Marriott Property is insured via an acceptable blanket policy and such policy is in full force and effect; and (iii) no Cash Trap Event Period has occurred and is continuing. A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default; or (ii) the debt service coverage ratio (including any applicable mezzanine debt, and based on a hypothetical 30-year amortization period) being less than 1.20x at the end of any calendar quarter; provided, however, that the Laguna Cliffs Marriott Borrower may make a voluntary prepayment without yield maintenance or prepayment premium in an amount sufficient to reduce the outstanding principal balance of the Laguna Cliffs Marriott Loan to prevent such debt service coverage ratio trigger.

(5)	Ongoing monthly reserves for FF&E reserve are required at the amount of $197,783 for the first month and thereafter an amount equal to 1/12 of 5% of the operating income of the preceding calendar year.

(6)	The Laguna Cliffs Marriott Borrower deposited $13,520,759 ($35,769/room) for the initial PIP reserve. The total estimated cost of the PIP is approximately $18.5 million; however, the borrower has already incurred approximately $5.1 million in costs.

(7)	The LTV shown is based on the appraiser’s Hypothetical Value Upon Completion, which assumes certain outstanding PIP work has been completed. The related PIP work was reserved for upon the origination of the Laguna Cliffs Property Whole Loan. Based on the as-is appraised value of $197,700,000 (as of October 25, 2017), the Cut-off Date LTV Ratio is approximately 55.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAGUNA CLIFFS MARRIOTT

The Laguna Cliffs Marriott Mortgage Loan is part of a whole loan (the “Laguna Cliffs Marriott Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee interest in a 378-room full service hotel located in Dana Point, California (the “Laguna Cliffs Marriott Property”). See “Description of the Mortgage Pool—The Whole Loans—Laguna Cliffs Marriott Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$85,000,000	BANK 2017-BNK9 (expected)	Yes
A-2	$25,000,000	WFCM 2017-C42	No
Total	$110,000,000

Sources and Uses

Sources			Uses
Original loan amount	$110,000,000	100.0%	Loan Payoff	$89,615,334	81.5%
			PIP Reserve(1)	13,520,759	12.3
			Return of Equity	4,872,812	4.4
			Closing Costs	1,991,094	1.8
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

(1)	The total estimated cost of the PIP is approximately $18.5 million; however, the borrower has already incurred approximately $5.1 million in costs.

The Laguna Cliffs Marriott Property, known as the Marriott Laguna Cliffs Resort & Spa Dana Point, consists of a 378-room full-service resort hotel located atop a cliff overlooking the Pacific Ocean and Dana Point Harbor in Dana Point, California. The Laguna Cliffs Marriott Property comprises one expansive four-story building connected by a series of walkways that features Victorian-style architecture with red gabled roofs. The Laguna Cliffs Marriott Property is one of only two Marriott hotels located directly along the coast in Orange County. The Laguna Cliffs Marriott Property contains 198 king guestrooms, 164 double guestrooms, 11 one-bedroom suites, 4 studio suites and 1 king suite. Since 2004, the property has undergone various upgrades and renovations, including the construction of the 14,000 square foot spa and 30 additional guestrooms in 2004, and an approximately $21.0 million ($55,555 per room) renovation in 2008. This 2008 renovation included upgrades to the guestrooms, meeting space and swimming pool facilities. An additional $18.5 million property improvement plan (“PIP”) ($48,942 per room) is expected to include a complete renovation of guestrooms, guestroom bathrooms and corridors, as well as the refurbishment of the meeting space and restaurants. Work has commenced on the Laguna Cliffs Marriott Property with room renovations expected to begin in December 2017 with completion planned for May 2018.

The Laguna Cliffs Marriott Property offers two full-service restaurants, two outdoor swimming pools with whirlpools and a splash playground, fitness center, on-site rental station for bicycles, boogie boards and surfboards, full-service spa, tennis court, children’s center, and a car-rental service. The spa at the Laguna Cliffs Marriott Property features men’s & women’s saunas and steam rooms, indoor whirlpool, relaxation area and a hair salon. The Laguna Cliffs Marriott Property contains approximately 18,654 square feet of indoor meeting space plus 18,500 square feet of outdoor meeting space. The Laguna Cliffs Marriott Property includes a 462-space valet garage (1.2 spaces per key). According to the appraisal, the Laguna Cliffs Marriott Property generates approximately 60% of its room revenue from transient demand and 40% from meeting and group demand. The hotel franchise agreement with Marriott International, Inc. expires on April 17, 2020.

The Laguna Cliffs Marriott Property is located in Dana Point, California, just west of the Pacific Coast Highway. The Laguna Cliffs Marriott Property is located approximately 65 miles north of San Diego, 59 miles south of Los Angeles, and 25 miles south of the Orange County John Wayne Airport. According to the appraisal, Dana Point is one of Southern California’s iconic coastal destinations and is bordered by the cities of Laguna Niguel and Laguna Beach to the north, San Juan Capistrano to the east, and San Clemente to the south. Dana Point, California is well known for its beaches and modern 2500-slip yacht harbor, located 0.4 miles southwest of the Laguna Cliffs Marriott Property. Since 1972, the Dana Point Harbor has hosted the annual Festival of Whales that attracts approximately 100,000 visitors over two weekends each December. The Dana Point Harbor is expected to undergo a $200 million redevelopment via a private-public partnership. The project is expected to include more than 116,000 square feet of commercial retail space, including restaurant and outdoor dining, retail and market hall/food court, marine related retail, office space and a surfing museum. Construction on street improvements began in July 2017, and the remainder of the project is expected to commence in January 2018 with construction scheduled for December 2018 to December 2025.

Dana Point offers year-round outdoor recreation opportunities, such as Doheny State Beach, one of California’s most popular beach facilities with over two million visitors per year, located approximately 0.4 miles southeast of the Laguna Cliffs Marriott Property. Doheny State Beach comprises 62 acres of open space and offers camping, picnicking, swimming, surfing, bicycling, whale watching, and tide pool exploration. Other beaches in Dana Point include Salt Creek Beach, Monarch Beach, Dana Strands Beach, Baby Beach, Poche Beach and Capistrano County Beach, all of which are within 3.2 miles of the Laguna Cliffs Marriott Property. According to a third party market report, the estimated 2017 population within a three- and five-mile radius of the Laguna Cliffs Marriott Property was 66,580 and 151,000, respectively. The average household income within the same radii was $136,567 and $140,958, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

LAGUNA CLIFFS MARRIOTT

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Laguna Cliffs Marriott Property:

Cash Flow Analysis

	2015	2016	TTM 9/30/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	74.4%	74.4%	76.2%	76.2%
ADR	$215.08	$213.13	$223.02	$227.00
RevPAR	$160.00	$158.53	$169.91	$172.95

Room Revenue	$22,074,831	$21,931,962	$23,442,914	$23,861,275	49.8%	$63,125
F&B Revenue	17,439,933	17,253,690	18,232,507	18,232,507	38.1	$48,234
Other Revenue(1)	5,072,434	5,444,253	5,810,756	5,810,756	12.1	$15,372
Total Revenue	$44,587,198	$44,629,905	$47,486,177	$47,904,538	100.0%	$126,732

Total Department Expenses	17,505,378	17,086,824	18,562,248	18,672,444	39.0	49,398
Gross Operating Profit	$27,081,820	$27,543,081	$28,923,929	$29,232,094	61.0%	$77,334

Total Undistributed Expenses	12,516,439	12,443,771	13,337,531	13,279,210	27.7	35,130
Profit Before Fixed Charges	$14,565,381	$15,099,310	15,586,398	$15,952,884	33.3%	$42,203

Total Fixed Charges	2,491,290	2,536,832	2,524,944	2,383,272	5.0	6,305

Net Operating Income	$12,074,091	$12,562,478	$13,061,454	$13,569,611	28.3%	$35,898
FF&E	0	0	0	2,395,227	5.0	$6,337
Net Cash Flow	$12,074,091	$12,562,478	$13,061,454	$11,174,385	23.3%	$29,562

NOI DSCR(2)	2.49x	2.60x	2.70x	2.80x
NCF DSCR(2)	2.49x	2.60x	2.70x	2.31x
NOI DY(2)	11.0%	11.4%	11.9%	12.3%
NCF DY(2)	11.0%	11.4%	11.9%	10.2%

(1)	Other Revenue consists of parking, spa and health club income, resort fees, and miscellaneous income.
(2)	Calculated based on the Laguna Cliffs Marriott Whole Loan.

The following table presents certain information relating to the Laguna Cliffs Marriott Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Laguna Cliffs Marriott			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 9/30/2015	79.5%	$210.65	$167.49	74.8%	$213.36	$159.62	94.1%	101.3%	95.3%
TTM 9/30/2016	78.8%	$216.83	$170.83	72.5%	$211.54	$153.34	92.0%	97.6%	89.8%
TTM 9/30/2017	79.8%	$221.19	$176.48	76.2%	$223.02	$169.91	95.5%	100.8%	96.3%

(1)	Information obtained from a third party hospitality report dated October 17, 2017. The competitive set includes the following hotels: Marriott Newport Beach Hotel and Spa, Hyatt Regency Newport Beach, Rancho Bernardo Inn, Hilton La Jolla Torrey Pines, Hilton Huntington Beach Waterfront Resort, Balboa Bay Resort, and Hyatt Regency Huntington Beach and Spa.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Laguna Cliffs Marriott Property are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – One Lakeshore Center

Loan Information				Property Information
Mortgage Loan Seller:	Well Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$23,950,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$23,950,000			Location:	Ontario, CA
% of Initial Pool Balance:	3.2%			Size:	176,813 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$135.45
Borrower Name:	MGR Holdings 1, LLC			Year Built/Renovated:	1990/NAP
Borrower Sponsor:	Michael G. Rademaker			Title Vesting:	Fee
Mortgage Rate:	4.570%			Property Manager:	Self-managed
Note Date:	November 17, 2017			4th Most Recent Occupancy(3):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	78.4% (12/31/2014)
Maturity Date:	December 11, 2027			2nd Most Recent Occupancy (As of):	79.8% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of):	83.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	93.8% (11/2/2017)
Seasoning:	0 months
Amortization Term (Original):	360			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon			4th Most Recent NOI (As of):	$1,409,099 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$1,399,089 (12/31/2015)
Call Protection:	L(24),GRTR 1% or YM(92),O(4)			2nd Most Recent NOI (As of):	$1,550,209 (12/31/2016)
Lockbox Type:	Springing			Most Recent NOI (As of):	$1,793,697 (TTM 9/30/2017)
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine			U/W Revenues:	$4,360,162
				U/W Expenses:	$1,860,813
				U/W NOI:	$2,499,349
				U/W NCF:	$2,237,364
Escrows and Reserves:				U/W NOI DSCR :	1.70x
				U/W NCF DSCR :	1.52x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield :	10.4%
Taxes	$99,810	$33,270	NAP	U/W NCF Debt Yield :	9.3%
Insurance	$9,194	$4,597	NAP	As-Is Appraised Value:	$36,850,000
Replacement Reserves	$0	$7,073	NAP	As-Is Appraisal Valuation Date:	August 30, 2017
TI/LC Reserves	$500,000	$22,102	$500,000	Cut-off Date LTV Ratio:	65.0%
Rent Concession Reserve	$37,854	$0	NAP	LTV Ratio at Maturity or ARD:	59.5%
Springing Farmers Reserve(2)	$0	Springing	NAP

(1)	The owner of the borrower is permitted to incur mezzanine debt secured by 100% of its ownership interests in the borrower, provided certain conditions are met, including but not limited to (i) the combined debt service coverage ratio is equal to or greater than 1.33x; (ii) the combined loan-to-value ratio does not exceed 65%; (iii) the delivery of an intercreditor agreement in form and substance acceptable to lender; and (iv) rating agency confirmation with respect to the proposed mezzanine financing.

(2)	The borrower is required to deposit an amount equal to $500,000 upon the earlier of (i) Farmers Insurance giving written notice of its intent not to renew or extend its lease or (ii) the tenant’s lease expiration date (July 31, 2018).

(3)	See “Historical Occupancy” section below.

The One Lakeshore Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in an office complex totaling 176,813 square feet and located in Ontario, California (the “One Lakeshore Center Property”), within the Centrelake Business Park. Constructed in 1990 on a 6.7-acre site, the One Lakeshore Center Property consists of one 8-story office building, one 2-story office building and a 2-level concrete parking garage. The two office buildings share approximately 161 surface parking spaces and 458 garage spaces for a total of 619 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of rentable area. The Riverside-San Bernardino-Ontario Metropolitan Statistical Area (“Inland Empire MSA”) has a 2016 estimated population of 4.5 million people; while the 2016 estimated average household income is $75,777. As of November 2, 2017 the One Lakeshore Center Property was 93.8% occupied by 29 tenants.

According to a third party research report, the One Lakeshore Center Property is located in the Airport Area office submarket of the Inland Empire office market. As of the third quarter of 2017 the Airport Area office submarket contained a total inventory of 13.1 million square feet with a vacancy rate of 8.0%. The appraiser concluded to an average market rent at the One Lakeshore Center Property of $27.00 per square foot, gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE LAKESHORE CENTER

Sources and Uses

Sources			Uses
Original loan amount	$23,950,000	62.8%	Purchase price	$36,850,000	96.6%
Sponsor’s new cash contribution	14,189,964	37.2	Reserves	646,858	1.7
			Closing costs	643,106	1.7
Total Sources	$38,139,964	100.0%	Total Uses	$38,139,964	100.0%

The following table presents certain information relating to the tenancies at the One Lakeshore Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Farmers Insurance(3)	NR/A2/A	27,049	15.3%	$27.60	$746,553	17.0%	7/31/2018(4)
Marcus & Millichap	NR/NR/NR	13,163	7.4%	$25.18	$331,397	7.6%	11/30/2020(5)
Regus (RGN Ontario)	NR/NR/NR	12,733	7.2%	$26.04	$331,567	7.6%	8/31/2022(6)
McCune Wright LLP(7)	NR/NR/NR	11,404	6.4%	$26.73	$304,882	7.0%	1/31/2022(8)
Body Contour Centers	NR/NR/NR	10,771	6.1%	$28.68	$308,861	7.0%	1/31/2028(9)
Total Major Tenants		75,120	42.5%	$26.93	$2,023,260	46.2%

Non-Major Tenants		90,696	51.3%	$26.01	$2,358,923	53.8%

Occupied Collateral Total		165,816	93.8%	$26.43	$4,382,183	100.0%

Vacant Space		10,997	6.2%

Collateral Total		176,813	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2018.

(3)	Farmers Insurance is currently not utilizing approximately 5,000-6,000 square feet of its space.

(4)	Farmers Insurance has one, 5-year lease renewal option.

(5)	Marcus & Millichap has one, 5-year lease renewal option.

(6)	Regus (RGN Ontario) has one, 5-year lease renewal option.

(7)	McCune Wright LLP is currently not utilizing approximately 2,000-3,000 square feet of its space.

(8)	McCune Wright LLP has one, 5-year lease renewal option.

(9)	Body Contour Centers has one, 5-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE LAKESHORE CENTER

The following table presents certain information relating to the lease rollover schedule at the One Lakeshore Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	2,504	1.4%	2,504	1.4%	$0	0.0%	$0.00
2018	6	34,665	19.6%	37,169	21.0%	$939,674	21.4%	$27.11
2019	2	10,097	5.7%	47,266	26.7%	$260,848	6.0%	$25.83
2020	9	44,292	25.1%	91,558	51.8%	$1,183,247	27.0%	$26.71
2021	5	19,038	10.8%	110,596	62.5%	$512,896	11.7%	$26.94
2022	7	44,449	25.1%	155,045	87.7%	$1,176,657	26.9%	$26.47
2023	0	0	0.0%	155,045	87.7%	$0	0.0%	$0.00
2024	0	0	0.0%	155,045	87.7%	$0	0.0%	$0.00
2025	0	0	0.0%	155,045	87.7%	$0	0.0%	$0.00
2026	0	0	0.0%	155,045	87.7%	$0	0.0%	$0.00
2027	0	0	0.0%	155,045	87.7%	$0	0.0%	$0.00
Thereafter	1	10,771	6.1%	165,816	93.8%	$308,861	7.0%	$28.68
Vacant	0	10,997	6.2%	176,813	100.0%	$0	0.0%	$0.00
Total/Weighted Average	31	176,813	100.0%			$4,382,183	100.0%	$26.43

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the One Lakeshore Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	11/2/2017(3)(4)
NAV	78.4%	79.8%	83.6%	93.8%

(1)	Historical Occupancy prior to 2014 is not available, as the borrower recently acquired the One Lakeshore Center Property and such information was not provided by the seller.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

(4)	Since March 2017, the seller signed new leases with three tenants accounting for 11.5% of the net rentable area.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the One Lakeshore Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 9/30/2017	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,934,172	$3,024,009	$3,183,590	$3,530,889	$4,382,183		100.5	$24.78
Grossed Up Vacant Space	0	0	0	0	296,919		6.8	1.68
Total Reimbursement	71,957	52,810	117,702	191,077	120,891		2.8	0.68
Other Income(1)	30,245	20,264	24,765	45,062	28,079		0.6	0.16
Less Vacancy & Credit Loss	0	0	0	0	(467,910)	(2)	(10.7)	(2.65)
Effective Gross Income	$3,036,374	$3,097,083	$3,326,057	$3,767,028	$4,360,162		100.0%	$24.66

Total Operating Expenses	$1,627,275	$1,697,994	$1,775,848	$1,973,331	$1,860,813		42.7%	$10.52

Net Operating Income	$1,409,099	$1,399,089	$1,550,209	$1,793,697	$2,499,349	(3)	57.3%	$14.14
Capital Expenditures	0	0	0	0	84,870		1.9	0.48
TI/LC	0	0	0	0	177,115		4.1	1.00
Net Cash Flow	$1,409,099	$1,399,089	$1,550,209	$1,793,697	$2,237,364		51.3%	$12.65

NOI DSCR	0.96x	0.95x	1.06x	1.22x	1.70x
NCF DSCR	0.96x	0.95x	1.06x	1.22x	1.52x
NOI DY	5.9%	5.8%	6.5%	7.5%	10.4%
NCF DY	5.9%	5.8%	6.5%	7.5%	9.3%

(1)	Other income includes parking, fees and other miscellaneous income.

(2)	The underwritten economic vacancy is 10.0%. The One Lakeshore Center Property was 93.8% physically occupied as of November 2, 2017.

(3)	U/W Net Operating Income is higher than TTM 9/30/2017 due primarily to new leases being signed with three tenants since March 2017 accounting for 11.5% of the net rentable area and 13.4% of underwritten base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ONE LAKESHORE CENTER

The following table presents certain information relating to comparable Office leases for the One Lakeshore Center Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type

Ontario Airport Towers 2855 E. Guasti Road Ontario, CA	2008/NAP	6	147,728	0.6 miles	PBK, Inc.	March 2016 / 5.0 Yrs	3,807	$28.20	Gross
Empire Towers I 3633 Inland Empire Blvd. Ontario, CA	1991/NAP	9	178,021	1.2 miles	Robert Half International	August 2017 / 3.0 Yrs	7,531	$27.00	Gross
Empire Towers I 3633 Inland Empire Blvd. Ontario, CA	1991/NAP	9	178,021	1.2 miles	King & Associates	July 2017 / 3.0 Yrs	2,166	$27.00	Gross
Empire Towers V 3990 Concours St. Ontario, CA	2007/NAP	5	124,529	1.5 miles	Bank of California	February 2017 / 3.0 Yrs	6,662	$26.40	Gross
Empire Towers IV 3800 Concours St. Ontario, CA	2004/NAP	3	75,651	1.3 miles	National University	October 2017 / 3.0 Yrs	12,902	$25.20	Gross
Centrelake/Havengate 3401 Centrelake Drive Ontario, CA	1989/NAP	6	194,158	0.3 miles	NCS Pearson Inc	August 2017 / 3.0 Yrs	1,778	$26.99	Gross

(1)	Information obtained from the appraisal and a third party research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – River Park I

Loan Information				Property Information
Mortgage Loan Seller:	Starwood Mortgage Funding II LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$20,300,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$20,300,000			Location:	Conshohocken, PA
% of Initial Pool Balance:	2.7%			Size:	167,663 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$121.08
Borrower:	FDS River Park I, LLC			Year Built/Renovated:	1950/1999
Borrower Sponsors:	FD Stonewater, LLC; Jeffery Toporek;			Title Vesting:	Fee
	Richard Mann; David Stade; Claiborne			Property Manager:	BPG Real Estate Services LLC
	Williams; Joseph Delogu; David			4th Most Recent Occupancy (As of):	91.9% (12/31/2013)
	Alperstein; Andrew Schwartzman			3rd Most Recent Occupancy (As of):	91.9% (12/31/2014)
Mortgage Rate(1):	4.478%			2nd Most Recent Occupancy (As of):	91.9% (12/31/2015)
Note Date:	November 20, 2017			Most Recent Occupancy (As of):	91.9% (12/31/2016)
Anticipated Repayment Date(2):	December 6, 2027			Current Occupancy (As of)(4):	100.0% (10/1/2017)
Maturity Date(2):	December 6, 2029
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing ARD			4th Most Recent NOI (As of):	$1,807,973 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$2,269,144 (12/31/2015)
Call Protection:	L(18),GRTR 1% or YM(97),O(5)			2nd Most Recent NOI (As of):	$2,045,940 (12/31/2016)
Lockbox Type:	Hard/Upfront Cash Management			Most Recent NOI (As of):	$2,276,387 (TTM 8/31/2017)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,904,424
				U/W Expenses:	$1,544,611
				U/W NOI:	$2,359,814
				U/W NCF:	$2,068,894
Escrows and Reserves:				U/W NOI DSCR:	1.92x
				U/W NCF DSCR:	1.68x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	11.6%
Taxes	$107,943	$27,944	NAP	U/W NCF Debt Yield:	10.2%
Insurance	$29,345	$3,668	NAP	As-Is Appraised Value(5):	$34,100,000
Replacement Reserves	$0	$3,743	NAP	As-Is Appraisal Valuation Date(5):	September 20, 2017
Other(3)	$4,175,948	$0	NAP	Cut-off Date LTV Ratio:	59.5%
				LTV Ratio at Maturity or ARD:	48.1%

(1)	The River Park I Mortgage Loan (as defined below) is structured to comply with Islamic Law (Shari’ah). Please refer to “Risks Relating to the Mortgage Loans–Risks Relating to Shari’ah Compliant Loans” in the preliminary prospectus.

(2)	Interest on the River Park I Mortgage Loan accrues at an interest rate of 4.478% per annum (the “Initial Interest Rate”) through the anticipated repayment date of December 6, 2027. After the anticipated repayment date, if the River Park I Mortgage Loan remains outstanding, (a) all excess cash flow with respect to the River Park I Property (as defined below) is required to be applied to repay the River Park I mortgage loan and (b) the River Park I Mortgage Loan will accrue interest at an interest rate equal to the sum of (x) the Initial Interest Rate plus (y) 4.000% (“Extended Term Interest Rate”) through the final maturity date of December 6, 2029, with all interest accrued over the Extended Term Interest Rate deferred and due and payable with the repayment of the River Park I Mortgage Loan in full.

(3)	The Upfront Other Reserve represents $3,446,661 for outstanding tenant improvement obligations for Reimbursement Technologies, Inc. (“RTI”), $574,972 for an HVAC reserve and $154,495 for a RTI free rent reserve.

(4)	RTI leases 164,613 square feet at the River Park I Property. RTI currently occupies 151,031 square feet and has a signed lease to expand into an additional 13,582 square feet. RTI is expected to take possession of the expansion space in January 2018 and commence paying rent in July 2018. The borrower deposited a rent gap reserve equal to six months’ rent ($154,495) at origination.

(5)	The appraiser concluded to an “as-is” appraised value based on a hypothetical condition of $34,100,000 with an appraisal valuation date of September 20, 2017. The “as-is” appraised value based on a hypothetical condition assumes the lease-up costs related to RTI’s expansion space are fully escrowed at closing. At origination of the River Park I mortgage loan, the borrower deposited $3,446,661 for outstanding tenant improvements, $574,972 for capital expenditures related to HVAC replacement and $154,495 for a RTI free rent reserve. The “as-is” appraised value is $30,900,000 with a valuation date of September 20, 2017. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the “as-is” appraised value are 65.7% and 53.1%, respectively.

The mortgage loan (the “River Park I Mortgage Loan”) is evidenced by a single promissory note secured by the fee interest in a two-building, one- and four-story office complex located in Conshohocken, Pennsylvania (the “River Park I Property”). The River Park I Property was developed in two phases, with the original one-story building built in 1950 and the second four-story building developed in 1999. The River Park I Property consists of 167,663 square feet and is situated on a 14.4-acre site. The River Park I Property serves as the headquarters and primary location for RTI. An original occupant of the building following the 1999 renovation, the company moved to the River Park I Property in 2000, largely due to the light rail access. RTI originally occupied approximately 80,000 square feet, expanding to approximately 119,000 square feet in 2008. Following several additional expansions, including its most recent in January 2017, RTI is now leasing 98.2% of the River Park I Property and 164,613 square feet in total. RTI, a division

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIVER PARK I

of Envision Healthcare (NYSE: EVHC), was founded in Conshohocken in 1991 to provide comprehensive service-oriented billing and financial management services primarily to emergency department physicians. Since then, RTI has grown into a firm with more than 740 employees and processes the billing for over nine million emergency patients annually for physicians in 35 states.

Envision Healthcare is a provider of physician outsourcing services focused on emergency medicine, hospitalists, anesthesiology, radiology and neonatology. The company is also a operator of more than 250 ambulatory surgery centers. The River Park I Property contains 670 surface parking spaces, resulting in a parking ratio of 4.0 spaces per 1,000 square feet of rentable area. As of October 1, 2017, the River Park I Property was 100.0% occupied by two tenants.

The River Park I Property is located in Conshohocken, Pennsylvania, within the Conshohocken office submarket of the greater Philadelphia metro market. The River Park I Property benefits from its proximity to the Miquon SEPTA Station, part of the Regional Norristown train line which connects Center City Philadelphia to Norristown, Pennsylvania, which is about seven miles northwest of the River Park I Property. According to the appraisal, the estimated 2017 population within a one, three and five-mile radius of the River Park I Property was 3,326, 66,868, and 255,174, respectively; and the median household income within the same radii was $194,073, $92,497 and $82,622, respectively.

Sources and Uses

Sources			Uses
Original loan amount	$20,300,000	56.6%	Purchase price	$30,640,000	85.4%
Sponsor’s new cash contribution	15,558,758	43.4	Reserves	4,313,236	12.0
			Closing costs	905,522	2.5

Total Sources	$35,858,758	100.0%	Total Uses	$35,858,758	100.0%

The following table presents certain information relating to the tenancy at the River Park I Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
RTI(3)	NR/B3/BB-	164,613	98.2%	$22.75	$3,744,946	99.7%	10/31/2029(4)
Kafe Mona Lisa	NR/NR/NR	3,050	1.8%	$3.93	$12,000	0.3%	10/31/2018
Total Major Tenants		167,663	100.0%	$22.41	$3,756,946	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		167,663	100.0%	$22.41	$3,756,946	100.0%

Vacant Space		0	0.0%

Collateral Total		167,663	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2018, totaling $37,758.

(3)	RTI currently occupies 151,031 square feet and has a signed lease to expand into an additional 13,582 square feet. RTI is expected to take possession of the expansion space in January 2018 and commence paying rent in July 2018. The borrower deposited a RTI free rent reserve equal to six months’ rent ($154,495) at origination.

(4)	RTI has two, five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIVER PARK I

The following table presents certain information relating to the lease rollover schedule at the River Park I Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	1	3,050	1.8%	3,050	1.8%	$12,000	0.3%	$3.93
2019	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
2020	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
2021	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
2022	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
2023	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
2024	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
2025	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
2026	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
2027	0	0	0.0%	3,050	1.8%	$0	0.0%	$0.00
Thereafter	1	164,613	98.2%	167,663	100.0%	$3,744,946	99.7%	$22.75
Vacant	0	0	0.0%	167,663	100.0%	$0	0.0%	$0.00
Total/Weighted Average	2	167,663	100.0%			$3,756,946	100.0%	$22.41

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the River Park I Property:

Historical Occupancy(1)

12/31/2014	12/31/2015	12/31/2016	10/1/2017(2)
91.9%	91.9%	91.9%	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	RTI currently occupies 151,031 square feet and has a signed lease to expand into an additional 13,582 square feet. RTI is expected to take possession of the expansion space in January 2018 and commence paying rent in July 2018. The borrower deposited a RTI free rent reserve equal to six months’ rent ($154,495) at origination.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating history and underwritten net cash flow at the River Park I Property:

Cash Flow Analysis

	2014	2015	2016	TTM 8/31/2017	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,697,829	$3,399,578	$3,211,006	$3,394,185	$3,756,946	(1)	96.2%	$22.41
Grossed Up Vacant Space	0	0	0	0	0		0.0	0.00
Total Reimbursables	647,292	593,064	487,142	352,022	335,326		8.6	2.00
Other Income	0	1,811	433	867	0		0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(187,847	)(2)	(4.8)	(1.12)
Effective Gross Income	$3,345,121	$3,994,453	$3,698,581	$3,747,074	$3,904,424		100.0%	$23.29

Total Operating Expenses	$1,537,148	$1,725,309	$1,652,641	$1,470,687	$1,544,611		39.6%	$9.21

Net Operating Income	$1,807,973	$2,269,144	$2,045,940	$2,276,387	$2,359,814		60.4%	$14.07
TI/LC	0	0	0	0	243,628		6.2	1.45
Capital Expenditures(3)	0	0	501,188	437,572	47,292		1.2	0.28
Net Cash Flow	$1,807,973	$2,269,144	$1,544,752	$1,838,815	$2,068,894		53.0%	$12.34

NOI DSCR	1.47x	1.84x	1.66x	1.85x	1.92	x
NCF DSCR	1.47x	1.84x	1.25x	1.49x	1.68	x
NOI DY	8.9%	11.2%	10.1%	11.2%	11.6%
NCF DY	8.9%	11.2%	7.6%	9.1%	10.2%

(1)	U/W Base Rent includes contractual rent steps through June 2018, totaling $37,758.

(2)	The underwritten economic vacancy is 5.0%. The River Park I Property was 100.0% leased as of October 1, 2017.

(3)	2016 and TTM 8/31/2017 Capital Expenditures include full roof replacement, HVAC replacements and façade cleaning to prepare for the sale of the asset.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RIVER PARK I

The following table presents certain information relating to comparable office leases for the River Park I Property:

Comparable Leases(1)

Property Name/Location	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Spring Mill Corporate Center 1100 E. Hector Street Conshohocken, PA	1.7 miles	Muhlenhaupt & Company	Jan. 2015 / 36 Mos.	1,960	$25.00	FSG + Electric
Millennium I 20 Ash Street Conshohocken, PA	2.7 miles	Stifel Nicolaus (Renewal)	Jul. 2016 / 121 Mos.	18,218	$30.50	FSG + Electric
Millennium II 225 Washington Street Conshohocken, PA	2.6 miles	Amerisourcebergen	Sep. 2015 / 64 Mos.	35,555	$30.50	FSG + Electric
401 Plymouth Road 401 Plymouth Road Plymouth Meeting, PA	4.5 miles	CBIZ (Renewal)	Sep. 2016 / 135 Mos.	54,552	$31.75	Gross + Electric
518 E. Township Line Road 518 E. Township Line Road Blue Bell, PA	5.9 miles	RSM	May 2017 / 138 Mos.	45,000	$25.25	FSG + Electric
1050 Westlakes Drive 1050 Westlakes Drive Berwyn, PA	12.6 miles	TE Connectivity	Feb. 2018 / 120 Mos.	80,134	$27.31	MG
151 S. Warner Road 151 S. Warner Road Upper Merion, PA	8.7 miles	The Judge Group	Aug. 2016 / 180 Mos.	84,066	$23.00	NNN
935 First Avenue 935 First Avenue King of Prussia, PA	9.8 miles	Radial Inc.	Dec. 2016 / 180 Mos.	103,334	$18.00	NNN

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C42	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.